OFFERING CIRCULAR

STONE BANCSHARES, INC.

802 East Main Street

Mountain View, Arkansas 72560

(870) 269-7311

1,000,000 Shares of Common Stock, $0.01 Par Value

$14.00 per share  Minimum Purchase:  100 Shares

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Prior to this offering there has been no public market for shares of Stone Bancshares, Inc. (the “Company”).  Due to the limited nature of this offering, it is unlikely that such a market will develop as a result of this offering. See “Plan of Distribution" herein for further information with respect to sales of the common stock of the Company (the “Common Stock”).  An investment in the Common Stock involves a high degree of risk.  See “Risk Factors” on Page 2.  The Common Stock is offered by the Company to existing shareholders only, subject to prior sale, its right to reject orders in whole or in part, and certain other conditions.  The Common Stock will be offered and sold pursuant to the exemption provided in Regulation A of the Securities and Exchange Commission, Section 23-42-503(a)(3) of the Arkansas Securities Act and exemptions in other states for offers and sales to existing shareholders.

Offer	Price to Purchaser	Underwriting Discounts or Commissions (2)	Proceeds to Company (3)	Proceeds to other persons
Per Share (1)	$14.00	$-0-	$14.00	-0-
Total Minimum (4)	$5,000,000	$-0-	$5,000,000	-0-
Total Maximum (5)	$ 14,000,000	$-0-	$ 14,000,000	-0-

(1)The purchase price of $14.00 per share is payable in cash.

(2)There is no underwriter and, therefore, no underwriting discount. The Common Stock is being offered on a best efforts basis solely by certain officers and directors of the Company who will not be paid a selling commission.

(3)Before deducting certain expenses payable by the Company in connection with the offering, including legal and accounting fees, not expected to exceed $60,000.00.

(4)If the minimum number of shares are not sold before the termination of the offering, any funds received will be returned to subscribers.  However, there will be no escrow of subscriber funds.

(5)Based on the sale and issuance of all 1,000,000 of the shares offered.  The offering will be terminated no later than February 28, 2018 unless extended by the Company for an additional period of up to 60 days.

The date of this Offering Circular is December 6, 2017.

TABLE OF CONTENTS

Preliminary Notices	3
Summary of the Offering	4
Risk Factors	5
Dilution	12
Use of Proceeds	12
The Company	12
The Bank	12
Management Discussion and Analysis of Financial Condition and Results of Operation	23
Analysis of Financial Condition	28
Management	42
Plan of Distribution	47
Securities Being Offered	48
Compensation of Directors and Executive Officers	49
Security Ownership of Management and Certain Shareholders	50
Company Stock Plans	51
Interest of Management and Others in Certain Transactions	53
Indemnification of Officers and Directors	53
Legal Opinion	54
Independent Accountants	54
Reports to Shareholders	54

Exhibits
“A” Audited Financial Statements of the Company– For Period Ended December 31, 2016
“B” Unaudited Financial Statements of the Company for the Six (6) Month Period Ended June 30, 2017
“C” Audited Financial Statements of Stone Bank for years ended December 31, 2016 and 2015
“D” Articles of Incorporation of the Company
“E” Bylaws of the Company
“F” Subscription Agreement

PRELIMINARY NOTICES

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED BY THIS DOCUMENT IN ANY STATE OR TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. THE DELIVERY OF THIS DOCUMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

THE PURCHASE OF THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK TO THE PURCHASER (SEE “RISK FACTORS”). THE PRINCIPAL RISKS ASSOCIATED WITH THIS OFFERING ARE LIMITED OPERATING HISTORY, LIMITED CAPITAL AND LACK OF MARKETABILITY OF THE COMMON STOCK. (SEE “RISK FACTORS”).

THE SHARES OFFERED IN THIS OFFERING CIRCULAR ARE NOT SAVINGS OR BANK ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (“FDIC”) OR ANY OTHER GOVERNMENTAL AGENCY.

THIS OFFERING CIRCULAR CONTAINS "FORWARD-LOOKING STATEMENTS" RELATING TO, WITHOUT LIMITATION, FUTURE ECONOMIC PERFORMANCE, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, AND PROJECTIONS OF REVENUES AND OTHER FINANCIAL ITEMS THAT ARE BASED ON THE BELIEFS OF THE COMPANY'S MANAGEMENT, AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY'S MANAGEMENT.  THE WORDS "EXPECT", "ANTICIPATE" AND "BELIEVE", AS WELL AS SIMILAR EXPRESSIONS, ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS.  THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND THE COMPANY'S OPERATING PERFORMANCE IS SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES INCLUDING THOSE THAT ARE DISCUSSED IN THE "RISK FACTORS" SECTION OF THIS OFFERING CIRCULAR.

SUMMARY OF THE OFFERING

The following is a summary of information appearing elsewhere in this Offering Circular. The information in this summary does not purport to be complete, comprehensive or definitive, and is qualified in its entirety by the information appearing elsewhere in this Offering Circular.

The Company

Stone Bancshares, Inc. (the “Company” which may also be referred to in this offering circular as “we”, “us” or “our”) is an Arkansas corporation which was incorporated on November 12, 2015.  We are registered with the Board of Governors of the Federal Reserve System as a financial holding company under the Bank Holding Company Act of 1956, as amended.  We have one subsidiary, Stone Bank, an Arkansas state chartered bank.  Our business consists of the business and management of Stone Bank.  The main office of the Company is located at 802 East Main Street, Mountain View, Arkansas, the main office of Stone Bank. (See “The Company”)

The Bank

Stone Bank (the “Bank”) formerly known as Ozark Heritage Bank, National Association, is a state bank organized under the banking laws of the State of Arkansas.  In 2009, the Bank was organized as a national bank through the purchase of all of the outstanding stock of the First National Bank of Altheimer, in Altheimer, Arkansas (FNB-A).  As a part of the stock purchase transaction and the approval by the Office of the Comptroller of the Currency (“OCC”), the bank charter of FNB-A was relocated to Mountain View, Arkansas where the main office of the Bank is presently located.  The Bank was converted to a state bank effective August 5, 2015 and the name changed to “Stone Bank”.

The Bank operates from a main office and corporate headquarters at 802 East Main Street, Mountain View, Arkansas and from branch banks in White Hall, Harrison and Little Rock, Arkansas. (See “The Bank - General”)

The Offering

We are offering to existing shareholders only up to 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at a price of 14.00 per share to be paid in cash upon subscription, with a minimum subscription amount of one-hundred (100) shares.  All shareholders will be offered the opportunity to purchase their pro rata share of the securities being offered by subscribing to purchase shares on or before January 26, 2018.  At the time of subscription, a shareholder may also request the purchase of a specific number of shares in addition to his or her pro rata share, if available.  Officers and directors of the Company will offer the shares of Common Stock and will not receive any direct or indirect remuneration for soliciting any purchaser.  (See “Plan of Distribution”).

Risk Factors

Investment in the Company involves a high degree of financial risk.  Potential purchasers should carefully consider the various risk factors before investing. (See “Risk Factors” beginning on page 2).

The Capital Stock

The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock having a par value of $.01 per share of which 1,438,062 shares are presently issued and outstanding. (See “Securities Being Offered”).

Dividends

We paid our first dividend ($0.30 per share) on our Common Stock in February 2017.    The amount and timing of future dividend payments will be determined by our board of directors and will depend on the availability of earnings, our financial needs and other factors.  Additionally, our payment of dividends is subject to regulatory restrictions (see “The Bank – Regulation and Supervision” and “Securities Being Offered – Dividend Rights”)

Termination of Offering

The offering will terminate on the earlier of the sale of all 1,000,000 of the shares offered or February 28, 2018, which date may be extended by us for an additional period of up to sixty (60) days.  If less than 357,143 shares are sold by the termination date, no shares will be sold and funds received for subscriptions will be returned to subscribers.  However, the controlling shareholders have indicated an interest in maintaining or increasing their pro rata ownership so it is very unlikely sales will be less than the minimum. (See “Plan of Distribution”).

RISK FACTORS

THE COMPANY’S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK FOR THE INVESTOR.  INVESTMENT IN THE COMMON STOCK SHOULD BE CONSIDERED AS A LONG TERM INVESTMENT FOR PERSONS OF ADEQUATE FINANCIAL MEANS WHO HAVE NO NEED FOR LIQUIDITY WITH RESPECT TO THEIR INVESTMENT.  YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE FOLLOWING RISK FACTORS BEFORE MAKING THE DECISION TO PURCHASE THE COMPANY’S COMMON STOCK.

General Business Risk

The Company is subject to risks generally incident to the operation of a business, including, but not limited to, changes in national and local economic conditions, changes in competition, changes in laws and changes in interest rates.  Economic conditions can be adversely affected by many factors and events, including, but not limited to, national and international events such as energy prices, tax policy, currency values, terrorism and natural disasters.   National economic conditions can also adversely impact local economic conditions and interest rates. In addition, local economic conditions may vary from national trends resulting in adverse impacts on local real estate values, employment levels, consumer spending, personal income and other factors.

Capital

Our regulatory authorities require us to maintain adequate levels of capital to support the Bank’s operations.  The primary reason for this offering is to raise capital to support growth.  While we believe our existing capital along with what is raised in this offering will be sufficient to support our current operations and growth strategy, factors such as faster than anticipated growth, reduced earnings, operating losses, changes in economic conditions or revisions in regulatory requirements may require us to seek additional capital.  Our ability to raise additional capital will depend on our financial performance and other conditions which are outside of our control.  If we need additional capital but cannot raise it on terms acceptable to us, our ability to expand our operations could be materially impaired.

No Market for Shares

There has been no established or active market for the Common Stock of the Company.  Further, we have no plans at this time to register as a publicly traded company.  Because of the Company’s limited size, the limited size of this offering, the limited number of shareholders and other such factors as the lack of reasonable expectation of dividends in the near future, it is very unlikely an active trading market will develop for the Common Stock.  The shares of Common Stock should not be purchased by persons who need or desire liquidity with respect to their investment.  The offering price of the Common Stock has been set at $14.00 per share which is the estimated book value of the stock at the end of the offering.  Such amount has been arbitrarily determined and should not be deemed to reflect the market value of the Common Stock.  (See “Securities Being Offered – Market Price”)

Competition

We are in a highly competitive business and our competition includes a number of financial institutions which have far greater financial resources, longer business histories and more diversification than the Bank.  We may encounter increased competition from existing competitors or new market entrants, some of which may be significantly larger and have greater financial resources.  In addition, to the extent that existing or future competitors seek to gain or retain market share by reducing fees, we may be compelled to lower our fees thereby adversely affecting our operating results (See “The Bank – Competition”).

No Escrow of Offering Proceeds

There can be no assurance that all of the Common Stock offered will be sold.  The minimum sales for this offering has been set at $5,000,000 or 357,143 shares.  If the minimum is not reached by termination of the offering, all subscriptions received will be returned to subscribers.  The Company anticipates receiving subscriptions of more than the minimum and therefore has made no arrangements to place the funds received in escrow.

Extensive Regulation

The banking industry is heavily regulated.  Banking regulations are primarily intended to protect the integrity of the national payments system, the Deposit Insurance Fund, borrowers and depositors but not shareholders.  The Company is subject to regulation and supervision by the Board of Governors of the Federal Reserve System.  The Bank is subject to regulation, supervision and examination by the Arkansas State Bank Department and the Federal Deposit Insurance Corporation.  State and federal regulations govern the activities in which the Bank may engage, and are primarily for the protection of depositors and the Deposit Insurance Fund.  These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operations of a bank, the classification of assets by a bank, and the adequacy of a bank’s allowance for loan losses.  Any change in such regulations and oversight, whether in the form of regulatory policy, regulations or legislation, could have a material impact on the Company’s results of operation.  Because our business is highly regulated, the laws, rules and applicable regulations are subject to regular modification and change.  Any legislative, regulatory or policy changes adopted in the future could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.  Further, it is expected that any such new laws, rules or regulations will add compliance costs and place additional demands on our management team.  (See “The Bank – Regulation and Supervision”)

Allowance for Loan Losses

The Bank’s customers may not repay their loans according to their terms and the collateral, if any, securing the payment of the loans may be insufficient to pay any remaining loan balances.  We may experience significant loan losses, which may have a material adverse effect on our operating results.  Our management makes various assumptions and judgments about the collectability of loans, including the creditworthiness of the borrowers and the value of the real estate and other assets serving as collateral for the repayment of the loans.  In determining the amount of the allowance for losses, management reviews the loans and our loss or delinquency experience, and evaluates economic conditions.  If management’s assumptions are incorrect, the allowance for loan losses may be insufficient to cover probable losses in the loan portfolio, requiring us to make additions to the allowance for loan losses.  In addition, our regulators periodically review the allowance for loan losses and may require us to increase it or recognize further loan charge offs.  Any increase in the allowance for loan losses or loan charge offs as required by regulatory authorities may have a material adverse effect on our financial condition and results of operation.  (See “Analysis of Financial Condition – Allowance and Provision for Loan and Lease Losses”)

Non-performing Assets

On June 30, 2017, the Bank’s non-performing assets (which consist of non-accrual loans, loans 90 days or more delinquent, troubled debt restructurings and other real estate owned) totaled $4.7 million, which is a decline of $128 thousand from non-performing assets at December 31, 2016 and a decline of $1.3 million from non-performance assets at June 30, 2016.  Non-performing assets adversely affect our net income in various ways.  We do not record interest income on non-accrual loans and must reserve for probable losses on non-performing loans which are established through a current period charged to income in the provision for loan losses.  We also incur legal fees associated with the resolution of problem assets.  Additionally, other real estate the Bank owns results in carrying costs such as taxes, insurance and maintenance fees.  Further, the resolution of non-performing assets requires the active involvement of Bank management, which can distract from the overall supervision of operations and other income producing activities.  If our estimate for the allowance for loan losses is inadequate, we will have to increase the allowance accordingly, which is affected by recording a provision for loan losses.

FDIC Premiums

The FDIC has increased premiums charged to all financial institutions for FDIC insurance protection during recent years and such premiums may increase further in future years.  Future increases of FDIC insurance premiums or special assessments could have a material adverse effect on our business, financial position, or results of operations.

Federal Reserve Policies and Actions

We are registered with the Board of Governors of the Federal Reserve System as a financial holding company.  The Bank is not a member of the Federal Reserve System.  However, the Bank’s earnings are affected by the fiscal and monetary policies of the Federal Reserve System, which regulates the national money supply in order to mitigate recessionary and inflationary pressures.  The methods employed by the Federal Reserve System may include setting the reserve requirements of member banks, establishing the rate on member bank borrowings and regulating interest rates on time and saving deposits of member banks. The Federal Reserve System also conducts open market operations in United States Government Securities.

The policies of the Federal Reserve System are used to influence overall growth and distribution of bank loans and deposits, and may affect the interest rates charged and paid thereon.

While the impact of current economic conditions and the policies of the Federal Reserve System and other regulatory authorities upon our future business earnings cannot be accurately predicted, such policies can materially affect the revenues and income of financial institutions.  (See “The Bank – Regulation and Supervision”)

Reliance on Key Individuals

Our success depends significantly on our Bank officers, including, but not limited to, Marnie Oldner, Nick Roach, Stephen Ragland, Bruce Upton and Kirby Williams.  The loss of services from a member of our current management may materially and adversely affect our business, financial condition, results of operation, and future prospects.

Interest Rate Risk Management

Interest rate risk (IRR) is the exposure of an institution’s financial condition to adverse movements in interest rates.  Accepting this risk is a normal part of banking and can be an important source of profitability and shareholder value.  However, excessive levels of IRR can pose a significant threat to an institution’s earnings and capital base.  Accordingly, effective risk management that maintains IRR at prudent levels is essential to the safety and soundness of banking institutions.

We maintain a process and set of measurement tools to identify and quantify our primary sources of IRR.  We also recognize that effective management of IRR includes understanding when potential changes in interest rates will flow through the earnings statement.  Accordingly, we manage our position so that we monitor both short-term and long-term IRR on earnings exposure.  Our primary tool in managing IRR in this manner is income simulations utilized to quantify the potential impact on earnings and capital with changes in interest rates.  IRR is actively managed through the Asset Liability Committee (or ALCO) which is a management committee that reports to the Bank’s board of directors.

Specific strategies for managing both one year and longer-term components of interest rate risk are one of the focal points of the ALCO meeting agenda.  At each meeting, the ALCO reviews our overall position and related sources of risk and develops a plan.  The general types of strategies which ALCO considers typically include:

Loan pricing, promotion and product structure

Deposit pricing, promotion and product structure

Use of alternative funding sources

Investment security purchases and sales

In assessing the appropriateness of any strategy, ALCO will assess the expected results of actions with the desired effect of either lengthening or shortening the overall interest rate sensitivity of the Bank’s assets and liabilities.  The maximum amount of exposure to IRR is defined by the Bank’s board of directors.

Interest Rate Risk on Capital

As an extension to the discussion of IRR to earnings above, IRR on capital is the risk that changes in prevailing interest rates will adversely affect values of assets, liabilities, and capital, at different times, or in different amounts.  IRR on capital is the balance sheet valuation effect due to changes in interest rates and other market factors both internal and external to the Bank.  It is sometimes called valuation risk, market risk, or price risk.

The Bank uses an interest rate “shock” which is a simultaneous shock on all interest rates on the balance sheet to determine the potential increase or decrease in capital as a result of rate movements and reports these results to the board of directors at least quarterly.

Despite management’s efforts, the volatility of interest rates in the national and global markets can negatively impact our earnings and capital.

Dividends from Stone Bank

We receive substantially all of our revenue from dividends paid by the Bank.  The Bank’s ability to pay us dividends is limited by, among other things, both state and federal regulations requiring prior regulatory approval to pay dividends in excess of specified levels of retained net income.  See “The Bank – Regulation and Supervision.”  In the event the Bank is unable to pay dividends to us, we may experience liquidity constraints and our business, financial condition and results of operations could suffer.

Technology Advances

The financial services industry is undergoing rapid technological changes with the frequent introduction of new products and services.  In addition to better serving customers, effective use of technology increases efficiency and enables financial institutions to reduce costs.  Our future success will depend upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience, as well as to create additional efficiencies in our operations.  While many of our competitors have substantially greater resources to invest in technological improvements we will use our unique set of personnel skill sets and our ability to conduct agile operations to use technology to meet the customer in the service channel of their choice.  If we are unable to implement new technology in a timely and cost effective manner, our results of operations could be adversely affected. (See “The Bank-Technology”)

Potential Cyber Issues

The successful operations of the Company rely upon the balancing of employee/customer

convenience and access with the secure processing, storage, and transmission of confidential data.   This data traverses an increasingly large number of external devices, computer systems, and internal/external networks.  A breach in the security of our information systems could result in the failure or disruption of online services, investments, deposits, loan servicing, and many other systems.  The security of these systems could be threatened by a variety of interruptions or information security breaches including those caused by system failures, hackers, cyber-attacks, electronic fraudulent activity, insider threats, or attempted theft of financial assets.  While we maintain a complex system of layered internal controls to mitigate such occurrences and we also maintain insurance coverage for certain risks, these threats continue to become more sophisticated and persistent.  There can be no assurance that any such failures, interruption or security breaches will not occur, or if they do occur that they will be successfully addressed.  Additionally, as a result of the increasing threat, we may be required to expend significant additional resources in the future to modify and enhance measures to protect our computer systems and networks.

Security breaches or the disruption of operations could be directed to us or to a third party providing us with financial or other services.  Any failures, interruptions, or security breaches in our systems, however arising, could damage our reputation, result in a loss of business, result in a violation of privacy or other laws, or expose the Bank to civil litigation, regulatory fines, or uninsured losses.

Voting Control of the Company

J. T. Compton, the chairman of the Board of Directors, and his family, as a group, beneficially owned 56.2% of our Common Stock as of September 30, 2017. If Mr. Compton and his family purchase their pro rata share of this offering, they will continue to control over 50% of the stock. Consequently, if they vote their shares in concert, they will be able to elect directors and control the voting on shareholder votes.  Management has received notice from Mr. Compton and his family that they intend to purchase their pro rata share or more of the offering.  The interests of Mr. Compton and his family may conflict with the interest of other holders of Common Stock and they may take actions with which you disagree.

Provisions Deterring Change of Control

The Company’s Bylaws provide that a special meeting of shareholders may only be called by shareholders owning not less than 25% of the stock of the Company.  Additionally, the Company’s Articles of Incorporation state that a quorum for shareholders’ meetings is more than 50% of the shares entitled to vote.  These provisions could make it more difficult to change control of the Company or to call a shareholders’ meeting.  Accordingly, a shareholder may find it more difficult to sell his or her Common Stock because of the restrictions.  (See Exhibit “D”- Articles of Incorporation, Article 8 and Exhibit “E”- Bylaws, Article II, Section 2”)

DILUTION

Certain of our officers and directors hold options to purchase Common Stock for less than the current offering price value of the Common Stock.  Accordingly, such persons have the right to purchase Common Stock for less than the price per share under this offering.  Further, certain officers and directors have purchased Common Stock within the last year under the Company’s Stock Purchase Plan for directors and key employees.  Purchases under the Stock Purchase Plan are based on book value which was less than the offering price of the Common Stock under this offering. (See “Compensation of Directors and Executive Officers” and “Stock Benefit Plans”)

USE OF PROCEEDS

The Company plans to utilize the proceeds from the offering to increase the capital of the Bank to support growth into new markets and business sectors. Regulatory requirements requiring a certain asset to capital ratio make increasing the capital necessary for continued growth.

THE COMPANY

Stone Bancshares, Inc. (the “Company”) is an Arkansas corporation which was incorporated on November 12, 2015.  We are registered with the Board of Governors of the Federal Reserve System as a financial holding company under the Bank Holding Company Act of 1956, as amended.  The Bank Holding Company Act and other federal laws applicable to bank holding companies restrict the types of activities in which they may engage, and subject them to a range of supervisory requirements, including regulatory enforcement actions for violations of laws and regulations.

We have one subsidiary, Stone Bank, an Arkansas state chartered bank (the “Bank”).  On March 9, 2016, the Company acquired all of the stock of Stone Bank pursuant to a Plan of Exchange with Stone Bank’s shareholders.  The Plan of Exchange was authorized by the shareholders of Stone Bank pursuant to Ark. Code Ann. § 23-48-601 et seq.  and then was approved by the Arkansas Bank Commissioner following a public hearing.  Under the Plan of Exchange, each shareholder of Stone Bank exchanged his or her Stone Bank stock for an equal number of shares of the Company.  The exchange was accounted for in accordance with Accounting Standards Codification (ASC) 805, Business Combinations and ACS 810, Consolidations.  Our business consists of the business and management of Stone Bank.  The main office of the Company is located at 802 East Main Street, Mountain View, Arkansas, the main branch and corporate office of Stone Bank.

THE BANK

General

Stone Bank (the “Bank”) formerly known as Ozark Heritage Bank, National Association, is a state bank organized under the banking laws of the State of Arkansas.  In 2009, the Bank was organized as a national bank through the purchase of all of the outstanding stock of the First National Bank of Altheimer, in Altheimer, Arkansas (FNB-A).  As a part of the stock purchase transaction and the approval by the Office of the Comptroller of the Currency (“OCC”), the bank charter of FNB-A was relocated to Mountain View, Arkansas where the main office of the Bank is presently located.  The Bank was converted to a state bank effective August 5, 2015 and the name changed to “Stone Bank”.

The Bank operates from a main office and corporate headquarters in Mountain View, Arkansas and from a branch banks in White Hall, Harrison and Little Rock, Arkansas.

The Bank’s corporate office is in the Mountain View branch at 802 E. Main Street with other Arkansas branches in Little Rock, White Hall, and Harrison. There is also have a loan production office in Cave City, Arkansas.

Our products and services in our service areas, include the following:

●Interest bearing and non-interest bearing demand deposits

●Regular savings accounts

●Money market accounts

●Certificates of deposit

●Individual retirement accounts

●Safe-deposit boxes

●Telephone banking

●Internet banking

●Agricultural, commercial, consumer, and real estate loans

●Merchant bankcard services

Lobby and drive-in hours are 8:00 a.m. to 5:00 p.m., Monday through Friday.

There are 65 full time and 2 part-time employees.

Bank Premises

Mountain View

The main office building in Mountain View is a two-story building constructed on a concrete slab with a metal roof. The exterior walls are brick and stucco with metal and glass windows with a south side customer entrance door in the front, employee entrance is on the east side and an entrance to the boardroom located on the north side. On the west side of the building is a covered entranceway with a drive-up teller facility consisting of a drive up teller window and a night depository. An Interactive Teller Machine (ITM) is located on the northwest corner of the building. The interior flooring is a mixture of commercial grade carpeting in the teller area and offices with a mixture of tile and hardwood in the customer area and break room. The ceiling is tile with fluorescent lighting. The walls are textured sheet rock. The teller counters and central customer check station are made of oak and covered in granite and Formica.

The building consists of two stories encompassing 13 different offices, a vault area, teller line, safety deposit box area, lobby area, dedicated server room, board room, conference room and several open work areas and storage areas.  The building is ADA compliant.

The following provides a summary description of the main office of the Bank:

Building Size	7,410 square feet

Features:	Number:
ITM	1
Drive-up windows	2
Remote drive-up terminals	2
Teller stations in the lobby	4
Safe deposit boxes	202
Cameras	8

Vault with:
Combination lock	Yes
Time lock	No

Money chest inside vault with:
Combination lock	Yes
Time lock	No

Letter deposit night drop	Yes
Security Cameras	Yes

The Bank currently leases four office spaces adjoining one another at 307 S. Sylamore Ave. in Mountain View, Arkansas.  The spaces are 1,000 square feet each and are leased for $9.60 per square foot annually.  The lessor is JTK Investments, owned by J.T. Compton, Chairman of the Board, and his sons, Kevin Compton, a director of the Company and the Bank, Ken Compton, a director of the Company, and Kris Compton.

Little Rock

The Little Rock branch is a leased facility at 900 S. Shackleford, in the heart of West Little Rock’s financial district. The Bank currently occupies 7,982 sq. ft. but management has signed a lease to expand into the entire first floor, 17,778 rentable square feet, of the building by January 2018. The additional square footage will be used to develop a new, full-service retail banking center, similar to the ones in White Hall and under construction in Harrison.  The new space will also feature a modern Board Room/Training Room/Community Room, a Directors lounge, kitchen, and call center for telephone switchboard and ITM operators.  Most of the existing space will continue to be occupied by the Executive Management Team, compliance, SBA and Commercial Loan analysts and loan support.  Additional space that can be developed after January 1, 2018 is being held in anticipation of incorporating an insurance agency into the Bank’s offerings.

White Hall

The Bank just opened a new banking facility in White Hall, Arkansas at 7739 Sheridan Road.  The 4,800 square foot branch facility costing $3.6 million, expands our presence in the Jefferson County market. The building is a modern, steel and glass structure that has state of the art features such as an Interactive Teller Machine.

Cave City

The Bank leases a 1,600 square foot building for $1,000 per month, which includes utilities in 1,200 square feet of the space.  The office is located at 416 North Main Street, Suite J, Cave City, Arkansas 72521.  The building consists of two offices and large usable space for partitioning.  It is not a full service branch, but could be transitioned to one, if needed, in the future.  Presently, it is a loan production office housing a loan officer and a credit analyst.  It is also used for workers who live closer to Cave City than Mountain View during inclement weather days.  Further, the space is used for temporary office space for one of the Bank’s farm techs who performs farm inspections for construction draws or annual inspections of farming operations.

Harrison

On June 30, 2015, the Bank purchased from an unrelated third party a 2.95 acre tract of land on US Highway 412/Highway 62/65 North in Harrison, Arkansas for expansion in Boone County.  The purchase price for the property was $1,017,500. Construction is currently underway for an over 6,000 square feet branch on the property. The building will be a modern structure with a design language congruent with the White Hall branch. The new branch will contain a dedicated space for our loan processing team which will support the lending operations at all branches.  As of this date, all site preparation work is completed and the slabs and footings for the main building and pavilion have been poured.

Currently, we lease offices at 1309 US Highway 62/65, Harrison, Arkansas.  We have 2,400 square foot lease for $10.00 per square foot annually. The space acts as a full-service branch, allowing the Bank to gain a presence in the market prior to the launch of the new branch.  Additionally, our centralized loan operations center is housed in the leased space.

Our management believes that the Bank has adequate insurance on its properties.

Regulation and Supervision

The financial services business is highly regulated, primarily to protect depositors and maintain the integrity of national payment systems.  The following is a summary of several statutes and regulations that apply to the Company and the Bank.  This summary is not intended to be a complete list of all of the statutes and regulations that apply.  In addition, these statutes and regulations may change in the future and the effect of these changes on the Company’s operations cannot be predicted.

Bank Holding Company Regulation.  We are registered as a financial holding company with and subject to regulation by the Board of Governors of the Federal Reserve System (the "Board" or the “Federal Reserve”) under the Bank Holding Company Act of 1956, as amended (“BHC Act”).  We elected to become a financial holding company and our application was approved by the Board on July 27, 2017.  For a bank holding company to be eligible to become a financial holding company, all of the holding company’s depository institution subsidiaries must be well-capitalized and well-managed and have satisfactory or better ratings under the Community Reinvestment Act.  As a result of our status as a registered financial holding company, we are required to act as a source of financial strength to our subsidiary bank and to commit resources to support the Bank in circumstances where we might not otherwise do so.

Under the BHC Act, we are subject to periodic examination by the Board.  We are also required to file with the Board periodic reports of our operations and such additional information regarding us and our subsidiaries as the Federal Reserve may require.  In addition, pursuant to the provisions of the BHC Act, we are required to obtain the prior approval of the Board for any acquisition by us of all or substantially all of the assets of any bank, any acquisition by us of more than 5% of the voting shares of any other bank or bank holding company, or any merger or consolidation with any other bank holding company.

Certain of the restrictions applicable to bank holding companies were affected by the Gramm-Leach-Bliley Act (“GLBA”), which became effective March 11, 2000.  GLBA eliminated the barriers to affiliations among banks, securities firms, insurance companies and other financial service providers, and permitted bank holding companies to become financial holding companies and thereby affiliate with securities firms and insurance companies and engage in other activities that are financial in nature.  GLBA defines “financial in nature” to include securities underwriting, dealing and market making, sponsoring mutual funds and investment companies, insurance underwriting and agency, and merchant banking activities that the Federal Reserve has determined to be closely related to banking.  No regulatory approval is generally required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Board.    In addition, the GLBA authorized the Board in consultation with the Secretary of the Treasury, to determine that additional activities are financial in nature or incidental to a financial activity and thus permissible for financial holding companies.  Moreover, the BHC Act permits financial holding companies to engage, to a limited extent, in a nonfinancial activity if the Board determines that the activity is complementary to a financial activity and does not pose a substantial risk to depository institutions or the financial system generally.

Federal Deposit Insurance Corporation (“FDIC”).  The Bank is regulated by and under the jurisdiction of the Arkansas State Bank Department.  Its deposit accounts are insured by the Deposit Insurance Fund of the FDIC.  The Dodd-Frank Act permanently increased the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per deposit.  The Bank is subject to insurance assessments by the FDIC.

The FDIC imposes a risk-based deposit premium assessment system, which was amended pursuant to the Federal Deposit Insurance Reform Act of 2005.  Under this system, the assessment rates for an insured depository institution vary according to the level of risk incurred in its activities.  To arrive at an assessment rate for a banking institution, the FDIC places it in one of four risk categories determined by reference to its capital levels and supervisory ratings.  In addition, in the case of those institutions in the lowest risk category, the FDIC further determines its assessment rate based on certain specified financial ratios or, if applicable, its long-term debt ratings.

Dodd-Frank Act.  On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 was signed into law.  The Dodd-Frank Act imposes restrictions and an expanded framework of regulatory oversight for financial institutions, including depository institutions.  Because the Dodd-Frank Act requires various federal agencies to adopt a broad range of regulations with significant discretion, many of which have not yet been finalized, the full impact that the Dodd-Frank Act will have on us is not known at this time.

The Dodd-Frank Act represents a comprehensive overhaul of regulation of the financial services industry in the United States.  It included a number of reform provisions that have significantly impacted the ways in which banks and bank holding companies do business.  For example, in addition to increasing the maximum deposit insurance per depositor to $250,000, the Dodd-Frank Act changed the assessment base for federal deposit insurance premiums by modifying the deposit insurance assessment base calculation to be based on a depository institution’s consolidated assets less tangible capital instead of deposits.  The Act also repealed the federal prohibition on the payment of interest on demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts.  The Dodd-Frank Act established the Consumer Financial Protection Bureau (“CFPB”) that was empowered to promulgate new consumer protection regulations and revise existing regulations in many areas of consumer protection; enhanced the regulation of financial markets, including the derivatives and securitization markets; reformed the regulation of credit rating agencies; eliminated certain trading activities by banks; and established new disclosure and other requirements relating to executive compensation and corporate governance.  Under the Act, national and state banks are now able to establish branches in any state if that state would permit the establishment of the branch by a state bank chartered in that state.  Arkansas law permits a state bank to establish a branch of the bank anywhere in the state.  Accordingly, as a result of the Dodd-Frank Act, a bank with its headquarters outside the State of Arkansas may establish branches anywhere within Arkansas.

While certain provisions of the Dodd-Frank Act still remain to be implemented, the Act has already resulted in increased compliance costs, increased capital requirements, and greater restrictions on our operations.

Dividends.  There are state law limitations on the payment of dividends by a bank. The Bank is subject to Arkansas banking laws and may not declare a dividend of 75% or more of its net profits after all taxes for the current year plus 75% of the retained net profits for the immediately preceding year without the approval of the Arkansas State Bank Commissioner. Its payment of dividends may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory requirements. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. Under the FDIC Improvement Act, a bank may not pay any dividend if payment would result in the bank becoming undercapitalized. There can be no assurance that the Bank will be able to pay dividends in the future under applicable regulatory limitations.

OCC Consent Order.  While the Bank was a national bank, the Office of the Comptroller of the Currency (“OCC”) conducted an examination of the Bank in March 2010 and made findings in its examination report that the Bank was operating in an unsafe or unsound manner.  In order to address deficiencies found in the report, the Bank entered a Consent Order with the OCC dated August 24, 2010.  The Consent Order required the Bank to take certain corrective measures within specific time periods and provide periodic reports to the OCC.  Bank management believes that all deficiencies cited by the OCC have been addressed and corrected. The Consent Order was withdrawn by the OCC on April 14, 2015.  Beginning August 5, 2015, the Arkansas State Bank Department became the Bank’s principal regulator.

Bank Secrecy Act; Patriot Act.  Under the Bank Secrecy Act (“BSA”), a financial institution is required to have systems in place to detect certain transactions based on the size and nature of the transaction.  Financial institutions are generally required to report cash transactions involving more than $10,000 to the United States Treasury.  In addition, financial institutions are required to file suspicious activity reports for transactions that involve more than $5,000 and which the financial institution knows, suspects, or has reason to suspect involve illegal funds, is designed to evade the requirements of the BSA, or has no lawful purpose.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) was enacted in October 2001 in response to the September 11, 2001 terrorist attacks.  The Patriot Act contains prohibitions against specified financial transactions and account relationships, as well as enhanced due diligence standards intended to prevent the use of the United States financial system for money laundering and terrorist financing activities.  The Patriot Act requires banks and other depository institutions, brokers, dealers and certain other businesses involved in the transfer of money to establish antimoney laundering programs, including employee training and independent audit requirements meeting minimum standards specified by the Act, to follow standards for customer identification and maintenance of customer identification records, and to compare customer lists against lists of suspected terrorists, terrorist organizations, and money launderers.  The Patriot Act and its underlying regulations also permit information sharing for counter-terrorism purposes between federal law enforcement agencies and financial institutions, as well as among financial institutions, subject to certain conditions.

Privacy.  In addition to expanding the activities in which banks and bank holding companies may engage, the Gramm-Leach-Bliley Act (“GLBA”) which became effective March 11, 2000, also imposed new requirements on financial institutions with respect to customer privacy.  GLBA generally prohibits disclosure of customer information to non-affiliated third parties unless the customer has been given the opportunity to object and has not objected to such disclosure.  Financial institutions are further required to disclose their privacy policies to customers annually.

Consumer Laws and Regulations.  In addition to the laws and regulations described above, banks are also subject to many consumer laws and regulations that are designed to protect consumers in transactions with banks.  After the passage of the Dodd-Frank Act and the creation of the Consumer Financial Protection Board (“CFPB”), the CFPB assumed the responsibility for the development and enforcement of certain federal consumer laws and regulations.  Among the more prominent of such laws and regulations are the Truth in Lending Act, the Truth in Savings Act, the Electronic Funds Transfer Act, the Expedited Funds Availability Act, the Community Reinvestment Act, the Equal Credit Opportunity Act, the Fair Housing Act, and the Real Estate Settlement Procedures Act.  We must comply with the applicable provisions of these consumer protection laws and regulations as part of our ongoing business with our customers.

Competition

We face strong competition from numerous existing Arkansas and out-of-state banking companies and thrift institutions that have been in business for many years and have established customer bases. Competition also comes from other businesses which provide financial services, including Farm Credit, consumer loan companies, credit unions, mortgage brokers, insurance companies, securities brokerage firms, internet banks and private lenders. With the adoption and implementation of the Gramm-Leach Bliley Financial Modernization Act of 1999, insurance companies, securities firms and other financial service providers are permitted to acquire or form financial institutions, thereby further contributing to competition within the financial industry. Most of these competitors have a much larger branch network than we have. They have the advantages of established market presence, customer base, and name recognition. While our strategy is to attract customers by providing personalized products and services and making use of the business and personal ties of our Board members, shareholders and management, there can be no assurance that we will be able to operate profitably.

We operate in Boone, Jefferson, Pulaski, and Stone Counties in Arkansas.  Each market has between five and ten banks competing for market share.  In Stone County, we hold the number two position, having been in that market for over eight years.  We entered Boone and Pulaski Counties within the past two years.  We added a new facility in Jefferson County in April 2017.  We are building a new facility in Boone County that is scheduled to open in the third quarter of 2018.  We are now expanding our presence in Pulaski County in the first quarter of 2018.

Technology

The financial services industry is undergoing rapid technological changes with the frequent introduction of new products and services.  In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs.  Our future success will depend upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands for convenience, as well as to create additional efficiencies in our operations. Our Board of Directors and management recognize the need to include IT consideration in our overall planning process in order to ensure the effective delivery of services, the efficient operation of the Bank, and the security of customer information.  IT strategic planning helps ensure that technology plans are aligned with our overall strategic plans.  Effective planning should result in cost effective solutions, efficient delivery of IT services, and the ability to maintain our competitiveness.

Key components of the bank’s technology services are data and item processing, end-user support, local and wide area network configuration, monitoring, and support, and data communications.  We use Smiley Technologies Inc. (STI) SIBanking platform in a service bureau environment for our core data and item processing, check imaging, loan/deposit document imaging, and check clearing.   We have outsourced payroll administration and processing, cafeteria plan and workers’ compensation insurance to Automatic Data Processing, Inc.  (ADP).   Employee expense reporting is accomplished using the Certify software program and application.  We have contracted with network support vendor Kalmer Solutions LLC of Jonesboro, Arkansas to manage and maintain our help desk, network administration, network and device monitoring/alerting/reporting, network devices, Wireless Local Area Networks (WLANs), Wide Area Networks (WANs) and Local Area Networks (LANs).   Key software packages include our Microsoft Office 365 software agreement that provides office and electronic mail automation while maintaining software compliance and the Sageworks software platform that provides Allowance for Loan and Lease Losses computations and loan processing workflow.  Telecommunications for connecting the local area networks is made possible through a combination of high speed fiber optic and MPLS data circuits provided by several vendors including ACC business, ATT, and Yelcot.  Internet Connectivity is provided through vendors ATT, Indco, and Comcast.   We also use Wolters Kluwer’s Compliance One platform an integrated software package that aids the Bank in managing loan documentation and transactions.  This product, along with STI’s services, integrates all major areas of the Bank, including lending, deposit, mortgage, IRA and administration.

We have contracted with electronic card services vendors Shazam and CardAtOnce to provide electronic services for debit card issuance, services, and updates.   EMV has been implemented on all Bank card services.  Additionally, these service agreements allow each full-service banking location the capability to issue instant issue debit cards or support remote customer requests.

The Bank currently has deployed two Interactive Teller Machines at the Mountain View and White Hall locations respectively.  ITMs provide the Bank the ability to provide traditional automated teller functions such as withdrawals, deposits, and inquiries, while providing customers the opportunity to interact with a Bank employee face to face.  This provides additional service avenues for the customer and allows us to support multiple ITMs from a centralized location over a wide variety of service hours.  Service and support for the ITMs is through Federal Protection of Springfield, MO.   Future plans will incorporate ITMs at every location and we may also use these devices to supplement banking services in our market areas.

The Bank offers a full complement of consumer and commercial account electronic banking services.  Internet banking services include web and smartphone application account services including account access, transfers, mobile deposit, and bill pay services.  Commercial services include online access, remote check capture and deposit, and a full suite of Automated Clearinghouse (ACH) services including corporate debits, credits, and payroll.  Online services are outsourced to a combination of STI and Jack Henry Associates Profit Stars division. Additionally, we maintain an active social media program that includes frequent postings and updates on our web and Facebook pages as well as other portals such as Instagram and Snapchat.

The successful operations of the Bank rely upon the balancing of employee/customer convenience and access with the secure processing, storage, and transmission of confidential data.   This data traverses an increasingly large number of external devices, computer systems, and internal/external networks.  A breach in the security of our information systems could result in the failure or disruption of online services, investments, deposits, loan servicing, and many other systems.  The security of these systems could be threatened by a variety of interruptions or information security breaches including those caused by system failures, hackers, cyber-attacks, electronic fraudulent activity, insider threats, or attempted theft of financial assets.  While we maintain a complex system of layered internal controls to mitigate such occurrences and we also maintain insurance coverage for certain risks, these threats continue to become more sophisticated and persistent.   We have established a complex mix of layered controls that begin with perimeter firewalls, extend to multiple internal security appliances to monitor electronic mail, internet traffic, data entering/egressing the network, and finish with end user protections that include monitoring, multifactor authentication, antivirus/antispam software, and end-user training.  Information security practices for critical vendors is managed through an ongoing vendor management program that includes regular reviews and communications.

Proposed Activities

The Bank plans to continue to build out its presence in the Harrison and Little Rock, Arkansas markets.  We plan to open the new Harrison full service branch in mid-2018.  The Bank is also planning the build out of the Little Rock banking center.  Once complete the Little Rock banking center will have over 17,000 square feet and an ITM.  Additionally, the Bank will be looking at possibly developing an insurance business out of the Little Rock, Arkansas office.

Litigation and Claims

On May 3, 2017, James Barnes, a former shareholder and chairman of the board of Ozark Heritage Bank, N.A., filed a lawsuit against Stone Bank, Marnie Oldner, CEO and a director of the Bank and a director of the Company, J.T. Compton, a director of the Company and the Bank, Kevin Compton, a director of the Company and the Bank, Nick Roach, President and a director of the Bank, and David Dunlap, a former director of the Bank in the Pulaski County Circuit Court relating to the sale by Mr. Barnes of stock in Ozark Heritage Bank, N.A. to J.T. Compton.  The lawsuit alleges claims under the Arkansas Deceptive Trade Practices Act, the Arkansas Securities Act, for breach of fiduciary duty, deceit, theft by deception and conspiracy and seeks damages totaling $4.1 million.  The lawsuit is in the early stages and the defendants have motions to dismiss pending in the case.  The defendants do not believe there is any merit to the lawsuit and are defending the case vigorously.

The Bank is involved in various legal proceedings including claims against the Bank on an ongoing basis as a result of our day-to-day operations.  The proceedings typically involve foreclosure actions, collection efforts, garnishment proceedings, contractual disputes and the like.  In the opinion of our management, no other litigation is pending or threatened in which we face any material potential loss or exposure to material liability based on current information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a financial holding company organized in November 2015 and our primary business is commercial banking conducted through our wholly-owned Arkansas state chartered bank subsidiary – Stone Bank (the Bank).  Our only material activities or holdings are the Bank. Due to the lack of historical data for the Company and the immateriality of the unconsolidated operations, the following management’s discussion and analysis (MD&A) is presented at the Bank level. A section at the end presents consolidated financials and discusses the immaterial variances that make up any differences in conditions and operations between the Bank and the Company.

The following is a discussion of the Bank’s financial condition and results of operations for fiscal years ended December 31, 2016 and 2015. Financials for six months ended June 30, 2017 are also included for more timely data. Financials for six months ended June 30, 2016 have been presented to add comparability to the stub period financials for 2017. The purpose of this MD&A is to provide more in-depth information than could be gathered from simply examining the financials.

Analysis of Results of Operations

Selected Financial Data
	For the 6 Months Ended June 30*		For the Year Ended December 31
	2017	2016	2016	2015
Return on average assets	0.81%	1.60%	1.84%	2.25%
Return on average equity	7.67%	10.79%	13.68%	16.52%
Dividend payout ratio	38.15%	N/A**	N/A**	3.09%
Avg. equity to avg. assets ratio	10.59%	14.82%	13.43%	13.65%

* Return on average assets, return on average equity, and dividend payout ratio reflect annualized income.
** No dividends were paid in 2016.

Return on average assets declined from 2.25% in 2015 to 1.84% in 2016 due to 47% growth in assets. Even though net income year over year grew nearly 10%, the relative asset growth rate caused a reduced return on average assets. Annualized return on average assets went from 1.60% for the period ended June 30, 2016 to 0.81% in 2017 due to a 59% increase in assets and a 17% decline in net income. The decline in net income was a result of increased loan loss provision driven by loan growth and increased overhead associated with expansion into new markets and business sectors. The Bank maintained a well-capitalized equity to assets ratio of over 10% for all periods analyzed and has achieved a return on average equity of over 7.5% on an annualized basis for all periods. The decline in the rate of return on equity is primarily due to increased capital since 2015.

Net Interest Income

2016 compared to 2015

Net interest income for 2016 increased 25% to $5.5 million compared to $4.4 million in 2015. The higher net interest income was largely due to a 39% increase in interest earning assets from 2015 to 2016. Net interest margin decreased 54 bps to 5.02% for 2016 compared to 5.56% for 2015.The decline in net interest margin was due to a 60 basis point (“bps”) decrease in yield for interest earning assets which was marginally offset by a 2 bps decrease in funding cost.

The decrease in yield on interest earning assets was mainly attributable to the loan portfolio. Loan yields on taxable loans decreased from 7.34% in 2015 to 6.62% in 2016. The unusually low interest rate environment put stress on yields market wide. Also, the Bank shifted focus from primarily rural markets toward the more urban Harrison and Little Rock, Arkansas areas. Competitive factors and the desire to gain market share in these new regions forced down yields. However, this decrease in yield was accompanied with a lower assumption of risk as the portfolio became diversified.

Rates on the Bank’s interest-bearing liabilities decreased 2 bps in 2016 when compared to 2015. Many of the higher cost older CDs matured which decreased the overall rate on time deposits by 5 bps. Since time deposits were the Bank’s largest funding source, the replacement of those high-rate CDs with deposits more in line with the low interest rate environment of the period reduced overall liability costs. Also, in 2015 higher cost time deposits made up 86% of interest bearing deposits, but by 2016 these relatively expensive time deposits only made up 84% of the Bank’s interest-bearing deposits. This shift towards a more cost-efficient mix also contributed to the decreased rate on interest bearing liabilities.

For the Six Months Ended June 30, 2017

Net interest income for the first six months of 2017 was $3.4 million, a 35% increase over the same period in 2016. The increase was due solely to increases in loans. Loan yields in the first six months of 2017 decreased 58 bps from fiscal year 2016. Deposit costs increased 16 bps from fiscal year 2016. This caused the net interest margin to decrease 78 bps from fiscal year 2016.

Regarding interest earnings assets, many of the same trends discussed above continued into 2017. Aggressive growth in Harrison and the urban Little Rock market put further negative pressure on loan yields. Deposit costs increased largely because of the rising rate environment. Due to competitive factors, market yields on loans did not adjust upward as quickly as deposits costs did.

The Bank’s rapid loan growth was funded primarily by deposit growth. Competitive rate CDs and money market accounts were met with positive response and allowed the Bank to continue deposit growth, but drove up costs. Overall, the decrease in net interest margin was due to aggressive growth, a larger urban portfolio, and an increasing cost funding environment that was not accompanied by a similar increase in market loan yields.

The following table provides certain information relating to net interest income. The yields and rates are derived by dividing the income or expense by the average balance of the associated balance sheet item. June 30 rates are derived by annualizing the year-to-date numbers. The rates/yields are annualized based on the number of actual days. The average balances are accounted for on a daily average basis. Investments are accounted for on a mark-to-market basis. Yields include any amortizations of premiums or accretion of discounts. Tax exempt securities have not been converted to a tax equivalent basis.

Average Consolidated Balance Sheets and Net Interest Analysis (in thousands)
	For the 6 Months Ended June 30						For the Year Ended December 31
	2017			2016			2016			2015
	Average Balance	Income/ Expense	Annualized Yield/Rate	Average Balance	Income/ Expense	Annualized Yield/Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Interest earning assets:
Federal funds sold	$5,318	$10	0.39%	$3,692	$7	0.37%	3,603	$11	0.30%	1,436	$3	0.22%
Investment securities:
Taxable	6,761	93	2.77	6,982	75	2.15	6,361	137	2.15	7,355	170	2.31
Tax-exempt	2,506	33	2.69	484	9	3.82	822	26	3.11	513	19	3.73
Loans and Leases:
Taxable	144,613	4,238	5.91	85,124	2,902	6.86	99,246	6,567	6.62	70,020	5,138	7.34
Tax-exempt	253	4	3.29	-	-	-	70	2	3.20	-	-	-
Total earning assets	159,450	4,379	5.54	96,283	2,993	6.25	110,101	6,743	6.12	79,324	5,330	6.72
Non-interest earning assets	17,959			12,637			13,391			12,376
Total assets	$177,409			$108,920			$123,492			$91,700
LIABILITIES AND STOCKHOLDER'S EQUITY
Interest bearing liabilities:
Deposits:
Interest bearing demand deposits	$6,475	13	0.41	$6,154	11	0.36	$5,646	20	0.35	$5,702	21	0.36
Savings and money market	19,308	83	0.87	5,505	10	0.36	7,130	40	0.56	3,997	14	0.35
Time deposits	106,774	827	1.56	60,011	403	1.35	68,719	963	1.40	58,468	846	1.45
Total interest bearing deposits	132,557	923	1.40	71,670	424	1.19	81,495	1,022	1.25	68,167	880	1.29
Other Borrowings	14,819	101	1.37	13,068	86	1.32	16,636	197	1.18	4,775	38	0.79
Total interest bearing liabilities	147,376	1,024	1.40	84,738	510	1.21	98,131	1,220	1.24	72,942	918	1.26
Non-interest bearing liabilities
Non interest bearing deposits	10,481			7,526			7,990			5,893
Other non interest bearing liabilities	765			515			781			347
Total liabilities	158,622			92,779			106,902			79,183
Stockholder's Equity	18,787			16,141			16,590			12,517
Total liabilities and stockholder's equity	$177,409			$108,920			$123,492			$91,700
Net interest income		$3,354			$2,483			$5,523			$4,412
Net interest margin			4.24%			5.19%			5.02%			5.56%

The following table reflects how changes in the volume of interest earning assets and interest-bearing liabilities and changes in interest rates have affected interest income. Information in each category of asset or liability is provided with respect to the change attributable to changes in volume (change in volume multiplied by prior yield/rate); changes in yield/rate (changes in yield/rate multiplied by prior volume); and changes in both yield/rate and volume (changes in yield/rate multiplied by changes in volume). The changes due to the combined impact of both yield and rate have been allocated to changes due to volume.

Analysis of Changes in Net Interest Income
(in thousands)
	2016 over 2015			2015 over 2014
	Yield/			Yield/
	Volume	Rate	Total	Volume	Rate	Total
Increase (decrease) in:
Interest income
Federal funds sold	$6	$1	$8	($1)	($1)	($2)
Investment securities:
Taxable	(21)	(11)	(33)	(18)	4	(14)
Tax-exempt	10	(3)	6	1	1	2
Loans, net of unearned income	1,938	(506)	1,432	695	3	698
Total interest income	1,933	(520)	1,413	677	7	683

Interest expense:
Interest bearing deposits
Interest bearing checking	(0)	(1)	(1)	(1)	(1)	(2)
Savings & money market	17	8	26	5	1	7
Time deposits	144	(26)	117	40	(22)	18
Other Borrowings	141	19	159	34	3	37
Total interest expense	301	0	302	78	(18)	60

Increase (decrease) in net interest income	$1,631	($520)	$1,111	$599	$25	$623

ANALYSIS OF FINANCIAL CONDITION

Loan Portfolio

At June 30, 2017, the Bank’s loan portfolio was $164.0 million, a 33% increase from year end 2016. The June 30, 2017 balance was a 75% increase from the $93.7 million balance one year earlier. As of June 30, 2017, loans secured by real estate made up 74% of the loan portfolio. This was an increase from 69% secured by real estate as of June 30, 2016.

Loan Portfolio by Loan Type
(in thousands)
	June 30		December 31
	2017	2016	2016	2015

Construction, land development, and other land loans	$ 11,260	$ 13,587	$ 6,229	$ 9,809
Secured by farmland	64,924	27,189	47,542	19,880
Secured by 1-4 family residential properties	19,152	16,456	16,154	18,110
Secured by multifamily residential properties	1,873	-	1,744	543
Secured by non farm non residential properties	24,549	6,953	14,218	499
Agricultural production	13,669	12,640	10,458	11,221
Commercial and industrial loans	20,443	9,005	18,860	13,041
Consumer and other	8,136	7,832	8,398	1,554
Total	$ 164,006	$ 93,662	$ 123,603	$ 74,657

The following table reflects total loans grouped by remaining maturities at December 31, 2016 by type and by fixed or floating interest rates. This table is based on contractual maturities and does not reflect repricing dates.

Loan and Lease Maturities
As of December 31, 2016 (in thousands)
	1 Year or Less	Over 1 Through 5 Years	Over 5 Years	Total

Construction, land development, and other land loans	$ 2,465	$ 2,256	$ 1,508	$ 6,229
Secured by farmland	9,123	18,976	19,443	47,542
Secured by 1-4 family residential properties	4,558	10,592	1,004	16,154
Secured by multifamily residential properties	-	1,744	-	1,744
Secured by non-farm non residential properties	2,051	8,051	4,116	14,218
Agricultural production	3,373	4,065	3,020	10,458
Commercial and industrial loans	3,362	2,568	12,930	18,860
Consumer and other	1,919	4,782	1,697	8,398
Total	$ 26,851	$ 53,034	$ 43,718	$ 123,603

Fixed Rate	$ 26,606	$ 51,894	$ 23,822	$ 102,321
Floating Rate	244	1,142	19,895	21,282
Total	$ 26,850	$ 53,036	$ 43,717	$ 123,603

The following table presents information concerning nonaccrual loans, past dues, and troubled debt restructures (TDRs).

Non Performing Assets
(in thousands)
	June 30,		December 31,
	2017	2016	2016	2015

Nonaccrual loans	$2,701	$1,947	$2,383	$749
Accruing loans which are 90 or more days past due	$308	$2,489	$110	$502
Trouble debt restructuring loans	$677	$964	$1,235	$1,047

A summary of the Bank’s policy for placing loans on nonaccrual can be found in the summary of significant accounting policies as a note in the audited financial statements.

The table below discloses the amount of lost interest income that would have been earned if nonaccrual loans had earned interest throughout the period. The table also presents the amount of interest income that was recognized in this period from loans that were placed on nonaccrual.

Interest Income and Nonaccrual Loans
	(in thousands)
For the 6 Months Ended June 30, 2017
Interest income that would have been recorded in the period if the loans were accruing		Interest income reported in the period on loans that were put on nonaccrual from January 1, 2017 to June 30, 2017
$69		$18

Allowance and Provision for Loan and Lease Losses

The allowance for loan and lease losses (ALLL) was $2.2 million at June 30, 2017 compared to $1.7 million at December 31, 2016. While management believes that the current ALLL is appropriate for the portfolio, changes in economic conditions can alter the adequacy of the ALLL.

In the first six months of 2017, provision expenses for possible loan losses totaled $858 thousand. The criteria explaining the analysis of the ALLL and needed provisions is discussed in the summary of significant accounting policies disclosed as a note to the audited financial statements. Generally, management attempts to match loan growth with at least a 1.3% provision charged to operating expenses. Quarterly ALLL analyses are performed using loss ratios and qualitative factors to determine if an additional provision is needed.

The following is a summary of loans charged off net of recoveries or net charge offs for the periods indicated.

Analysis of Allowance for Loan and Lease Losses (ALLL)
(in thousands)

	For the 6 Months Ended		For the Year Ended
	June 30, 2017	June 30, 2016	December 31, 2016	December 31, 2015

Balance at beginning of the period	$ 1,702	$ 1,265	$ 1,265	$ 1,220

Charge-offs:
Construction, land development, and other land loans	$ 0	$ 0	$ 0	($171)
Secured by farmland	(33)	-	-	-
Secured by 1-4 family residential properties	(18)	-	(257)	(150)
Secured by multifamily residential properties	-	-	-	-
Secured by non-farm nonresidential properties	-	-	-	(132)
Agricultural production	(273)	-	(317)	-
Commercial and industrial loans	-	(1)	(36)	(120)
Consumer and other	(48)	(43)	(34)	(98)
	(372)	(44)	(644)	(671)

Recoveries:
Construction, land development, and other land loans	-	-	2	16
Secured by farmland	4	-	-	-
Secured by 1-4 family residential properties	-	-	1	71
Secured by multifamily residential properties	-	-	-	-
Secured by non-farm nonresidential properties	4	-	-	1
Agricultural production	16	-	53	-
Commercial and industrial loans	2	1	56	53
Consumer and other	10	18	24	1
	36	19	136	142

Net Charge-Offs	(336)	(25)	(508)	(529)
Additions to ALLL	858	230	945	574
Balance at end of period	$ 2,224	$ 1,470	$ 1,702	$ 1,265
Ratio of net charge-offs during the period to average loans outstanding during the period	0.23%	0.03%	0.51%	0.76%

The following table sets forth the amounts of the ALLL attributable to loan type as of the dates indicated. These amount allocations are based heavily on loss histories per pool as well as qualitative factors and individual impairment analysis on certain loans. While this table is not necessarily indicative of actual future losses, it reflects the areas where the Bank sees the potential for losses.

Allocation of Allowance for Loan and Lease Losses
(in thousands)
	June 30,				December 31,
	2017		2016		2016		2015
	Amount	% of Loans and Leases	Amount	% of Loans and Leases	Amount	% of Loans and Leases	Amount	% of Loans and Leases
Construction, land development, and other land loans	$199	7%	$188	15%	$124	5%	$54	13%
Secured by farmland	885	40	587	29	653	38	421	27
Secured by 1-4 family residential properties	295	12	233	18	283	13	340	24
Secured by multifamily residential properties	29	1	-	-	31	1	10	1
Secured by non-farm nonresidential properties	234	15	134	7	136	12	149	1
Agricultural production	413	8	153	13	273	9	163	15
Commercial and industrial	130	12	146	10	172	15	105	17
Consumer and other	39	5	29	8	30	7	23	2
Total	$2,224	100%	$1,470	100%	$1,702	100%	$1,265	100%

Investment Securities

At June 30, 2017, the investments securities portfolio was classified as available-for-sale. Therefore, investment securities are reported at estimated fair value with the unrealized gain and losses, net of tax, reported as a component of stockholder’s equity.

The following table presents the book value and the market value since they are accounted for as available-for-sale. The investment securities portfolio is categorized by two major groupings of securities – (1) mortgaged-backed and collateralized mortgage obligations, (2) and obligations of states and political subdivisions.

Investment Securities
(in thousands)
	Book Value
	June 30		December 31
	2017	2016	2016	2015
Mortgage-backed and collateralized mortgage obligations	$8,140	$6,683	$4,440	$7,138
Obligations of states and political subdivisions	2,577	404	2,451	521
	$10,717	$7,087	$6,891	$7,660

The following table reflects the expected maturity distribution of the investment securities, at estimated fair value, at June 30, 2017 and weighted average yields (tax-exempt securities are not reported on a tax equivalent basis). Maturities are reported as contractual maturities; actual maturities may differ.

Expected Maturity Distribution of Investment Securities
As of June 30, 2017 (in thousands)

	1 Year or Less	Over 1 Through 5 Years	Over 5 Through 10 years	Over 10 Years	Total

Obligations of states and political subdivisions	$0	$0	$176	$2,401	$2,577
Mortgage-backed and collateralized mortgage obligations	-	6,096	2,045	-	8,140
Total	$0	$6,096	$2,220	$2,401	$10,717

Percentage of total	0%	57%	21%	22%	100%
Cumulative percentage of total	0%	57%	78%	100%
Weighted-average yield	0%	2.37%	3.00%	2.51%	2.53%

Deposits

Asset growth is funded primarily by deposits. As of June 30, 2017, total deposits were $159.4 million, $149.3 million of which were interest bearing. Deposit growth continues to be a major initiative of the Bank as rapid asset growth places continuous stresses on funding.

The following table reflects the average balance and average rate paid for each deposit category shown for the years indicated.

Average Deposit Balances and Rates
(in thousands)
	For the 6 Months Ended June 30				For the Year Ended December 31
	2017		2016		2016		2015
	Average Balance	Annualized Yield/Rate	Average Balance	Annualized Yield/Rate	Average Balance	Yield/Rate	Average Balance	Yield/Rate
Non-interest bearing deposits	$ 10,481	0.00%	$ 7,526	0.00%	$ 7,990	0.00%	$ 5,893	0.00%
Interest bearing demand deposits	6,475	0.41	6,154	0.36	5,646	0.35	5,702	0.36
Savings and money market	19,308	0.87	5,505	0.36	7,130	0.56	3,997	0.35
Time deposits	106,774	1.56	60,011	1.35	68,719	1.40	58,468	1.45
	$ 143,038	1.30%	$ 79,196	1.08%	$ 89,485	1.14%	$ 74,060	1.19%

At June 30, 2017, the Bank had outstanding brokered deposits of $40.1 million. This is up from $16.3 million in the prior year and $25.7 million as of December 31, 2016.

The following table sets forth, by time remaining to maturity, time deposits of $100,000 and over as of June 30, 2017.

Maturity Distribution of Time Deposits of $100,000 and Over
(in thousands)
June 30, 2017
3 months or less	$ 6,555
Over 3 to 6 months	14,735
Over 6 to 12 months	6,314
Over 12 months	25,472
Total	$ 53,076

Short Term Borrowings

Federal Home Loan Bank Advances are used to fund the balance sheet where asset growth outpaces deposit growth. The following table provides information surrounding those advances for the periods stated.

Other Short Term Borrowings
(in thousands)
	As of June 30				As of December 31
	2017		2016		2016		2015
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
At period end
Federal Home Loan Bank borrowings	$19,700	1.39%	$16,116	1.21%	$20,200	1.15%	$11,000	1.33%

Average throughout period
Federal Home Loan Bank borrowings	$14,689	1.38%	$12,986	1.32%	$16,559	1.51%	$4,655	0.80%

Maximum amount outstanding at any month end during the period
Federal Home Loan Bank borrowings	$19,700	-	$20,166	-	$24,200	-	$11,000	-

Unconsolidated Financial Statements

The following are comparative unaudited unconsolidated financial statements for the Bank for the reported periods. The purpose of these schedules is to provide stub period information for June 30, 2017 and June 30, 2016 in a format that is comparable to historical performance and conditions. These schedules are not intended to replace the audited financials for fiscal years 2016 and 2015.  The December 31, 2016 and 2015 financials are presented in accordance with the numbers in the audited financials.

Stone Bank
Balance Sheets
(in thousands)
	(Unaudited) June 30		December 31
ASSETS	2017	2016	2016	2015
Cash and cash equivalents	$2,022	$1,153	$2,197	$785
Fed funds sold	7,190	13,284	5,719	2,729
Investment securities	10,717	7,087	6,891	7,660
Loans and leases	164,006	93,662	123,450	74,657
Allowance for loan and lease losses	(2,224)	(1,470)	(1,548)	(1,265)
Net loans and leases	161,782	92,192	121,902	73,391
Premises and equipment	8,185	4,566	6,688	4,383
Goodwill and intangibles	939	939	939	939
Accrued interest, prepaid, and other	5,835	4,716	4,100	10,209
Bank owned life insurance	1,735	1,462	1,486	1,437
Federal Home Loan Bank stock	1,118	775	1,005	392
Deferred tax	581	-	75	285
Foreclosed assets held for sale	1,026	618	1,112	1,096
Total assets	$201,130	$126,790	$152,113	$103,307

LIABILITIES AND STOCKHOLDER'S EQUITY
Deposits:
Non-interest bearing deposits	$10,101	$7,838	$9,122	$7,304
Interest bearing demand deposits	7,101	5,317	5,422	5,499
Savings and money market	22,203	5,572	14,647	4,833
Time deposits	119,948	74,579	83,559	58,699
Total deposits	159,352	93,307	112,750	76,336
Other borrowings	19,700	16,116	20,200	11,000
Other liabilities	1,341	885	1,479	426
Total liabilities	180,393	110,308	134,429	87,762
Stockholder's equity:
Common Stock	13	13	13	13
Additional paid in capital	15,678	13,121	13,121	12,821
Retained earnings	5,031	3,321	4,724	2,773
Accumulated other comprehensive income	(13)	26	(174)	(62)
Total stockholder's equity	20,710	16,482	17,684	15,545
Total liabilities and stockholder's equity	$201,103	$126,790	$152,113	$103,307

Stone Bank
Statements of Income
(in thousands)
	(Unaudited) For the 6 Months Ended June 30		For the Year Ended December 31
	2017	2016	2016	2015
Interest income
Loans	$4,242	$2,902	$6,570	$5,138
Investment securities
Taxable	93	75	137	170
Tax-exempt	33	9	26	19
Deposits with banks and federal funds sold	10	7	11	3
Total interest income	4,379	2,993	6,743	5,330
Interest expense
Deposits	923	424	1,022	880
Other borrowings	101	86	197	38
Total interest expense	1,024	510	1,220	918
Net interest income	3,354	2,483	5,523	4,412
Provision for loan and lease losses	858	230	945	574
Net interest income after provision for loan and lease losses	2,496	2,253	4,578	3,838
Non interest income
Gain on sale of loans	1,982	1,817	5,216	3,689
Other	319	212	437	439
Total non-interest income	2,301	2,029	5,653	4,128
Non-interest expense:
Compensation and related expenses	1,665	1,383	2,941	1,936
Occupancy	362	219	515	431
Other	1,640	1,275	3,101	2,265
Total non-interest expense	3,667	2,877	6,557	4,632
Income before taxes	1,130	1,404	3,675	3,335
Provision for income taxes	415	538	1,406	1,267
Net income	$715	$866	$2,269	$2,068

Stone Bank
Statements of Cash Flow
(in thousands)

	(Unaudited) For the 6 Months Ended June 30		For the Year Ended December 31
	2017	2016	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 715	$ 866	$ 2,269	$ 2,068
Adjustments to reconcile net income to cash
Depreciation and amortization	508	256	591	422
Provision for loan losses	858	230	945	574
Write-downs of foreclosed assets held for sale	-	-	167	42
Net amortization and accretion of securities	17	16	29	27
Loss (gain) on sale of foreclosed assets	2	8	8	(2)
Gain on sale of securities available for sale	-	-	(30)	-
Gain on sale of loans	(1,982)	(1,817)	(5,216)	(3,689)
Loss (gain) on sale of premises and equipment	24	(5)	(4)	-
Proceeds from sale of loans	22,018	17,739	52,153	31,974
Origination of loans for sale	(22,744)	(17,848)	(51,710)	(27,578)
Federal Reserve Bank Stock Dividend	-	-	-	(12)
Federal Home Loan Bank Stock Dividend	(7)	(2)	(7)	(1)
Decrease (increase) in accrued interest receivable	(477)	(109)	(218)	(619)
Decrease (increase) in other assets	(1,761)	5,863	6,489	(504)
Increase (decrease) in accrued interest payable	29	13	22	5
Increase (decrease) in other liabilities	(167)	445	1,090	(1,372)
NET CASH PROVIDED BY OPERATING ACTIVITIES	(2,967)	5,655	6,575	1,334

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of securities available for sale	-	-	1,428	-
Proceeds from maturities and calls of securities available for sale	503	572	1,377	1,235
Purchase of securities available for sale	(4,353)	-	(2,205)	(1,001)
Net increase in loans	(38,560)	(17,238)	(45,833)	(10,369)
Proceeds from sale of foreclosed assets	85	478	569	244
Proceeds from sale of premises and equipment	-	318	343	-
Purchase of premises and equipment	(1,331)	(552)	(2,844)	(1,813)
Proceeds from sale of Federal Reserve Bank stock	-	-	-	315
Purchase of FNBB Stock	(106)	-	-	(303)
Purchase of Federal Home Loan Bank stock	-	(381)	(606)	-
Purchase of bank owned life insurance	(225)	-	-	(1,420)
NET CASH USED BY INVESTING ACTIVITIES	(43,988)	(16,803)	(47,770)	(13,112)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	46,602	16,971	36,414	1,872
Short-term borrowings, net	(500)	5,116	9,200	9,634
Contributed capital	2,557	300	300	-
Dividends paid	(408)	(318)	(318)	(64)
Proceeds from issuance of common stock	-	-	-	2,735
NET CASH PROVIDED BY FINANCING ACTIVITIES	48,251	22,069	45,596	14,176

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,297	10,921	4,401	2,398

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,916	3,515	3,515	1,116

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 9,213	$ 14,436	$ 7,916	$ 3,515

Consolidated Financial Statements

The following are comparative unaudited consolidated financial statements for the Company for the reported periods. The purpose of these schedules is to provide information for June 30, 2017 in a format that is comparable to prior periods. These are not intended to replace the audited financials for fiscal year 2016 included in this offering circular (Exhibit “A”).

Stone Bancshares, Inc.
Consolidated Balance Sheets
(in thousands)

	(Unaudited) June 30 (1)		(Unaudited) December 31 (1)
ASSETS	2017	2016	2016	2015
Cash and due from banks	$ 2,022	$ 1,153	$ 2,197	$ 785
Investments and federal funds sold	17,908	20,370	12,610	10,389
Loans and leases	164,006	93,662	123,450	74,657
Allowance for loan and lease losses	(2,224)	(1,470)	(1,548)	(1,265)
Net loans	161,782	92,192	121,902	73,391
Premises and equipment	8,504	4,884	7,008	4,383
Goodwill and intagibles	939	939	939	939
Federal Home Loan Bank stock	1,118	775	1,005	392
Foreclosed assets held for sale	1,026	618	112	1,096
Other assets	8,166	6,231	6,777	11,931
Total assets	$ 201,465	$ 127,162	$ 152,549	$ 103,307

LIABILITIES AND STOCKHOLDER'S EQUITY
Total deposits	$ 158,267	$ 93,245	$ 112,660	$ 76,336
Total borrowings	22,700	16,516	20,600	11,000
Accrued interest	95	58	66	44
Other liabilities	1,123	827	1,477	381
Total liabilities	182,186	110,646	134,803	87,762
Stockholder's equity:
Common stock	14	13	14	13
Treasury stock	(50)	0	0	0
Additional paid in capital	17,267	15,913	16,042	12,821
Retained earnings	2,061	563	1,865	2,773
Unrealized gains/(losses)	(13)	26	(174)	(62)
Total equity	19,279	16,516	17,747	15,545
Total liabilities and equity	$ 201,465	$ 127,162	$ 152,549	$ 103,307

(1) Since the primary asset of Stone Bancshares is Stone Bank periods prior to March 9, 2016 have been prepared using only Stone Bank.

Stone Bancshares, Inc.
Consolidated Statements of Income
(in thousands)
	(Unaudited) For the 6 Months Ended June 30 (1)		(Unaudited) For the Year Ended December 31 (1)
Interest income	2017	2016	2016	2015
Loans	$ 4,228	$ 2,902	$ 6,570	$ 5,138
Investment securities, federal funds sold, and interest bearing deposits	143	93	173	192
Total interest income	4,371	2,995	6,743	5,330
Interest expense
Deposits	923	424	1,022	880
Other borrowings	135	89	208	38
Total interest expense	1,058	514	1,230	918
Net interest income	3,313	2,481	5,513	4,412
Provision for loan and lease losses	858	230	945	574
Net interest income after provision for loan and lease losses	2,455	2,251	4,568	3,838
Non interest income
Gain on sale of loans	1,982	1,817	5,216	3,689
Other	326	60	445	439
Total non interest income	2,308	1,877	5,661	4,128
Non interest expense
Compensation and related expenses	1,695	1,486	3,147	1,936
Occupancy	362	234	516	431
Other	1,757	1,145	3,195	2,265
Total non interest expense	3,814	2,866	6,858	4,632
Income before taxes	949	1,263	3,371	3,335
Provision for income taxes	345	483	1,290	1,267
Net income	$ 603	$ 779	$ 2,081	$ 2,068

(1) Since the primary asset of Stone Bancshares is Stone Bank periods prior to March 9, 2016 have been prepared using only Stone Bank.

Stone Bancshares, Inc.
Statements of Cash Flow (Unaudited)
(in thousands)

	For the 6 Months Ended June 30		For the Year Ended December 31
	2017	2016**	2016**	2015**

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 603	$ 779	$ 2,081	$ 2,068
Adjustments to reconcile net income to cash
Depreciation and amortization	508	256	591	422
Provision for loan losses	858	230	945	574
Write-downs of foreclosed assets held for sale	-	-	167	42
Net amortization and accretion of securities	17	16	29	27
Loss (gain) on sale of foreclosed assets	2	8	8	(2)
Gain on sale of securities available for sale	-	-	(30)	-
Gain on sale of loans	(1,982)	(1,817)	(5,216)	(3,689)
Loss (gain) on sale of premises and equipment	24	(5)	(4)	-
Proceeds from sale of loans	22,018	17,739	52,153	31,974
Origination of loans for sale	(22,744)	(17,848)	(51,710)	(27,578)
Federal Reserve Bank Stock Dividend	-	-	-	(12)
Federal Home Loan Bank Stock Dividend	(7)	(2)	(7)	(1)
Decrease (increase) in accrued interest receivable	(477)	(109)	(218)	(619)
Decrease (increase) in other assets	(1,686)	5,809	6,372	(504)
Increase (decrease) in accrued interest payable	29	13	22	5
Increase (decrease) in other liabilities	(353)	445	1,153	(1,372)
NET CASH PROVIDED BY OPERATING ACTIVITIES	(3,191)	5,514	6,334	1,334

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of securities available for sale	-	-	1,428	-
Proceeds from maturities and calls of securities available for sale	503	572	1,377	1,235
Purchase of securities available for sale	(4,353)	-	(2,205)	(1,001)
Net increase in loans	(38,560)	(17,238)	(45,833)	(10,369)
Proceeds from sale of foreclosed assets	85	478	569	244
Proceeds from sale of premises and equipment	-	-	25	-
Purchase of premises and equipment	(1,331)	(552)	(2,844)	(1,813)
Proceeds from sale of Federal Reserve Bank Stock	-	-	-	315
Purchase of FNBB Stock	(106)	-	-	-
Purchase of Federal Home Loan Bank stock	-	-	(606)	(303)
Purchase of bank owned life insurance	(225)	(381)	-	(1,420)
NET CASH USED BY INVESTING ACTIVITIES	(43,988)	(17,121)	(48,088)	(13,112)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	45,607	16,910	36,323	1,872
Short-term borrowings, net	(500)	5,116	9,200	9,634
Proceeds from notes payable	2,600	400	400	-
Dividends paid	(408)	-	-	(64)
Proceeds from issuance of stock options	26	44	83	-
Purchase of Treasury Stock	(50)	-	-	-
Proceeds from issuance of common stock	1,199	59	149	2,735
NET CASH PROVIDED BY FINANCING ACTIVITIES	48,475	22,529	46,155	14,176

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,297	10,921	4,401	2,398

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,916	3,515	3,515	1,116

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 9,213	$ 14,436	$ 7,916	$ 3,515
** Since the primary asset of Stone Bancshares is Stone Bank periods prior to March 9, 2016 have been prepared using only Stone Bank.

The Company acquired the Bank on March 9, 2016. Therefore, not all the Bank’s income for 2016 was recognized by the newly formed holding company. The only balance sheet items that the Company had other than the Bank as of June 30, 2017 was a land holding of $300 thousand, other miscellaneous assets of $186 thousand, and a loan that was used to inject capital into the Bank of $3 million. The only material source of income for the Company is the income of the Bank.  In the opinion of management all adjustments necessary in order to make the interim financial statements not misleading have been included.

MANAGEMENT

Name	Position	Age	Term of Office (Hire Date)
Marnie Oldner	CEO Stone Bank, Director Stone Bancshares and Director Stone Bank	65	July 2011
Nick Roach	President & Chief Lending Officer Stone Bank and Director Stone Bank	37	August 2010
Stephen Ragland	EVP & Chief Financial Officer	51	February 2016
Bruce Upton	EVP & Chief Technology Officer	57	August 2015
Kirby Williams	EVP & Chief Retail Officer	63	August 2015
Kevin Compton	President Stone Bancshares, Chairman of the Board Stone Bancshares and Director Stone Bank	58	June 2011
James T. Compton	Director Stone Bancshares and Chairman of the Board Stone Bank	80	March 2009
Ken Compton	Director Stone Bancshares	60	April 2017
Sonya Daniels	Director Stone Bancshares	55	March 2016
Charlie Daniels	Director Stone Bancshares	55	October 2017
Buddy Bolin	Director Stone Bank	80	March 2009
Roger Helms	Director Stone Bank	51	November 2015
Raymond Merrill	Director Stone Bank	52	December 2016
Ron Sims	Director Stone Bank	70	January 2011
Gladys M. Webb	Director Stone Bank	62	November 2009
Fred Williams	Director Stone Bank	78	November 2009

The members of the Company’s Board of Directors are Ken Compton, Charlie Daniels, Sonya Daniels, J.T. Compton, Kevin Compton and Marnie Oldner.

Ken Compton, age 60, Conway, Arkansas, graduated Harlingen High School in Harlingen, Texas, in 1975. Mr. Ken Compton attended the University of Central Arkansas. During college he worked for the Morrilton Democrat and the Log Cabin Democrat until fall of 1980 when he was named news editor for the Sentinel Record in Hot Springs, Arkansas. In 1981, he was named contributing editor for the Sentinel Record doing investigative, political and special project reporting. In 1983 he was named Managing Editor for the Camden News, winning General Excellence awards for the Arkansas Press Association and the Associated Press Managing Editors group. He also won several awards for editorial writing, columns, investigative and special project reporting. He was elected to the AP Managing Editors Board in 1985, serving as President in his final year. In 1989, he entered the family business, working in the operation and development of health care facilities. He now focuses on real estate management, sales, and development.

Charlie Daniels, age 55, Navarre, Florida, has been an entrepreneur in the technology field for nearly three decades. He is currently a co-founder in an active investment fund with current holdings in a variety of companies and various real estate projects in Missouri and Florida. Holding dual bachelor degrees in Accounting and Computer Information Systems from Missouri State University, Mr. Daniels has a diverse background in healthcare, technology, and business. He has held positions at management and executive levels, as well as operational leadership in the areas of business development, professional services and software development.

Sonya Daniels, age 55, Springfield, Missouri, is one of the founding members of the Bank and has served on the Banks Board of the Directors. Her primary experience includes ownership of long-term care facilities, software companies, real estate holdings, and banking investments. She holds a Master of Arts in Accounting and a Bachelor of Science in Business Administration. Mrs. Daniels has held certificates in Certified Public Accountancy and Long-Term Care Administration, both of which are currently inactive. Her roles in businesses owned include financial operations, business operations, mergers and acquisitions, and client relationships. She was born and raised in central Arkansas.

Kevin Compton, age 58, Little Rock, Arkansas, is a member of the Board of Directors of the Bank and the Company, where he serves as Chairman of the Board. Mr. Compton has been affiliated with several limited partnerships, limited liability companies, corporations and partnerships. Currently, he is a partner in JTK Investments in Morrilton, Arkansas. After graduating in 1977 from Morrilton High School, Mr. Compton attended the University of Central Arkansas, graduating in 1982 with a Bachelor of Arts degree. In 1992, he received an administrators license from the Arkansas Office of Long Term Care. The license expired in 1998. Mr. Compton has served as director of the Bank since June 2011 and the Company since its inception in November 2015.

James T. Compton, age 80, Mountain View, Arkansas, is a member of the Companys Board of Directors and the Banks Board of Directors where he serves as Chairman of the Board. Mr. Compton has previous bank board experience serving on the Board of Directors of First Community Bank of Fayetteville, Arkansas from 1988 to 2004. Mr. Compton is self-employed as a principal of several limited liability companies and partnerships in Central and Northwestern Arkansas, Oklahoma and Texas, including May Motor Company in Mountain View, JTK Investments Partnership, Frisco Health Investments, Compton Family Limited Partnership #1, #2,

#3, Compton Holdings, and Pinewood Cabins, LLC. He was born and raised in Mountain View and operated several health care businesses from 1988 to 1996. Mr. Compton graduated from Arkansas State Teachers College (now known as University of Central Arkansas) with a Bachelor of Science degree in education. He did postgraduate studies at Pan-American University in Edinburgh, Texas. Mr. Compton received his Certified Public Accountancy Certificate which is currently inactive. Mr. Compton is one of the founding members of the Bank and has served as a director since its beginning in 2009.

Margaret Marnie Oldner, age 65, Little Rock, Arkansas. Ms. Oldner is the CEO and a Director of the Bank and an EVP and a Director of the Company. She has been on staff with the Bank since July 1, 2011 serving as its CEO, CFO, and President during that time. Ms. Oldner worked with many banks inside and outside of Arkansas while a Managing Principal at DD&F Consulting Group, Little Rock, Arkansas, for 7 years. Prior to joining DD&F, Ms. Oldner had 16 years of experience in banking including serving as Chief Financial Officer for a $1.4 billion bank holding company and its 5 subsidiary banks. Before her direct involvement in the banking industry, Ms. Oldner was a certified public accountant for Coopers & Lybrand (now PriceWaterhouseCoopers), in Newport Beach, California. She is a graduate of California State University in Fullerton, California, where she majored in business and accounting.

The members of the Banks Board of Directors are Buddy Bolin, J. T. Compton, Kevin Compton, Roger Helms, Raymond Merrill, Margaret (Marnie) Oldner, Ron Sims, Gladys Raney Webb and Fred Williams. The executive officers of the Bank are Marnie Oldner, Nick Roach, Stephen Ragland, Bruce Upton and Kirby Williams.

Buddy Bolin, age 80, Mountain View, Arkansas, is a member of the Banks Board of Directors. He is the retired owner and manager of a retail building material business and is presently active as a general contractor for building construction. He has been a resident of Mountain View for 57 years and is involved in the community through several organizations. Mr. Bolin is a member of the Chamber of Commerce where he also served two terms as President and is a member of the Church of Christ where he has served as an elder for 28 years. Mr. Bolin has served as a director since inception in 2009.

Roger Helms, age 51, of Smithville, Arkansas, is a veterinarian and co-owner of Gateway Animal Clinic in Walnut Ridge, Arkansas.  He has been practicing veterinary medicine since 1995.  He loves raising cattle and Boer goats on the family farm where he lives with his wife and two children.  He previously served for 17 years on the local school board and currently is very active in his church where he teaches Sunday school and leads the music.  In addition, he is on the local fire improvement board and serves as secretary for the local cemetery board.

Raymond Merrill, age 52, resides in Sallisaw, OK where he has three children. He sits on multiple boards in the community including Sallisaw Improvement Corp and Airport Commission. He is the owner of Merrill Bonding Company that he established in 1989 as a sole proprietorship and that now serves twenty-six counties in Oklahoma. Mr. Merrill began Merrill Self Storage in 1994 and is the managing partner. He also owns Multi-Family properties, including Wobbe Lane Apartments in Springdale, Arkansas; Commercial Strip centers in Fayetteville, Springdale, and

Berryville, Arkansas; and, an Abstract and Title business that serves the states of Oklahoma and Arkansas.

Nick Roach, age 37, Mountain View, Arkansas. Mr. Roach has been on staff of the Bank since August 2010 and serves as a Director and President and Chief Lending Officer. Prior to joining the Bank, Mr. Roach had over 10 years of banking experience including customer service, credit analysis, and lending. Mr. Roach holds a Bachelor of Science degree from Arkansas Tech University in Economics and Finance. Mr. Roach graduated in 2017 from the Southwestern Graduate School of Banking at Southern Methodist University in Dallas, Texas. Mr. Roach served as the President of the Stone County Chamber of Commerce for two years, during his four-year tenure with the organization. He is a former board member of the Arkansas Foodbank, along with several other non-profit organizations.

Ron Sims, age 70, Mountain View, Arkansas, is a member of the Board of Directors and a Vice President of the Bank. Mr. Sims has approximately 39 years of experience in the banking industry. He was employed by Cross County Bank as Vice President & Branch Manager from 1973 1984; First South Savings & Loan Association 1984-1987; Bank of Mountain View, President & CEO from 1988 2006; First Security Bank as Vice President/Loan Officer from 2006-2010; and Ozark Heritage Bank, President & CEO from 2010 to June 30, 2012. Mr. Sims, although retired in 2012, still maintains his involvement on the boards of the Pleasant Grove Water Association, Iron Mountain Volunteer Fire Department, and the Bank.

Gladys M. Webb, age 62, North Little Rock, Arkansas, is a member of the Board of Directors. Mrs. Webb is a licensed Auctioneer and Real Estate Broker. Since 2001, Mrs. Webb has represented Wilson Real Estate Auctioneers, Inc. in Hot Springs, Arkansas as an auctioneer and real estate broker. Her real estate auction experience encompasses the sale of working farms, lake front properties, condominiums, residential homes, mansions, trophy hunting lodges, RV parks, motels and commercial buildings. Mrs. Webb attended Metropolitan Technical School in Little Rock, The University of Arkansas at Little Rock and Arkansas Tech University at Russellville. She is a 1998 graduate of Missouri Auction School and a 2006 graduate of Indiana University's Certified Auctioneers Institute. Her professional work experience also includes employment as a licensed real estate title abstractor, marketing agent for a heavy equipment auction firm, owner of an automotive parts recycling business and owner of an automotive freight transit company. She is a board member of the City of North Little Rock Building and Housing Board of Adjustment, a past president of the Arkansas Automotive Dismantlers and Recyclers Association. Mrs. Webb has served the Bank as a director since November 2009.

Fred Williams, age 78, Dumas, Arkansas, is a member of the Banks Board of Directors. He has been the President and General Manager of Dumas Motor Company, Inc. from 1975 to present. The company sells new and used trucks and trailers. After graduating from Dumas High School in 1956, Mr. Williams attended Arkansas A&M College in College Heights, Arkansas, and graduated in 1960 with a Bachelor of Science degree in Forestry. Over the years, Mr. Williams has been affiliated with Dumas Motor Company (sells trucks & trailers), Dumas Leasing, Inc. (finances leases of trucks and trailers), Dumas Motor Freight (freight hauling) and Dumas Logistics (brokers freight), all located at 500 Hwy 65 N., Dumas, Arkansas. Mr. Williams owns 100% of each business and is also the President and General Manager of each. He has been involved and recognized for his leadership in many civic and business organizations during his career. He is a veteran of the Arkansas National Guard, serving for 17 years. He held many command positions and also taught at the Arkansas Military Academys Officers Candidate School for several years. He is a past recipient of the Distinguished Alumnus Award from the University of Arkansas at Monticello. Mr. Williams has served as a director of the Bank since November 2009.

Stephen Ragland, age 51, Little Rock, Arkansas. Mr. Ragland is an EVP and the CFO of the Bank and the CFO of the Company. He has been on staff with the Bank since February 15, 2016. From 2000 to 2016 Mr. Ragland served as a member of the financial leadership team of Acxiom Corporation, a publicly-traded software development and data management company. He focused on financial analysis, budget and planning. Prior to his work with Acxiom Corporation, Mr. Ragland had over five years of banking experience. Mr. Ragland is a C.P.A., C.G.M.A., and holds an M.B.A from University of Arkansas at Little Rock and a B.B.A. from the University of Central Arkansas. He is a former board member and treasurer of Big Brothers and Big Sisters of North Central Arkansas.

Bruce Upton, age 57, New Braunfels, Texas. Dr. Bruce Upton is the COO and Cybersecurity Officer for the Bank since he joined the Bank in August 2015. Dr. Upton has worked with many banks inside and outside of Arkansas as the founder and President of BLU3 Technologies, Jonesboro, Arkansas until he sold the company. Prior to founding BLU3, Dr. Upton worked as a Technology Officer, Operations Manager, and Loan Officer for an Arkansas community bank. Dr. Upton also served over 20 years in the United States Air Force. He is a graduate of the University of Arkansas Little Rock where he earned his PhD in Computer Science.

Kirby Williams, age 63, Little Rock, Arkansas. Mr. Williams is EVP, Chief Marketing and Retail Banking Officer of the Bank. He has been on staff with the Bank since August 1, 2015 and served in a consulting capacity for two years prior to that time. Before joining the Bank, Mr. Williams was President & Owner of Kirby & Company, a branding, marketing and public relations consulting firm based in Hot Springs, Arkansas. Among Mr. Williams consulting clients were some of Arkansas most recognizable financial services brands and an array of political and tourism-related companies. Mr. Williams previous banking positions include having served as EVP/Retail Banking and Operations, VP of Marketing, and Communications Manager. Mr. Williams attended the University of Central Arkansas and the University of Arkansas at Little Rock. He holds a degree from the Graduate Institute of Bank Marketing at Louisiana State University. Active in a number of organizations, Mr. Williams is a member of the CHI St. Vincents Foundation Board of Directors and is on the Executive Boards of the Quapaw Area Council of the Boy Scouts of America and the Arkansas Educational Television Foundation. In 2015 he served as President of Hot Springs Fifty for the Future. He is a Paul Harris Fellow of Rotary International.

J.T. Compton, Kevin Compton (Chairman of the Companys Board of Directors), and Marnie Oldner also serve on the Banks Board of Directors. Their biographies are shown above with the Directors for the Company.

PLAN OF DISTRIBUTION

The offering is being made pursuant to exemptions from the registration requirements of the Securities Act of 1933, the Arkansas Securities Act and the securities laws of other states.  In reliance upon the exemptions, our Common Stock has not been registered with the Securities and Exchange Commission, the Arkansas Securities Department, the securities agency of any other state or any banking regulatory agency.  The Common Stock is being offered pursuant to Regulation A of the Securities and Exchange Commission, Section 23-42-503(a)(3) of the Arkansas Securities Act, and exemptions under the securities laws of other states for offers and sales to existing shareholders.

No person is authorized to give any information or to make any representations other than those contained in this Offering Circular.  If given or made, such information must not be relied upon.

The Common Stock is only being offered to current holders of Common Stock.  The offering will be on a best efforts basis by certain of our officers and directors. If we do not sell at least 357,143 shares by the termination date, no shares will be sold and funds submitted for shares will be returned to subscribers.  However, we have received notice from J. T. Compton and his family that they intend to purchase their pro rata share or more of the stock being offered.  Additionally, members of management have indicated that they intend to purchase stock.  Therefore, selling less than the minimum is highly unlikely.  Based upon such indications of interest, no escrow is being established.  No commissions will be paid in connection with the offer or sale of the Common Stock.  Although the shareholders do not have preemptive rights, this offering is being initially made to the shareholders on a pro rata basis.

Upon commencement of the offering, we will mail each shareholder an Offering Circular and a letter stating the number of shares that the shareholder may purchase to maintain the shareholder’s current percentage ownership.  A shareholder may subscribe to any number of shares up to the number of shares required to maintain his or her percentage ownership and may request the purchase of a specified number of additional shares.  Shares to maintain current ownership percentages will be reserved until the close of business on January 26, 2018.  Shareholders may purchase shares after January 26, 2018 until the termination date if shares are still available.

A shareholder desiring to purchase Common Stock through this offering should, after executing a subscription agreement (a copy attached as Exhibit “F”), make his or her check for $14.00 per share payable to: “Stone Bancshares, Inc.”, and send or deliver to Stone Bancshares, Inc., 802 East Main Street, Mountain View, Arkansas 72560 Attention: Pam Sutton.  Funds paid by subscribers will not be held in escrow. We anticipate delivering stock certificates to each shareholder within approximately two weeks of our receipt of payment and a properly completed subscription agreement and after the minimum number of shares have been subscribed.  Shares not subscribed by January 26, 2018 will be offered to shareholders desiring to purchase additional shares and any over-subscription of the second phase of the offering will be resolved on a pro rata basis.

The offering will conclude on February 28, 2018 unless we extend the offering period for an additional period of up to sixty (60) days.

SECURITIES BEING OFFERED

General

In this offering the Company is offering for sale 1,000,000 shares of Common Stock to existing shareholders only.  The Company is authorized to issue a maximum of five million (5,000,000) shares of Common Stock, par value $0.01 per share, 1,438,062 of which have been issued and are presently outstanding.

Dividend Rights

The holders of Common Stock are entitled to dividends when, as and if, declared by the Board of Directors out of funds legally available therefor.  As noted above under the heading "The Bank - Regulation and Supervision", any dividends are subject to certain regulatory limitations which impose restrictions on the funds available for declaring dividends.

Voting Rights

Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to a vote of shareholders.  Holders of Common Stock do not have cumulative voting rights.

Liquidation Rights

In the event of liquidation and provided there is no preferred stock outstanding, the holders of Common Stock shall be entitled to receive pro rata the remaining assets available for distribution to shareholders after the payment of debts and liabilities of the Company.

Preemptive Rights

The holders of Common Stock shall not be entitled to any preemptive rights or other similar rights providing a right to purchase other shares of Common Stock of the Company.

Redemption and Other Matters

The Common Stock is not subject to redemption.  The outstanding shares of Common Stock are, and shares issued pursuant to this offering will be, fully paid and non-assessable.

Market Price

There has been no established or active market for the Common Stock of the Company. (See “Risk Factors”)

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the compensation paid by the Bank to Directors and Executive Officers in 2016.

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.	Cash compensation	Other compensation	Total compensation
Executive Officers (5 persons) as a group*		$ 849,447	$ 119,849	$ 969,297
Directors (8 persons) as a group – Excludes Executive Officers that serve as directors		$ 61,100	$ 0	$ 61,100
* does not include reimbursement for cell phone, auto & housing allowances or use of bank-owned automobile

In 2016, Directors, other than the Bank CEO and President who are members of the board who do not receive a director’s fee, receive a director’s fee of $400 per meeting.  Directors who serve on a committee receive a fee of $100.00 for each committee meeting.  Directors and officers are reimbursed for travel and other business-related expenses.  Starting in 2017, Bank Directors, other than the Bank CEO and President who are members of the board and do not receive a director’s fee, receive $9,600 per year for director’s fee which is paid monthly.  They do not receive a separate fee for serving on a committee.  Company Directors, other than the Bank CEO and President who are members of the board and do not receive a director’s fee, receive $12,000 per year for director’s fee which is paid quarterly.

Non-equity incentive plan compensation is paid to certain Bank personnel based on a mathematical formula of profitability and achievement with consideration given to ensuring the amount and structure of such incentive compensation does not encourage employees to take unnecessary or excessive risks that could threaten the financial condition of the Bank.

Discretionary bonuses may be used to reward employees during extraordinarily profitable years or for extraordinary personal efforts.  At the same time, if the Bank does not achieve reasonable profitability incentive bonuses may be reduced accordingly.

The Bank has a policy of evaluating the performance of officers and other personnel through communication between supervisors and their employees on an on-going basis.  The Executive Committee of the Board of Directors has responsibility for reviewing, evaluating, and approving the compensation plans, policies, and programs of the Bank.  The Executive Committee reviews and considers historical compensation data for the Bank’s executives, including cash and non-cash direct compensation and benefits.  It reviews the performance of the Bank and the executives’ experience, and long-term potential to enhance shareholder value.  In addition to peer group compensation information and general industry compensation information, the Committee reviews its compensation practices to ensure that the Bank’s executive compensation program reflects the executives’ positions, responsibilities, and contributions to the Bank.

Based on input from an independent third-party compensation consultant, the Committee implemented compensation plans for key executives that include contracts, equity and cash incentives, deferred compensation, and retirement benefits.  These arrangements include contracts with change in control provisions, supplemental executive retirement plans, bank-owned life insurance, and stock options.  The value of executive retirement plans is not included in the compensation table above due to multi-year vesting schedules.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

The following table sets forth the shares held by the directors, director nominees and executive officers of the Bank.  Shareholders who owns more than 10% of the any class of the Company’s stock including shares subject to outstanding options are presented below.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Common	J. T. Compton [1]	205,816	53,800 options	16.8%
Common	Kevin Compton[2]	166,260	0 options	10.7%
Common	Directors, Director Nominees and Executive Officers as a group (15 persons)[3]	868,077	109,703 options	63.2%

1includes shares held in trust that J. T. Compton controls

2includes shares held in trust that Kevin Compton controls

3includes options for 6,303 shares that will vest on 12/31/2018

The following table sets forth the options, warrants and other rights to purchase securities from the Bank by the persons and group identified above.

Name of Holder	Title and Amount of Vested Securities called for by Options, Warrants or Rights	Title and Amount of Unvested Securities called for by Options, Warrants or Rights	Weighted-average Exercise Price	Date of Expiration
J. T. Compton	28,800 Category A Options	0 Options	$10.00 per share	Mar. 31, 2019
Sonya Daniels	9,600 Category A Options	0 Options	$10.00 per share	Mar. 31, 2019
Marvin Sutterfield	9,600 Category A Options	0 Options	$10.00 per share	Mar. 31, 2019
J. T. Compton	25,000 Category B Options	0 Options	$10.00 per share	Mar. 31, 2019
Marnie Oldner	25,000 Options 3,403 Options	50,000 Options 13,609 Options	$10.99 per share $13.12 per share	Aug. 31, 2025 Dec. 31, 2026
Nick Roach	15,000 Options 1,993 Options	35,000 Options 7,971 Options	$10.99 per share $13.12 per share	Aug. 31, 2025 Dec. 31, 2026
Remaining Outstanding Options	1,167 Options	4,656 Options	$13.12 per share	Dec. 31, 2026

J. T. Compton, the Bank’s chairman of the Bank’s Board of Director, and his family, as a group, beneficially owned 56.2% of Common Stock as of September 30, 2017.  If Mr. Compton and his family purchase their pro-rata share of this offering, which they have indicated they will do, they will continue to control over 50% of the stock.  Consequently, if they vote their shares in concert, they will be able to elect directors and control the voting on shareholder votes.  The interest of Mr. Compton and his family may conflict with the interest of other holders of Common Stock and they may take actions with which you disagree. Additionally, members of management have indicated that they intend to purchase stock in the offering.

COMPANY STOCK PLANS

Stock Benefit Plan

The Board of Directors of Ozark Heritage Bank’s N.A. n/k/a Stone Bank adopted a Stock Benefit Plan on March 31, 2009 (the “2009 Plan”).  Under the 2009 Plan, stock options were granted to the six (6) organizers to the Bank (“Category A Options”) and to the thirteen (13) initial directors of the Bank (“Category B Options”).  All options granted under the 2009 Plan have an exercise price of ten dollars ($10.00) per share and expire ten (10) years after the date of issuance.  A total of forty-eight thousand (48,000) Category A Options were issued and are outstanding.  Eight thousand (8,000) Category A Options were granted to each organizer.  A total of 112,636 Category B Options were issued to the initial directors and thirty-five thousand eight hundred ninety-three (35,893) are presently outstanding.  The Category A Options are transferrable without restriction.  The Category B Options require that each holder remain an active director of the Bank.  If a director holding Category B Options ceases to serve as a director as a result of death or disability, the Category B Options must be exercised within twelve (12) months or the options will be deemed forfeited.  In all other cases in which a director holding Category B Options ceases to serve, the Category B Options must be exercised within ninety (90) calendar days or the options will be deemed to have been forfeited.  The Category B Options are also subject to restrictions on transfer.  No additional options will be granted under the 2009 Plan.  After the Company acquired all of the stock of Stone Bank, it assumed the obligations under the 2009 Plan for stock in the Company.

Executive Stock Plan

On April 19, 2016, the Company’s shareholders adopted an Executive Stock Plan (“ESP”) that provided for awards of Common Stock and the granting of options to purchase Common Stock to key employees of the Company and its subsidiary.  The awards and grants under the ESP are based upon the fair market value of the Common Stock as defined in the ESP.  The number of shares that can be issued or granted under the ESP cannot exceed 200,000 in any calendar year.  Since an ESP was adopted, the following shares of or options to purchase Common Stock have been awarded and granted:  157,799 options to purchase Common Stock have been issued and 10,131 shares of Common Stock have been issued.  In total 167,930 shares of Common Stock have been utilized by this plan.

Stock Purchase Plan

On January 17, 2017, the Company’s board of directors adopted a stock purchase plan (“SPP”) that allows certain key employees and directors of the Company or its subsidiary who are in a position to materially contribute to the growth of the Company to purchase Common Stock.  The purchase price under the SPP is the book value of the stock at the end of the month prior to subscription.  In the event of a withdrawal from the SPP repurchase of the stock by the Company at book value is required or optional depending on the length of time the stock has been held.  The total amount of shares offered and sold under the SPP cannot exceed fifteen percent (15%) of the total issued and outstanding shares of Common Stock.  Eligible participants may purchase up to 20,000 shares of stock under the SPP.  In the event of a withdrawal within two years of a purchase by a participant, a repurchase by the Company at book value is required.  After two (2) years, a repurchase by the Company is optional to the participant.  As of September 30, 2017, 85,468 shares of Common Stock had been issued under the SPP.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Certain of our directors and officers and the companies in which they had a ten percent (10%) or more interest, were customers of, and had transactions with, the Bank in the ordinary course of our business, and additional transactions are expected to take place in the future.  All loans and commitments to lend money included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management, do not involve more than normal risk of collectability or present other unfavorable features.  As of June 30, 2017, the aggregate amount of such loans and commitments was $4,505,803.00.

JTK Investments, an affiliate of directors, J.T. Compton, Kevin Compton and Ken Compton, is the owner of four office spaces at 307 S. Sylamore Avenue in Mountain View leased by the Bank.  The offices are each 1,000 square feet and are leased to the Bank for $9.60 per square foot annually.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

In accordance with the Arkansas Business Corporation Act, the Company will indemnify a director or officer of the Company or the Bank who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the Company or the Bank against reasonable expenses incurred by him or her in connection with the proceeding, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.

In the Bank’s Articles of Agreement and Incorporation, the Bank adopted the July 20, 2007 Policy Statement of the Arkansas State Bank Commissioner and provided that the Bank’s officers, directors and other persons may be indemnified to the maximum extent permitted by the Arkansas Business Corporation Act.  However, the power will not provide for indemnification against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by a bank regulatory agency which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual in the form of a payment to an Arkansas state chartered banking institution.

The Arkansas Business Corporation Act provides that the Company may indemnify an individual made a party to a proceeding including the advancement of legal fees and expenses, because he or she was a director or officer of the Company against liability incurred in a proceeding if: (1) he or she conducted himself or herself in good faith; and (2) he or she reasonably believed (i) in the case of conduct in his or her official capacity with the Company, that his or her conduct was in its best interest; and (ii) in all other cases, that his or her conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding he or she had no reasonable cause to believe his or her conduct was unlawful. The Company may not indemnify a director or officer in connection with a proceeding by or in the name of the Company in which the director or officer was adjudged liable to the Company; or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has procured a directors and officers liability insurance policy providing for insurance against certain liabilities incurred by directors and officers of the Company and of the Bank while serving in their capacities as such, to the extent such liabilities could be indemnified under the above provisions.

LEGAL OPINION

The validity of the Common Stock proposed to be offered will be passed upon for the Company by Hilburn, Calhoon, Harper, Pruniski & Calhoun, Ltd., North Little Rock, Arkansas.

INDEPENDENT ACCOUNTANTS

The financial statements of the Company as of December 31, 2016 included in Exhibit "A", have been audited by S.F. Fiser & Company, certified public accountants, 112 East Emma Avenue, Springdale, Arkansas 72764, as stated in their report included in Exhibit “A”.  The financial statements of the Bank as of December 31, 2016 included as Exhibit “C” have also been audited by S. F. Fiser & Company.

REPORTS TO SHAREHOLDERS

We will distribute an annual report to our shareholders reviewing the previous year’s operations.

For the fiscal year ending December 31, 2016, the Company was not subject to the informational filing requirements of the Securities Exchange Act of 1934, and in accordance therewith, will be required to file annual, quarterly, and periodic reports with the FDIC only if the Company has 2,000 or more shareholders of record of a class of stock. It is unlikely that the

Company will have 2,000 shareholders of a class of stock at December 31, 2017; but if it does file such reports and other information, the information will be available at the Securities and Exchange Commission and accessible through the EDGAR system.

STONE BANCSHARES, INC.

CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTARY INFORMATION

PERIOD ENDED DECEMBER 31, 2016 WITH

REPORT OF INDEPENDENT AUDITORS

CONTENTS

PAGE
Report of Independent Auditors	1 - 2
Financial Statements
Consolidated Statement of Financial Condition	3
Consolidated Statement of Income	4
Consolidated Statement of Comprehensive Income	5
Consolidated Statement of Stockholders' Equity	6
Consolidated Statement of Cash Flows	7
Notes to Consolidated Financial Statements	8 - 32
Supplementary Information
Consolidating Statement of Financial Condition	33
Consolidating Statement of Income	34

Report of Independent Auditors To the Board of Directors Stone Bancshares, Inc.

Mountain View, Arkansas

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Stone Bancshares, Inc. (the Company), which comprise the statements of financial condition as of December 31, 2016, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the period then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those  risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for   the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stone Bancshares, Inc. as of December 31, 2016, and the consolidated results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States.

112 East Emma Avenue • Springdale, AR 72764 • (479) 751-4851 • (479) 751-4858

364 East College Street • P.O. Box 2392 • Batesville, AR 72503 • (870) 793-4851 • (870) 793-4853

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The Schedules of Consolidation included in supplementary information are presented for purposes of additional analysis and are not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated  financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

S.F.Fiser & Company

May 12, 2017

Springdale, Arkansas

STONE BANCSHARES, INC.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

PERIOD ENDED DECEMBER 31, 2016

ASSETS

Cash and due from banks	$ 2,196,843
Federal funds sold	5,719,266
Total cash and cash equivalents	7,916,109

Securities available for sale	6,890,948
Loans held for sale	4,773,648
Net loans receivable	117,128,201
Premises and equipment, net	7,007,647
Foreclosed assets held for sale	1,111,523
Accrued interest receivable	1,739,678
Federal Home Loan Bank stock, at cost	1,005,100
Intangibles, net	938,717
Bank owned life insurance	1,485,703
Other assets	2,552,017

$ 152,549,291

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-bearing transaction accounts	$ 9,032,100
Interest-bearing transaction and savings accounts	20,069,222
Certificates of deposit $100,000 and over	44,686,541
Other time deposits	38,872,019
Total deposits	112,659,882

Note payable	400,000
Federal Home Loan Bank advances	20,200,000
Accrued interest payable	66,256
Other liabilities	1,476,626

Total liabilities	134,802,764

Commitments and contingencies (Notes 16 and 17)

Stockholders' equity
Common stock, $.01 par value, 5,000,000 shares authorized,
1,352,446 shares issued and outstanding	13,524
Additional paid-in capital	16,042,262
Retained earnings	1,865,189
Net unrealized losses on securities available for sale,
net of tax benefit of $(89,867)	(174,448)

Total stockholders' equity	17,746,527

$ 152,549,291

See Notes to Financial Statements

STONE BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME

PERIOD ENDED DECEMBER 31, 2016

Interest income
Interest and fees on loans	$ 5,519,751
Interest on federal funds sold	6,429
Interest and dividends on securities	134,135
5,660,315

Interest expense
Interest on deposits	860,103
Interest on borrowed funds	179,923
1,040,026

Net interest income	4,620,289

Provision for loan losses	895,000

Net interest income after provision for loan losses	3,725,289

Other income (expense)
Service charges on deposit accounts	80,820
Other service charges and fees	(5,073)
Gain on sale of loans	4,876,858
Other	292,830
5,245,435

Operating expenses
Compensation and related expenses	2,635,021
Net occupancy	428,211
Equipment and data processing	465,237
Professional and examination	359,227
FDIC insurance	73,035
Postage and supplies	93,322
Advertising and marketing	175,597
Other	1,660,970
5,890,620

Net income before income taxes	3,080,104

Provision for income taxes	1,214,915

Net income	$ 1,865,189

See Notes to Financial Statements

STONE BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME

PERIOD ENDED DECEMBER 31, 2016

Net income	$ 1,865,189

Other comprehensive loss
Unrealized losses on securities available for sale,
net of tax benefit of ($57,731)	(160,006)

Comprehensive income	$ 1,705,183

See Notes to Financial Statements

STONE BANCSHARES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

PERIOD ENDED DECEMBER 31, 2016

		Additional
	Common	Paid-In	Retained	Unrealized
	Stock	Capital	Earnings	Losses
Balance March 9, 2016	13,383	15,810,068	-	(14,442)

Issuance of 14,076 shares of common stock	141	148,841

Issuance of stock options		83,353

Net income			1,865,189

Unrealized losses on securities available
for sale, net of tax benefit of ($57,731)				(160,006)

Balance December 31, 2016	$ 13,524	$ 16,042,262	$ 1,865,189	$ (174,448)

See Notes to Financial Statements

STONE BANCSHARES, INC.

CONSOLIDATING STATEMENT OF CASH FLOWS

PERIOD ENDED DECEMBER 31, 2016

Cash flows from operating activities
Net income	$ 1,865,189
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	577,533
Deferred income taxes	(87,609)
Provision for loan losses	895,000
Write-downs of foreclosed assets held for sale	800
Net amortization and accretion of securities	23,166
Loss on sale of foreclosed assets	7,595
Gain on sale of securities available for sale	(30,263)
Gain on sale of loans	4,876,858
Gain on sale of premises and equipment	13,661
Proceeds from sale of loans	41,692,847
Origination of loans for sale	(51,343,353)
Federal Home Loan Bank stock dividend	(6,980)
Increase in accrued interest receivable	(180,979)
Increase in other assets	(600,676)
Increase in accrued interest payable	26,606
Increase in other liabilities	1,262,546
Net cash provided (used) by operating activities	(1,008,059)

Cash flows from investing activities
Proceeds from sale of securities available for sale	1,428,410
Proceeds from maturities and calls of securities available for sale	1,122,335
Purchases of securities available for sale	(2,301,000)
Net increase in loans	(36,972,192)
Proceeds from sale of foreclosed assets	187,476
Proceeds from sale of premises and equipment	25,120
Purchase of premises and equipment	(2,512,672)
Purchase of Federal Home Loan Bank stock	(605,920)
Net cash used by investing activities	(39,628,443)

Cash flows from financing activities
Net increase in deposits	32,292,024
Short-term borrowings, net	9,200,000
Proceeds from notes payable	400,000
Proceeds from issuance of stock options	83,353
Proceeds from issuance of common stock	148,982
Net cash provided by financing activities	42,124,359

Net increase in cash and cash equivalents	1,487,857

Cash and cash equivalents at beginning of period	6,428,252

Cash and cash equivalents at end of period	$ 7,916,109

See Notes to Financial Statements

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Note 1)Summary of significant accounting policies:

Nature of operations -

Stone Bancshares, Inc. (the Company) began operations on March 9, 2016, and these consolidated financial statements and notes to consolidated financial statements reflect activity from that date through December 31, 2016.  Stone Bancshares, Inc. through its wholly-owned subsidiary, Stone Bank, provides traditional commercial and retail banking services primarily to its principal markets in North Central and Central Arkansas.  On August 4, 2015, the Bank's conversation from a federal to a state charter was approved by the Bank's regulator as well as its name change from Ozark Heritage Bank, N.A. to Stone Bank.  The Bank is headquartered in Mountain View, Arkansas.  The Company's primary business activity is the ownership of the Bank.  The accounting and reporting policies of the Company and the methods of applying those policies that materially affect the accompanying consolidated financial statements conform with accounting principles generally accepted in the United States and with general financial services industry practices.  The Bank is subject to competition from other financial institutions and is also subject to the regulations of certain government agencies and undergoes periodic examinations by those regulatory authorities.

Principles of consolidation -

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Stone Bank.  All significant intercompany accounts and transactions have been eliminated.

Use of estimates -

In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated statement of financial condition and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses and the valuation of foreclosed assets held for sale is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on such assets, management obtains independent appraisals for significant collateral.

The Company's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans and foreclosed assets held for sale, further reductions in the carrying amounts of such assets may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on such assets.  Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination.  Because of these factors, it is reasonably possible that the estimated losses on such assets may change materially in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

Interest rate risk -

The Company's asset base is exposed to risks including changes in interest rates and changes in the timing of cash flows.  Management monitors the effect of such risks by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates.  Management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

be manageable and would not affect the ability of the Company to hold its assets until maturity.

Cash and cash flows -

For the purpose of presentation in the statements of cash flows, cash and cash equivalents is defined as those amounts included in the consolidated statement of financial condition captions "Cash and due from banks" and "Federal funds sold."

Cash flows from loans, either originated or acquired, are classified at that time according to management's original intent to either sell or hold the loan for the foreseeable future.  When management's intent is to sell the loan, the cash flows of that loan are presented as operating cash flow.  When management's intent is to hold the loan for the foreseeable future, the cash flows of that loan are presented as investing cash flows.

Significant concentrations of credit risk -

The majority of the Company's activities are with customers located within and around Stone and Jefferson counties in Arkansas.  Note 3 describes the types of investment securities in which the Company invests.  Note 4 discusses the types of lending in which the Company engages.  The Company's loan portfolio has concentrations in poultry and agricultural loans.

Off balance sheet financial instruments -

In the ordinary course of business, the Company has entered into commitments to extend credit, commercial letters of credit, and standby letters of credit.  Such financial instruments are recorded in the consolidated financial statements when they are funded.

Securities available for sale -

The Company determines the classification of securities at the time of purchase.  If the Company does not intend to hold the securities to maturity, they are classified as available for sale and carried at estimated fair value with unrealized gains or losses reported as a separate component of stockholder's equity in other comprehensive income (loss).  Securities available for sale are a part of the Company's asset/liability management strategy and may be sold in response to changes in interest rates, prepayment risk or other market factors.

Interest income on securities is recognized in interest income on an accrual basis.  Premiums and discounts on debt securities are amortized as an adjustment to interest income over the period to maturity of the related security using the effective interest method.  Realized gains or losses on the sale of securities are determined using the specific identification method.

The Company reviews investment securities for impairment on a quarterly basis or more frequently if events and circumstances warrant.  In order to determine if a decline in fair value below amortized cost represents other-than-temporary impairment (OTTI), management considers several factors, including but not limited to, the length of time and extent to which the fair value has been less than the amortized cost basis, the financial condition and near-term prospects of the issuer (considering factors such as adverse conditions specific to the issuer and the security and ratings agency actions) and the Company's intent and ability to retain the investment in order to allow for an anticipated recovery in fair value.

The Company recognizes OTTI of a security for which there has been a decline in fair value below amortized cost if (i) management intends to sell the security, (ii) it is more likely than not that the Company will be required to sell the security before recovery of its amortized cost basis, or (iii) the Company does not expect to recover the entire amortized cost basis of the security. The amount by which amortized cost exceeds the fair value of a security that is considered to have OTTI is separated into a component representing the credit loss, which is recognized in earnings, and a component related to all other factors, which is recognized in other comprehensive income (loss).  The measurement of the credit loss component is equal to the difference between the security's amortized cost basis and the present value of its expected future cash flows discounted at the security's effective yield.  If the Company intends to sell the security, or if it is more likely than not it will be required to sell the security before recovery, an OTTI write-down is recognized in earnings equal to the entire difference between the amortized cost basis

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

and fair value of the security.

Revenue recognition -

The largest source of revenue for the Company is interest income.  Interest income is recognized on an accrual basis driven by nondiscretionary formulas based on written contracts, such as loan agreements or securities contracts.  Credit-related fees, including letter of credit fees, are recognized in other income when earned.  Other types of noninterest revenues, such as service charges on deposit accounts, loan servicing fees, and premiums recognized on the sale of Farm Service Agency guaranteed loans, are accrued and recognized as income when services are provided and the amount of fees earned is reasonably determinable.

Net loans receivable -

The Company grants mortgage, commercial and consumer loans to customers.  A substantial portion of the loan portfolio is represented by loans in North Central and Central Arkansas.  The ability of the Company's debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge-offs, allowances for loan losses, deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.  Interest income is accrued on the unpaid principal balance, except for a loan classified as nonaccrual.

Generally accepted accounting principles require loan origination fees and certain direct loan origination costs to be capitalized and recognized as an adjustment to the yield of the related loan.  Such fees and costs are deferred when appropriate.  Deferred loan fees, net of deferred costs, are amortized to income over the life of such loans, using the interest method.  Such fees and costs are included in the Company's consolidated financial statements as part of net loans receivable.

Nonaccrual loans -

The Company classifies loans as past due when the payment of principal or interest is greater than 30 days delinquent based on the contractual next payment due date,  The Company's policies related to when loans are placed on nonaccrual status conform to guidelines prescribed by regulatory authorities.  Loans are placed on nonaccrual status when it is probable that principal or interest is not fully collectible, or generally when principal or interest becomes 90 days past due, whichever occurs first.  When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period and the amortization of any discount ceases.  Interest payments received thereafter are applied as a reduction to the remaining principal balance unless management believes that the ultimate collection of the principal is likely, in which case payments are recognized in earnings on a cash basis.  Loans are removed from nonaccrual status when they become current as to both principal and interest and the collectability of principal and interest is no longer doubtful.  Generally, a nonaccrual loan remains on nonaccrual status for a period of six months to demonstrate the borrower can consistently meet the repayment terms.

Impaired loans -

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Troubled debt restructurings -

In certain situations due to economic or legal reasons related to a borrower's financial difficulties, the Company may grant a concession to a borrower for other than an insignificant period of time that the Company would not otherwise consider.  At that time, the related loan is classified as a troubled debt restructuring (TDR) and considered impaired.  The concessions granted may include rate reductions, principal forgiveness, payment forbearance, extensions of maturity at rates of interest below those commensurate with the risk profile of the borrower, and other actions intended to minimize economic loss.

A troubled debt restructured loan is generally placed on nonaccrual status at the time of the modification unless the borrower has no history of missed payments for six months prior to the restructuring.  If the borrower performs pursuant to the modified loan terms for at least six months and the remaining loan balance is considered collectible, the loan is returned to accrual status.

Allowance for loan losses -

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes a loan balance is uncollectable.  Subsequent recoveries, if any, are credited to the allowance for loan losses.  The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance is maintained at a level considered adequate to provide for potential loan losses related to specifically identified loans as well as probable credit losses inherent in the remainder of the loan portfolio as of year end.  This estimate is based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category.  General reserves have been established, based upon the aforementioned factors and allocated to the individual loan categories.  Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.  The unallocated reserve generally serves to compensate for the uncertainty in estimating loan losses, including the possibility of changes in risk ratings and specific reserve allocations in the loan portfolio as a result of the Company's ongoing risk management system.

Large groups of smaller balance homogeneous loans are collectively evaluated in the allowance for loan losses.  Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

Premises and equipment -

Land is carried at cost.  Buildings and equipment are carried at cost, less accumulated depreciation.  Depreciation is provided for primarily by the straight-line method for financial reporting while accelerated methods are used in the determination of taxable income.  Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.  Gains and losses on dispositions are included in current operations.  Estimated useful lives are as follows:

Years

Buildings and improvements	7 - 40
Furniture and equipment	3 - 10

Bank owned life insurance (BOLI) -

BOLI consists of life insurance policies purchased by the Bank on qualifying officers with the Bank designated as the owner and beneficiary of the policies.  BOLI is carried at the policy's realizable cash surrender value with changes in cash surrender value and death benefits received in excess of cash surrender values reported in other income and policy fees reported in other

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

expense.  The net change in the realized cash surrender value and policy fees for the period ended December 31, 2016, was $40,487.

Foreclosed assets held for sale -

Real estate and repossessed personal properties acquired through or in lieu of loan foreclosure are initially recorded at the lesser of current principal investment or fair value less estimated costs to sell at the date of foreclosure or repossession.  When such assets are acquired, any shortfall between the loan carrying value and the estimated fair value of the underlying collateral less disposition costs is recorded as an adjustment to the allowance for loan losses.  Valuations of these assets are periodically reviewed by management with the carrying value of such assets adjusted to the estimated fair value net of estimated selling costs, if lower, until disposition.  Gains and losses from the sale of foreclosed assets, repossessions and other real estate are recorded in other income, and expenses used to maintain the properties are included in other expense.

Intangible assets -

Intangible assets include goodwill, which is the excess of cost over the fair value of net assets of acquired businesses, and other identifiable intangibles.  Other identifiable intangible assets include core deposit intangible assets, which are related to the value of acquired indeterminate-maturity deposits.  The core deposit intangible is amortized on a straight-line basis over seven years, which is the anticipated period of benefit for those deposits.  The Company assesses its intangible asset's qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more-likely-than-not that the fair value of the indefinite-lived intangible asset is less than its carrying amount.  If, after assessing all events and circumstances, the Company determines it is not more-likely-than-not that the fair value of the intangible asset is less than its carrying amount, then performing the two-step impairment test is unnecessary.  However, if the Company concludes otherwise, then the Company performs the first step of the two-step impairment test by calculating the fair value of the intangible asset and comparing the fair value with the carrying amount.

Identifiable intangible assets other than goodwill are reviewed at least annually for events or circumstances that could impact the recoverability of the intangible assets.  These events could include loss of core deposits, increased competition or adverse changes in the economy.  To the extent that these identifiable intangible assets are deemed unrecoverable, impairment losses are recorded in other noninterest expenses to reduce the carrying amount.  Management noted no indicators of impairment for the core deposit intangible asset during the period ended December 31, 2016.

The Company's goodwill is reviewed for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.  Adverse changes in the economic environment, declining operations, or other factors could result in a decline in the implied fair value of goodwill.  There were no indicators of impairment of goodwill during 2016.

Share-based payments -

Compensation cost for share-based payments, which consists of stock options issued to employees, is measured based on the fair value of the award at the grant date and is recognized in the consolidated financial statements on a straight-line basis over the requisite service period.  The fair value of stock options is estimated at the grant date using the Black-Scholes option pricing model. This model requires assumptions as to the expected stock volatility, dividends, terms and risk-free rates. The expected volatility is based on the volatility of comparable peer banks. The expected term represents the period of time that options are expected to be outstanding from the grant date. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for the appropriate life of each option. The expected dividend yield was determined by management based on the expected dividends to be declared over the expected term of the options.

Income taxes -

The Company and its wholly-owned subsidiary file a consolidated federal and state income tax return.  The subsidiary provides for income taxes on a separate return basis, and remits to the Company amounts determined to be currently payable.  The subsidiary is no longer subject to income tax examinations by U.S. federal and state tax authorities for years prior to 2013.

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Income taxes are provided for the tax effects of the transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of the allowance for loan losses, accumulated depreciation, and tax cash basis accounting (See Note 11).  Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Uncertain tax positions are recognized if it is more-likely-than-not, based on technical merits, that the tax position will be realized or sustained upon examination.  The term "more-likely-than-not" means the likelihood of more than fifty percent; the term ''upon examination'' also includes resolution of the related appeals or litigation processes, if any.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management's judgment.

Advertising and marketing cost -

Advertising and marketing costs are expensed as incurred.  Total advertising and marketing cost is disclosed in the consolidated statement of income.

Recent accounting pronouncements -

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 provides guidance that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services.  ASU 2014-09 is effective for annual and interim periods beginning after December 15, 2016.  In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers.  ASU 2015-14 deferred the effective date of ASU 2014-09 to annual periods beginning after December 15, 2018.  The Company is currently evaluating the impact, if any, ASU 2014-09 will have on its consolidated statement of financial condition, consolidated results of operations, and its consolidated financial statement disclosures.

In January 2016, FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities.  ASU 2016-01 revises the accounting for the classification and measurement of investments in equity securities and revises the presentation of certain fair value changes for financial liabilities measured at fair value.  For equity securities, the guidance in ASU 2016-01 requires equity investments be measured at fair value with changes in fair value recognized in net income.  For financial liabilities that are measured at fair value in accordance with the fair value option, the guidance requires presenting, in other comprehensive income, the change in fair value that relates to a change in instrument-specific credit risk.  ASU 2016-01 also eliminates the disclosure assumptions used to estimate fair value for financial instruments measured at amortized cost and requires disclosure of an exit price notion in determining the fair value of financial instruments measured at amortized cost.  ASU 2016-01 is effective for annual and interim periods beginning after December 15, 2017.  The Company is currently evaluating the impact ASU 2016-01 will have on its consolidated statement of financial condition, consolidated results of operations, and its consolidated financial statement disclosures.

Recent accounting pronouncements - (continued)

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842).  ASU 2016-02 requires lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with terms of more than twelve months.  Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease.  ASU 2016-02 will require both types of leases to be recognized on the consolidated statement of financial condition.  The right-of-use asset and related lease liability will be initially measured at the present value of the remaining lease payments; however, if the original term of the lease is less than twelve months and the lease does not contain a purchase option that is reasonably certain to be exercised, a lessee may

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

account for the lease as an operating lease under ASC 840.  ASU 2016-02 also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases.  These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements.  ASU 2016-02 is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted.  The Company is currently evaluating the impact ASU 2016-02 will have on its consolidated statement of financial condition, consolidated results of operations, and its consolidated financial statement disclosures.

In June 2016, FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.  ASU 2016-13 improves financial reporting by requiring timelier recording of credit losses on loans and other financial instruments.  The new guidance replaces the current incurred loss model that is utilized in estimating the allowance for loan and lease losses with a model that requires management to estimate all contractual cash flows that are not expected to be collected over the life of the loan based on historical experience, current conditions, and reasonable and supportable forecasts.  Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses.  The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances.  This revised model is what FASB describes as the current expected credit loss (CECL) model and FASB believes the CECL model will result in more timely recognition of credit losses since the model incorporates expected credit losses versus incurred credit losses.  The scope of ASU 2016-13 includes loans, including purchased loans with credit deterioration, available-for-sale debt instruments, lease receivables, loan commitments and financial guarantees that are not accounted for at fair value.  ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted for annual and interim periods beginning after December 15, 2018.  The Company is currently evaluating the impact ASU 2016-13 will have on its consolidated statement of financial condition, consolidated results of operations, and its consolidated financial statement disclosures.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), which FASB believes will clarify guidance on how certain transactions are classified within the statement of cash flows.  The standard addresses a number of cash flow presentation items including: debt prepayment and extinguishment, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, corporate owned life insurance policies and BOLI policies, distributions received from equity method investees, classification of beneficial interest received in a securitization transaction and cash receipts from beneficial interest in securitized trade receivables and separately identifiable cash flows and application of the predominance principle.  ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017, with early adoption permitted.   Since ASU 2016-15 applies to the classification of cash flows, no impact is anticipated on the Company's consolidated statement of financial condition or consolidated results of operations; however, the Company is currently evaluating the impact on its consolidated statement of cash flows and its consolidated financial statement disclosures.

Presently, the Company is not aware of any other changes to the Accounting Standards Codification that will have a material impact on the Company's present or future consolidated financial position or consolidated results of operations.

Note 2)Statement of cash flows:

Supplemental disclosure of cash flow information is as follows for the period ended December 31, 2016:

Cash paid for
Interest on deposits and borrowed funds	$ 1,013,420
Income taxes	1,300,000

Noncash investing activities
Property acquired in settlement of loans	442,208
Loans made to facilitate the sale of foreclosed assets	55,000

Note 3)Securities available for sale:

The amortized cost and estimated fair value of securities, with gross unrealized gains and losses as of December 31, 2016, is

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

presented below.

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Mortgage-backed and collateralized
mortgage obligations	$ 4,557,745	$ 3,253	$ (121,182)	$ 4,439,816
State and municipal bonds	2,597,518	3,948	(150,334)	2,451,132

	$ 7,155,263	$ 7,201	$ (271,516)	$ 6,890,948

There were no securities pledged at December 31, 2016 to secure public deposits and for other purposes required or permitted by law.  For the period ended December 31, 2016, proceeds from sales, paydowns, maturities, and calls of securities totaled $2,550,746.  There were $30,263 in gains and no realized losses during the period ended December 31, 2016.

Information pertaining to securities available for sale with gross unrealized losses at December 31, 2016, aggregated by investment category and length of time securities have been in a continuous loss position, follows:

	Less than Twelve Months		More than Twelve Months
	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value

Mortgage-backed and collateralized
mortgage obligations	$ 53,098	$ 3,162,162	$ 68,084	$ 1,148,710
State and municipal bonds	150,334	2,228,661	-	-

	$ 203,432	$ 5,390,823	$ 68,084	$ 1,148,710

In evaluating the Company's unrealized loss positions for OTTI, management considers the credit quality of the issuer, the nature and cause of the unrealized loss and the severity and duration of the impairments.  At December 31, 2016, management determined the unrealized losses were the result of fluctuations in interest rates and did not reflect deteriorations of the credit quality of the investments.  Accordingly, management believes that its unrealized losses on securities are temporary, and the Company has both the ability and intent to hold these investments until maturity or until such time as fair value recovers above amortized cost.

The amortized cost and estimated fair value of securities available for sale by contractual maturity at December 31, 2016, are as follows:

	Amortized	Estimated
	Cost	Fair Value

Due from one to five years	$ 2,566,349	$ 2,474,637
Due from six to nine years	$ 2,166,396	$ 2,136,574
Due after ten years	2,422,518	2,279,737

	$ 7,155,263	$ 6,890,948

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Note 4)Net loans receivable:

Net loans receivable consist of the following at December 31, 2016:

Individual and commercial real estate	$ 79,749,611
Commercial and agriculture	34,456,023
Consumer and other	4,624,158
118,829,792
Allowance for loan losses	(1,701,591)

$ 117,128,201

Overdraft demand deposit accounts totaling $41,127 were included in consumer and other loans at December 31, 2016.  Net unamortized deferred loan origination costs included in net loans receivable were $743,692 December 31, 2016.  Loans serviced for various investors which are not reflected in the accompanying consolidated statement of financial condition was $109,290,793 December 31, 2016.  These amounts result from the sale of originated loans by the Company.

Loan origination/risk management - The Company seeks to manage its credit risk by diversifying its loan portfolio, determining that borrowers have adequate sources of cash flow for loan repayment without liquidation of collateral; obtaining and monitoring collateral; and providing an adequate allowance for loan losses by regularly reviewing loans through the internal loan review process.  The Company seeks to use diversification within the loan portfolio to reduce its credit risk, thereby minimizing the adverse impact on the portfolio if weaknesses develop in either the economy or a particular segment of borrowers.

Collateral requirements are based on credit assessments of borrowers and may be used to recover the debt in case of default.  Historical loss rates consist of a twelve-quarter historical loss average with a heavier weight assigned on the most four recent quarters.

Commercial and agriculture - The commercial and agriculture loan portfolios include loans to commercial and agriculture customers for use in normal business or to finance working capital needs, equipment purchases or other expansion projects. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrowers, particularly cash flow from customers' business and farming operations.  The Company continues its efforts to keep loan terms short, reducing the negative impact of upward movement in interest rates.  Term loans are generally set up with a one or three year balloon.  It is standard practice to require personal guaranties on all commercial and agriculture loans, particularly as they relate to closely-held or limited liability entities.

Individual and commercial real estate - The real estate loan portfolio consists of construction loans, single family residential loans and commercial loans.  Construction and development loans and commercial real estate (CRE) loans can be particularly sensitive to valuation of real estate.  Commercial real estate cycles are inevitable.  The long planning and production process for new properties and rapid shifts in business conditions and employment create an inherent tension between supply and demand for commercial properties.  While general economic trends often move individual markets in the same direction over time, the timing and magnitude of changes are determined by other forces unique to each market.  CRE cycles tend to be local in nature and longer than other credit cycles.  Factors influencing the CRE market are traditionally different from those affecting residential real estate markets; thereby making predictions for one market based on the other difficult.  Additionally, submarkets such as office, industrial, apartment, retail and hotel - also experience different cycles, providing an opportunity to lower the overall risk through diversification across types of CRE loans.  Management realizes that local demand and supply conditions will also mean that different geographic areas will experience cycles of different amplitude and length.  The Company monitors these loans closely and has no significant concentrations in its real estate loan portfolio.

Consumer and other loans - The consumer loan portfolio consists of auto and other consumer loans.  Auto and other consumer loans include direct and indirect installment loans and overdrafts.  Loans in this portfolio segment are sensitive to unemployment and other key consumer economic measures.

An aged analysis of past due loans at December 31, 2016, segregated by class of loans, is as follows:

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

		90 Days				90 Days
	30-89 Days	or More	Total		Total	Past Due &
	Past Due	Past Due	Past Due	Current	Loans	Accruing

Individual and
commercial real estate	$ 572,782	$ 841,185	$ 1,413,967	$ 78,335,644	$ 79,749,611	$ 86,332
Commercial and
agriculture	1,437,732	1,066,795	2,504,527	31,951,496	34,456,023	23,254
Consumer and other	68,255	-	68,255	4,555,903	4,624,158	-

	$ 2,078,769	$ 1,907,980	$ 3,986,749	$ 114,843,043	$ 118,829,792	$ 109,586

Impaired loans, segregated by class of loans, at December 31, 2016, are as follows:

	Unpaid	Recorded	Recorded
	Contractual	Investment	Investment	Total
	Principal	With No	With	Recorded	Related
	Balance	Allowance	Allowance	Investment	Allowance

Individual and commercial real estate	$ 3,571,155	$ 1,185,555	$ 164,039	$ 1,349,594	$ 12,755
Commercial and agriculture	1,223,461	805,761	130,735	936,496	35,852
Consumer and other	-	-	-	-	-

	$ 4,794,616	$ 1,991,316	$ 294,774	$ 2,286,090	$ 48,607

Nonaccrual loans at December 31, 2016, segregated by class of loans, are as follows:

Individual and commercial real estate	$ 1,315,164
Commercial and agriculture	1,068,083
Consumer and other	-

Total nonaccrual loans	$ 2,383,247

Specific allocations are applied when quantifiable factors are present requiring a greater allocation than that established by the Company based on its analysis of historical losses for each loan category. Impairment is evaluated in total for smaller-balance loans of a similar nature and on an individual loan basis for other loans.  Impaired loans, or portions thereof, are charged-off when deemed uncollectible.

Interest income of $71,484 as recognized on average impaired loans of $1,510,352 for the period ended December 31, 2016.  Interest income recognized on a cash basis on impaired loans was not materially different.  No additional funds are committed to be advanced in connection with impaired loans.

TDRs occur when a borrower is experiencing, or is expected to experience, financial difficulties in the near-term and, consequently, a modification that would otherwise not be considered is granted to the borrower.  TDRs at December 31, 2016, were $2,023,638.

The following table presents TDRs by class entered into during the period ending December 31, 2016:

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number	Recorded	Recorded
	of Contracts	Investment	Investment

Individual and commercial real estate	1	$ 4,739	$ 4,739
Commercial and agriculture	2	527,333	527,333
Consumer and other	2	2,711	2,711
	5	$ 534,783	$ 534,783

The Company had $1,235,351 of accruing TDRs at December 31, 2016.  Nonaccrual TDRs were $788,287 at December 31, 2016.  There was $34,900 related to allowance for loan losses included in the reserves related to TDRs at        December 31, 2016.  There were $405,676 in payment defaults or charge-offs reported for TDRs during the period ended December 31, 2016.  The Company has no commitments to lend any additional amounts to customers with outstanding loans that are classified as TDRs.

The terms of certain other loans were modified during the period ended December 31, 2016, that did not meet the definition of a TDR.  The modification of these loans involved either a modification of the terms of a loan to borrowers who were not experiencing financial difficulties or a modification in which the delay in payment was not considered to be significant.  In order to determine whether a borrower is experiencing difficulty, an evaluation is performed of the probability that the borrower would be in payment default on any of its debt in the foreseeable future without the modification.  This evaluation is performed by the Company in accordance with its loan policy.

Charge-offs net of recoveries for the period ended December 31, 2016, segregated by class of loans, are as follows:

Individual and commercial real estate	$ (327,568)
Commercial and agriculture	(148,761)
Consumer and other	(36,795)

$ (513,124)

Loans identified as losses by management, internal loan review and/or bank examiners are charged off.

Credit quality indicators - As part of the on-going monitoring of the credit quality of the Company's loan portfolio, management tracks certain credit quality indicators including trends related to (i) the risk rating of loans, (ii) the level of classified loans, (iii) net charge-offs, (iv) non-performing loans (see details above) and (v) the general economic conditions in Arkansas.

The Company assigns a risk rating classification from 1 to 8 to each individual loan or lending relationship.  A general description of the characteristics of the 8 risk ratings is as follows:

Risk rating 1 - Excellent - Loans in this category are to persons or entities of unquestioned financial strength, a highly liquid financial position, with collateral that is liquid and well managed.  These borrowers have performed without question on past obligations, and the Company expects their performance to continue.  Internally generated cash flow covers current maturities of long-term debt by a substantial margin.  Loans secured by Company certificates of deposit and savings accounts, with appropriate holds placed on the accounts, are to be rated in this category.

Risk rating 2 - Good - These are loans to persons or entities with strong financial condition and above average liquidity who have previously satisfactorily handled their obligations with the Company.   Collateral securing the Company's debt has a LTV consistent with these policy guidelines.  Internally generated cash flow covers current maturities of long-term debt more than adequately.

Risk rating 3 - Pass - Loans to persons or entities with an average financial condition, adequate collateral margins, adequate cash flow to service long-term debt, and net worth comprised mainly of fixed assets are included in this category.  These entities are minimally profitable now, with projections indicating continued profitability into the foreseeable future.  Closely held corporations or businesses where a majority of the profits are withdrawn by the owners or paid in dividends are included in this category.  Unsecured loans to individuals supported by strong financial

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

statements and on which repayment is satisfactory also may be included in this classification.  Overall, these loans are basically sound.

Risk rating 4 - Watch - These loans are characterized by borrowers who have marginal cash flow, marginal profitability, or have experienced an unprofitable year and a declining financial condition.  The borrower has in the past satisfactorily handled debts with the Company, but in recent months has either been late, delinquent in making payments, or made sporadic payments.  While the Company continues to be adequately secured, margins have decreased or are decreasing, despite the borrower's continued satisfactory condition.  Other characteristics of borrowers in this class include inadequate credit information, weakness of financial statement and repayment capacity, but with collateral that appears to limit exposure.  This classification includes loans to established borrowers that are reasonable margined by collateral, but where potential for improvement in financial capacity appears limited.

Risks rating 5 - Special Mention - Loans in this category have potential weaknesses that deserve management's close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution's credit position at some future date.  Special mentions assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

Risk rating 6 - Substandard - A loan classified as substandard is inadequately protected by the current sound worth and paying capacity of the borrower or the collateral pledged, if any.  Assets so classified must have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected.

Risk rating 7 - Doubtful - A loan classified as doubtful has all the weaknesses inherent in a loan classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.  These are poor quality loans in which neither the collateral, if any, nor the financial condition of the borrower presently ensure collectability in full in a reasonable period of time; in fact, there is permanent impairment in the collateral securing the loan.

Risk rating 8 - Loss - Loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted.  Assets classified as loss should be charged-off in the period in which they became uncollectible.

Classified loans for the Company include loans in risk ratings 6, 7 and 8. Loans may be classified, but not considered impaired, due to one of the following reasons: (1) The Company has established minimum dollar amount thresholds for loan impairment testing, loans rated 6 - 8 that fall under the threshold amount are not individually tested for impairment, (2) of the loans that are above the threshold amount and tested for impairment, after testing, some are considered to not be impaired and are not included in impaired loans.  Total classified loans were $4,625,549 December 31, 2016.

The following table presents a summary of loans by credit risk rating as of December 31, 2016, segregated by class of loans.

	Risk Rating 1-5	Risk Rating 6	Risk Rating 7	Risk Rating 8	Total

Individual and commercial real estate	$ 77,608,041	$ 2,141,570	$ -	$ -	$ 79,749,611
Commercial and agriculture	32,017,234	2,438,789	-	-	34,456,023
Consumer and other	4,578,968	45,190	-	-	4,624,158

	$ 114,204,243	$ 4,625,549	$ -	$ -	$ 118,829,792

Note 5)Allowance for loan losses:

Allowance for loan losses - The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management's best estimate of probable losses that have been incurred within the existing portfolio of loans.  The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio.  The Company's allowance for loan loss methodology includes allowance allocations calculated in accordance with Accounting Standards Codification (ASC) Topic 310, Receivables, and allowance allocations calculated in accordance with ASC Topic 450, Contingencies.  Accordingly, the methodology is based on historical loss experience by type of credit and internal risk grade, specific homogeneous risk pools and specific loss allocations, with adjustments for current events and conditions.  The Company's process for determining the appropriate level of the allowance for loan losses is designed to account for credit deterioration as it occurs.  The provision for loan losses reflects loan quality trends, including the levels of

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors.  The provision for loan losses also reflects the totality of actions taken on all loans for a particular period.  In other words, the amount of the provision reflects not only the necessary increases in the allowance for loan losses related to newly identified criticized loans, but it also reflects actions taken related to other loans including, among other things, any necessary increases or decreases in required allowances for specific loans or loan pools.

The allowance for loan losses is determined quarterly based on management's assessment of several factors such as (1) historical loss experience based on volumes and types, (2) reviews or evaluations of the loan portfolio and allowance for loan losses, (3) trends in volume, maturity and composition, (4) off balance sheet credit risk, (5) volume and trends in delinquencies and nonaccruals, (6) lending policies and procedures including those for loan losses, collections and recoveries, (7) national, state and local economic trends and conditions, (8) concentrations of credit that might affect loss experience across one or more components of the loan portfolio, (9) the experience, ability and depth of lending management and staff and (10) other factors and trends that will affect specific loans and categories of loans.

As management evaluates the allowance for loan losses, it is categorized as follows: (1) specific allocations, (2) allocations for classified assets with no specific allocation, (3) general allocations for each major loan category and (4) unallocated portion.

Specific allocations are made when factors are present requiring a greater reserve than would be required when using the historical loss and other factor allocation.  As a general rule, if a specific allocation is warranted, it is the result of an analysis of a previously classified credit or relationship.  The Company's evaluation process in specific allocations includes a review of appraisals or other collateral analysis.  These values are compared to the remaining outstanding principal balance.  If a loss is determined to be reasonably possible, the possible loss is identified as a specific allocation.  If the loan is not collateral dependent, the measurement of loss is based on the expected future cash flows of the loan.

Management recognizes that unforeseen risks are inherent in the loan portfolio, and seeks to quantify, to the extent possible, factors that affect both the value and collectability of the asset. Relative to ASC Topic 310, the Company has identified the following risk factors that have the potential to affect loan quality, and correspondingly, loan recognition.  The factors are identified as (1) lending policies and procedures, (2) economic outlook and business conditions, (3) level and trend in delinquencies, (4) concentrations of credit and (5) external factors and competition.  It is likely that these factors and the allowance methodology will continue to evolve over time.

The Company establishes general allocations for each major loan category.  This section also includes allocations to loans which are collectively evaluated for loss such as one-to-four family owner occupied residential real estate loans and other consumer loans.  The allocations in this section are based on an analysis of historical losses for each loan category.  Management gives consideration to trends, changes in loan mix, delinquencies, prior losses and other related information.

Allowance allocations other than specific, classified and general are included in the unallocated portion.  While allocations are made for loans based upon historical loss analysis, the unallocated portion is designed to cover the uncertainty of how current economic conditions and other uncertainties may impact the existing loan portfolio.  Factors to consider include national and state economic conditions such as increases in unemployment, real estate value changes, the volatility in the stock market and the unknown impact of various government initiatives.  The unallocated reserve addresses inherent probable losses not included elsewhere in the allowance for loan losses.  While calculating allocated reserve, the unallocated reserve supports uncertainties within the loan portfolio.

The following table details activity in the allowance for loan losses by portfolio segment for the period ended December 31, 2016.  Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

	Individual and commercial real estate	Commercial and agriculture	Consumer and other	Unallocated	Total

Balance March 9	$ 1,013,906	$ 253,509	$ 26,100	$ 26,200	$ 1,319,715

Provision for loan losses	562,119	318,438	40,643	(26,200)	895,000
Recoveries	33,943	90,356	9,628	-	133,927
Charge-offs	(361,511)	(239,117)	(46,423)	-	(647,051)

Balance December 31	$ 1,248,457	$ 423,186	$ 29,948	$ -	$ 1,701,591

The allowance for loan losses at December 31, 2016, is allocated as follows:

	Individual and commercial real estate	Commercial and agriculture	Consumer and other	Unallocated	Total

Loans individually evaluated
for impairment	$ 12,755	$ 35,852	$ -	$ -	$ 48,607
Loans collectively evaluated
for impairment	1,235,702	387,334	29,948	-	1,652,984

Balance December 31	$ 1,248,457	$ 423,186	$ 29,948	$ -	$ 1,701,591

The Company's recorded investment in loans as of December 31, 2016, related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the basis of the Company's impairment methodology is as follows:

	Individual and commercial real estate	Commercial and agriculture	Consumer and other	Total

Loans individually evaluated
for impairment	$ 1,349,594	$ 936,496	$ -	$ 2,286,090
Loans collectively evaluated
for impairment	78,400,017	33,519,527	4,624,158	116,543,702

Balance December 31	$ 79,749,611	$ 34,456,023	$ 4,624,158	$ 118,829,792

Loan maturities as of December 31, 2016, are as follows:

Within one year	$ 26,982,969
Two through three years	23,665,247
Four through five years	29,053,729
After five years	39,127,847

$ 118,829,792

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Note 6)Premises and equipment:

Premises and equipment at December 31, 2016, consists of:

Land	$ 2,501,991
Buildings and improvements	1,934,803
Furniture and equipment	1,621,253
Construction in progress	2,077,260
8,135,307
Accumulated depreciation	(1,127,660)

$ 7,007,647

Depreciation expense was $185,860 for the period ended December 31, 2016.

During 2016, the Company leased certain premises under operating leases with an affiliated entity.  Total rent expense paid to the affiliated entity during the period ended December 31, 2016, was $62,354.  The Company leases certain equipment under operating leases for varying periods of time.  Total lease expense for the period ended December 31, 2016, was $15,690.

Future minimum payments under non-cancellable operating leases for equipment that have an initial or remaining term in excess of one year at December 31, 2016, are as follows:

2017	$ 136,677
2018	88,727
2019	28,800
2020	30,000
Thereafter	87,000

$ 371,204

Note 7)Intangible assets:

Intangible assets at December 31, 2016, consist of goodwill.  Amortization expense related to the Company's core deposit intangible completed by the end of December 31, 2016.

Note 8)Deposits:

Maturities of time deposits at December 31, 2016, are as follows:

2017	$ 50,065,973
2018	9,377,341
2019	3,043,283
2020	2,709,356
Thereafter	18,362,607

$ 83,558,560

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Note 9)Borrowed funds and note payable:

The Company has in place credit agreements with various financial institutions that provide borrowings of up to $21,964,000 on a revolving credit basis.  No funds have been disbursed to the Company under these agreements at December 31, 2016.

Federal funds purchased generally mature within one to four days from the transaction date or are due on demand.  There were no federal funds purchased at December 31, 2016.

At December 31, 2016, the Company had a $400,000 note payable, which matured on March 29, 2017, and was renewed as a $4,000,000 line of credit.  The note bears interest at a variable rate (3.50% at December 31, 2016) with interest payments due monthly.  The note was unsecured.

Note 10)Federal Home Loan Bank advances:

Federal Home Loan Bank (FHLB) advances are collateralized by a blanket pledge of certain real estate mortgage loans. The Company's advances totaling $20,200,000 had a weighted average interest rate of 1.335% December 31, 2016.

All FHLB advances are scheduled to mature as follows:

2017	$ 9,500,000
2018	6,200,000
2019	500,000
2020	2,500,000
Thereafter	1,500,000

$ 20,200,000

Note 11)Income taxes:

The provision for income taxes for the period ended December 31, 2016, is summarized as follows:

Current
Federal	$ 1,081,095
State	221,429
1,302,524
Deferred (benefit)
Federal	(72,800)
State	(14,809)
(87,609)

Provision for income taxes	$ 1,214,915

The effective income tax rate was 39.4% for the period ended December 31, 2016.  The effective rate differs from the enacted federal income tax rate due primarily to state income taxes, tax-exempt interest income, depreciation, and the allowance for loan losses.

Deferred taxes are recognized for the expected future tax consequences of the temporary differences between the carrying amounts and the tax bases of assets and liabilities.  Net deferred taxes are included in "Other assets" or "Other liabilities" on the consolidated statement of financial position as appropriate.  The components of the net deferred tax at December 31, 2016, are as follows:

2016
Deferred tax assets

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Allowance for loan losses	$ 651,540
Net unrealized losses on securities available for sale	89,867
Other	39,098
780,505
Deferred tax liabilities
Cash basis adjustments	386,296
Premises and equipment	294,213
680,509

Net deferred tax asset	$ 99,996

Note 12)Transactions with related parties:

The Company has entered into transactions with its executive officers, directors, significant shareholders and their affiliates (related parties).  Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

The aggregate amount of loans to such related parties at December 31, 2016, are as follows:

2016

Beginning balance	$ 2,256,014
New loans	2,706,533
Repayments	(1,793,688)

Ending balance	$ 3,168,859

Deposits from related parties held by the Company at December 31, 2016, totaled $2,296,018.

Note 13)Regulatory matters:

Dividend restriction -

The Company is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval.  For 2016, approximately $1,502,000 of retained earnings was available for dividend declaration without prior regulatory approval. Since Stone Bancshares, Inc. is dependent upon the Bank for its own ability to pay dividends, these regulatory restrictions on the Bank also represent restrictions on the Company.

Capital requirements -

The Company (on a consolidated basis) is subject to various regulatory capital requirements administered by federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct and material effect on the Company's consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures for assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

On July 2, 2013, the Board of Governors of the Federal Reserve System approved a final rule that establishes an integrated regulatory capital framework.  The rule implements the Basel III regulatory capital reforms from the Basel Committee on Banking Supervision and certain changes required by the Dodd-Frank Act.  In general, under the new rules, minimum requirements have increased for both the quantity and quality of capital held by banking organizations.  Consistent with the Basel framework, the new rules include a new minimum ratio of common equity Tier 1 capital to risk-weighted assets of 4.5% and a common equity

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Tier 1 capital conservation buffer of 2.5% of risk-weighted assets that applies to all supervised financial institutions.  The rule also raises the minimum ratio of Tier 1 capital to risk weighted assets from 4.0% to 6.0% and includes a minimum leverage ratio of 4.0% for all banking organizations.  The new rules, which became effective on January 1, 2015, change the methodology for calculating risk-weighted assets to enhance risk sensitivity and also implement strict eligibility criteria for certain regulatory capital instruments, by excluding trust preferred securities, mortgage servicing rights and certain deferred tax assets, and including unrealized gains and losses on available for sale debt and equity securities.  Management believes, as of December 31, 2016, that the Company and the Bank met the minimum capital adequacy requirements to which it is subject.

Note 13)Regulatory matters:  (continued)

As of December 31, 2016, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized the Bank must maintain total risk-based, Tier I risk-based, Tier I leverage, and common equity ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank's category. The Company's and the Bank's actual capital amounts, stated in 000's, and ratios as of December 31, 2016, are presented in the following table.

					Minimum To Be Well
			Minimum For Capital		Capitalized Under Prompt
	Actual		Adequacy Purposes		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Total Capital
(to risk-weighted assets)
Bank	$18,412	15.5%	$9,529	8.0%	$11,912	10.0%
Company	18,475	15.5	$9,564	8.0	11,955	10.0
Tier I Capital
(to risk-weighted assets)
Bank	16,919	14.2	7,147	6.0	9,529	8.0
Company	16,982	14.2	7,173	6.0	9,564	8.0
Tier I Capital
(to average assets)
Bank	16,919	11.6	5,825	4.0	7,282	5.0
Company	16,982	11.8	5,757	4.0	7,196	5.0
Common Equity
(to risk-weighted assets)
Bank	16,919	14.2	5,360	4.5	7,743	6.5
Company	16,982	14.2	5,380	4.5	7,771	6.5

Note 14)Concentration of credit:

The Company's loans, commitments, and commercial and standby letters of credit have been granted to customers concentrated within its principal market area.  Generally, such customers are depositors of the Company.  Investments in state and municipal securities also have involved governmental entities primarily within the Company's market area.  The concentrations of credit by type of loan are set forth in Note 4.  The distribution of commitments to extend credit approximates the distribution of loans outstanding.  Commercial and standby letters of credit were granted primarily to commercial borrowers.  Generally, the Company does not extend credit to any single borrower or group of related borrowers in excess of $3,694,000.

Note 15)Legal contingencies:

From time to time the Company is subject to litigation and claims arising out of the normal course of business.  Management evaluates these contingencies based on information currently available, including advice of counsel and assessment of available insurance coverage.  Although it is not possible to predict the ultimate resolution or financial liability with respect to these

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

litigation contingencies, management is of the opinion that the outcome of pending and threatened litigation would not have a material effect on the Company's consolidated financial position or consolidated results of operation

Note 16)Off balance sheet activities:

In the normal course of business, the Company has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements.  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments.  The Company uses the same credit policies in making such commitments as it does for instruments that are included in the statement of financial condition.

At December 31, 2016, financial instruments with the following outstanding contract amounts represent credit risk:

Commitments to grant loans	$ 2,917,724
Unfunded commitments on lines of credit	8,289,221

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The commitments for equity lines of credit may expire without being drawn upon.  Therefore, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer's credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation.  Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Unfunded commitments under certain commercial lines of credit and revolving credit lines are commitments for possible future extensions of credit to existing customers.  These lines of credit are uncollateralized and may not be drawn upon to the total extent to which the Company is committed.

Standby letters of credit are conditional lending commitments issued by the Company to guarantee the performance of a customer to a third party.  Those letters of credit are primarily issued to support public and private borrowing arrangements.  Essentially all letters of credit issued have expiration dates within one year.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

Note 17)Significant estimates and concentrations of credit risk:

The current economic environment presents financial institutions with unusual circumstances and challenges which in some cases have resulted in large declines in the fair values of investments and other assets, constraints on liquidity and significant credit quality problems, including volatility in the valuation of real estate and other collateral supporting loans.  The consolidated financial statements have been prepared using values and information currently available to the Company.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the consolidated financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses and capital that could negatively impact the Company's ability to meet regulatory capital requirements and maintain sufficient liquidity.

Estimates related to the allowance for loan losses and certain concentrations of credit risk are reflected in Notes 4 and 5.

Note 18)Disclosures about fair value of financial instruments:

The Company measures certain of its assets and liabilities on a fair value basis using various valuation techniques and

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

assumptions, depending on the nature of the asset or liability.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the fair value is used either annually or on a non-recurring basis to evaluate certain assets and liabilities for impairment or for disclosure purposes.  The three levels of inputs that may be used to measure fair value are listed below.

•Level 1 Inputs - Quoted prices in active markets for identical assets or liabilities.

•Level 2 Inputs - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices for similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•Level 3 Inputs - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Financial assets and liabilities measured at fair value on a recurring basis include the following:

Securities available for sale -

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  Level 1 securities would include highly liquid government bonds, mortgage products and exchange traded equities.  If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows.  Level 2 securities include U.S. agency securities, mortgage-backed agency securities, and obligations of states and political subdivisions.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.  The Company's securities available for sale are reported at fair value utilizing Level 2 inputs.

The following table sets forth the Company's financial assets and liabilities by level within the fair value hierarchy that were measured at estimated fair value on a recurring basis at December 31, 2016:

Fair Value Measurement Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
	Estimated	Identical Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Securities available for sale	$ 6,890,948	-	$ 6,890,948	-

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment).

Financial assets and liabilities measured at fair value on a nonrecurring basis include the following:

Impaired loans -

Loan impairment is reported when full payment under the loan terms is not expected.  Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent.  A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance.  If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan is confirmed.

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Foreclosed assets held for sale -

Foreclosed property is carried at the lower of the recorded investment in the loan or fair value less estimated costs to sell the property.  The fair value for foreclosed property that is based on either observable transactions of similar instruments or formally committed sale prices is classified as a Level 3 measurement.

The following table sets forth the Company's financial assets and liabilities by level within the fair value hierarchy that were measured at estimated fair value on a nonrecurring basis at December 31, 2016:

Fair Value Measurement Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
	Estimated	Identical Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Impaired loans, net	$ 2,237,483	-	-	$ 2,237,483
Foreclosed assets held for sale	$ 1,111,523	-	-	$ 1,111,523

The following table sets forth a summary of changes in the fair value of the Company's Level 3 assets at December 31, 2016.

		Foreclosed
	Impaired	Assets
	Loans, Net	Held For Sale

Balance beginning of period	$ 679,152	$ 865,186

Net transfers	1,677,088	434,613
Write-downs	(118,757)	(800)
Sales	-	(187,476)

Balance end of period	$ 2,237,483	$ 1,111,523

The following table presents information related to Level 3 nonrecurring fair value measurements at December 31, 2016:

Description	Technique	Unobservable Inputs	2016

Impaired loans, net	Appraisal or discounted	1) Management discount	$ 2,237,483
	cash flows	based on underlying
		collateral characteristics
		and market conditions
		2) Life of loan

Foreclosed assets	Appraisal or discounted	1) Management discount	1,111,523
held for sale	cash flows	based on underlying
		collateral characteristics
		and market conditions
		2) Life of loan
		3) Holding period

The following methods and assumptions were used to estimate the fair value of financial instruments that are not disclosed above:

Cash and cash equivalents -

The carrying amounts of cash and due from banks and federal funds sold reported in the consolidated statement of financial condition approximate their estimated fair values.

Net loans receivable -

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

The fair value of loans is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.  Loans with similar characteristics were aggregated for purposes of the calculations.  The carrying amount of accrued interest receivable approximates its fair value.

Deposits -

The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date (i.e. their carrying amount).  The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.  The carrying amount of accrued interest payable approximates its fair value.

Federal Home Loan Bank advances and note payable -

The carrying amounts of Federal Home Loan Bank advances and notes payable reported in the consolidated statement of financial condition approximate their estimated fair values.

Commitments to extend credit, letters of credit, and lines of credit -

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.  For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.  The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

The following table represents estimated fair values of the Company's financial instruments.  The fair values of certain instruments were calculated by discounting expected cash flows.  This method involves significant judgments by management considering the uncertainties of economic conditions and other factors inherent in the risk management of the financial instruments.  Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  Because no market exists for certain financial instruments and because management does not intend to sell these financial instruments, the Company does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

	December 31, 2016
	Carrying	Estimated
	Amount	Fair Value
Financial assets:
Cash and cash equivalents	$ 7,916,109	$ 7,916,109
Securities available for sale	6,890,948	6,890,948
Net loans receivable	117,128,201	120,827,000

Financial liabilities:
Deposits	112,659,882	110,835,000
Note payable	400,000	400,000
Federal Home Loan Bank advances	20,200,000	20,080,000

The fair value of commitments to extend credit and letters of credit is not presented since management believes the fair value to be insignificant.

Note 19)Employee benefit plans:

Stock compensation plans-

The Company has an equity incentive plan that permits the granting of awards in the form of stock options.  The terms of all

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

awards issued under the plan are determined by the Board of Directors.  Options vest based on employee service, generally two to seven years from the date of the grant.

A summary of the non-qualified stock option transactions for the period ended December 31, 2016, is as follows:

		Weighted
		Average
	Shares	Exercise Price

Options outstanding at beginning of period	208,893	$ 10.59
Granted	37,875	13.12
Exercised	(14,076)	10.58
Expired	-	-

Options outstanding at end of period	232,692	$ 10.97

The following table summarizes information about the stock options outstanding as of December 31, 2016:

Exercise	Number	Weighted Average	Number
Price	Outstanding	Contractual Life	Exercisable

$ 10.00	74,893	2.25Years	74,893
11.00	75,000	6.20Years	15,000
11.00	50,000	6.00Years	8,000
13.12	32,799	5.00Years	-

	232,692	4.72Years	97,893

The fair value of the stock options granted is estimated on the grant date using the Black-Scholes option pricing model methodology.  The expected volatility is based on the volatility of comparable peer banks. The expected term represents the period of time that the option award is expected to be outstanding from the date of grant. The risk-free interest rate is based on the US Treasury yields for the expected term of the instrument. Grants occurring in 2016 were estimated with the following assumptions and results:

Risk-free interest rate:	2.30%

Expected life	5

Expected volatility	10.00%

Fair value of options granted:	$ 1.93

Stock-based compensation expense in the amount of $83,353 has been recognized for the year ended December 31, 2016.

401(k) Plan -

The Company also has a 401(k) Plan covering substantially all employees.  Employees may contribute up to certain limits based on federal tax laws.  The Company matches 100 percent of the first 3 percent and 50 percent of the next 2 percent of an employee's contribution up to a maximum of 5 percent of the employee's pay.  Additionally, the Company, at its discretion, may make a profit sharing contribution to the Plan on behalf of each eligible participant.  Such profit sharing contribution will vest to the employee after a three-year period.  For the year ended December 31, 2016, expense attributable to the Plan was $43,545.

Note 20)Subsequent events:

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Management has evaluated subsequent events through May 12, 2017, the date which the consolidated financial statements were available for release.  Management is not aware of any subsequent events that would require recognition or disclosure in the consolidated financial statements.

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

Supplementary Information

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

		Stone
	Stone	Bancshares,
	Bank	Inc.	Eliminations	Consolidated
Assets
Cash and due from banks	$ 2,196,843	$ 90,119	$ (90,119)	$ 2,196,843
Federal funds sold	5,719,266	-	-	5,719,266
Securities available for sale	6,890,948	-	-	6,890,948
Loans held for sale	4,773,648	-	-	4,773,648
Net loans receivable	117,128,201	-	-	117,128,201
Premises and equipment, net	6,688,410	319,237	-	7,007,647
Foreclosed assets held for sale	1,111,523	-	-	1,111,523
Accrued interest receivable	1,739,678	-	-	1,739,678
Federal Home Loan Bank stock, at cost	1,005,100	-	-	1,005,100
Intangibles, net	938,717	-	-	938,717
Bank owned life insurance	1,485,703	-	-	1,485,703
Other assets	2,435,444	17,800,644	(17,684,071)	2,552,017

Total assets	$ 152,113,481	$ 18,210,000	$ (17,774,190)	$ 152,549,291

Liabilities
Deposits	$ 112,750,001	$ -	$ (90,119)	$ 112,659,882
Note payable	-	400,000	-	400,000
Federal Home Loan Bank advances	20,200,000	-	-	20,200,000
Accrued interest payable	66,150	106	-	66,256
Other liabilities	1,413,259	63,367	-	1,476,626
Total liabilities	134,429,410	463,473	(90,119)	134,802,764

Stockholders' equity
Common stock	13,384	13,524	(13,384)	13,524
Additional paid-in capital	13,121,452	16,042,262	(13,121,452)	16,042,262
Retained earnings	4,723,683	1,865,189	(4,723,683)	1,865,189
Accumulated other comprehensive income	(174,448)	(174,448)	174,448	(174,448)
Total stockholders' equity	17,684,071	17,746,527	(17,684,071)	17,746,527

Total liabilities and stockholders' equity	$ 152,113,481	$ 18,210,000	$ (17,774,190)	$ 152,549,291

STONE BANCSHARES, INC.

NOTES TO FINANCIAL STATEMENTS

PERIOD ENDED DECEMBER 31, 2016

		Stone
	Stone	Bancshares,
	Bank	Inc.	Eliminations	Consolidated

Interest income
Interest and fees on loans	$ 5,519,751	$ -	$ -	$ 5,519,751
Interest on federal funds sold	6,429	-	-	6,429
Interest and dividends on securities	134,135	-	-	134,135
	5,660,315	-	-	5,660,315

Interest expense
Interest on deposits	860,103	-	-	860,103
Interest on borrowed funds	169,298	10,625	-	179,923
	1,029,401	10,625	-	1,040,026

Net interest income (expense)	4,630,914	(10,625)	-	4,620,289

Provision for loan losses	895,000	-	-	895,000

Net interest income (expense) after provision	3,735,914	(10,625)	-	3,725,289

Other income (expense)
Service charges on deposit accounts	80,820	-	-	80,820
Other service charges and fees	(5,073)	-	-	(5,073)
Gain on sale of loans	4,876,858	-	-	4,876,858
Other	285,050	2,060,846	(2,053,066)	292,830
	5,237,655	2,060,846	(2,053,066)	5,245,435

Operating expense
Compensation and related expenses	2,429,320	205,701	-	2,635,021
Net occupancy	427,986	225	-	428,211
Equipment and data processing	465,237	-	-	465,237
Professional and examination	268,751	90,476	-	359,227
FDIC insurance	73,035	-	-	73,035
Postage and supplies	93,322	-	-	93,322
Advertising and marketing	175,597	-	-	175,597
Other	1,655,766	5,204	-	1,660,970
	5,589,014	301,606	-	5,890,620

Income before income taxes	3,384,555	1,748,615	(2,053,066)	3,080,104

Provision for income taxes	1,331,489	(116,574)	-	1,214,915

Net income	$ 2,053,066	$ 1,865,189	$ (2,053,066)	$ 1,865,189

Unaudited Financials for Stone Bancshares, Inc.

Stone Bancshares, Inc.
Consolidated Balance Sheets
(in thousands)
	(Unaudited) June 30 (1)		(Unaudited) December 31 (1)
ASSETS	2017	2016	2016	2015
Cash and due from banks	$ 2,022	$ 1,153	$ 2,197	$ 785
Investments and federal funds sold	17,908	20,370	12,610	10,389
Loans and leases	164,006	93,662	123,450	74,657
Allowance for loan and lease losses	(2,224)	(1,470)	(1,548)	(1,265)
Net loans	161,782	92,192	121,902	73,391
Premises and equipment	8,504	4,884	7,008	4,383
Goodwill and intagibles	939	939	939	939
Federal Home Loan Bank stock	1,118	775	1,005	392
Foreclosed assets held for sale	1,026	618	112	1,096
Other assets	8,166	6,231	6,777	11,931
Total assets	$ 201,465	$ 127,162	$ 152,549	$ 103,307

LIABILITIES AND STOCKHOLDER'S EQUITY
Total deposits	$ 158,267	$ 93,245	$ 112,660	$ 76,336
Total borrowings	22,700	16,516	20,600	11,000
Accrued interest	95	58	66	44
Other liabilities	1,123	827	1,477	381
Total liabilities	182,186	110,646	134,803	87,762
Stockholder's equity:
Common stock	14	13	14	13
Treasury stock	(50)	0	0	0
Additional paid in capital	17,267	15,913	16,042	12,821
Retained earnings	2,061	563	1,865	2,773
Unrealized gains/(losses)	(13)	26	(174)	(62)
Total equity	19,279	16,516	17,747	15,545
Total liabilities and equity	$ 201,465	$ 127,162	$ 152,549	$ 103,307
(1) Since the primary asset of Stone Bancshares is Stone Bank periods prior to March 9, 2016 have been prepared using only Stone Bank.

Stone Bancshares, Inc.
Consolidated Statements of Income
(in thousands)
	(Unaudited) For the 6 Months Ended June 30 (1)		(Unaudited) For the Year Ended December 31 (1)
Interest income	2017	2016	2016	2015
Loans	$ 4,228	$ 2,902	$ 6,570	$ 5,138
Investment securities, federal funds sold, and interest bearing deposits	143	93	173	192
Total interest income	4,371	2,995	6,743	5,330
Interest expense
Deposits	923	424	1,022	880
Other borrowings	135	89	208	38
Total interest expense	1,058	514	1,230	918
Net interest income	3,313	2,481	5,513	4,412
Provision for loan and lease losses	858	230	945	574
Net interest income after provision for loan and lease losses	2,455	2,251	4,568	3,838
Non interest income
Gain on sale of loans	1,982	1,817	5,216	3,689
Other	326	60	445	439
Total non interest income	2,308	1,877	5,661	4,128
Non interest expense
Compensation and related expenses	1,695	1,486	3,147	1,936
Occupancy	362	234	516	431
Other	1,757	1,145	3,195	2,265
Total non interest expense	3,814	2,866	6,858	4,632
Income before taxes	949	1,263	3,371	3,335
Provision for income taxes	345	483	1,290	1,267
Net income	$ 603	$ 779	$ 2,081	$ 2,068

(1) Since the primary asset of Stone Bancshares is Stone Bank periods prior to March 9, 2016 have been prepared using only Stone Bank.

Stone Bancshares, Inc.
Statements of Cash Flow (Unaudited)
(in thousands)

	For the 6 Months Ended June 30		For the Year Ended December 31
	2017	2016**	2016**	2015**
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$ 603	$ 779	$ 2,081	$ 2,068
Adjustments to reconcile net income to cash
Depreciation and amortization	508	256	591	422
Provision for loan losses	858	230	945	574
Write-downs of foreclosed assets held for sale	-	-	167	42
Net amortization and accretion of securities	17	16	29	27
Loss (gain) on sale of foreclosed assets	2	8	8	(2)
Gain on sale of securities available for sale	-	-	(30)	-
Gain on sale of loans	(1,982)	(1,817)	(5,216)	(3,689)
Loss (gain) on sale of premises and equipment	24	(5)	(4)	-
Proceeds from sale of loans	22,018	17,739	52,153	31,974
Origination of loans for sale	(22,744)	(17,848)	(51,710)	(27,578)
Federal Reserve Bank Stock Dividend	-	-	-	(12)
Federal Home Loan Bank Stock Dividend	(7)	(2)	(7)	(1)
Decrease (increase) in accrued interest receivable	(477)	(109)	(218)	(619)
Decrease (increase) in other assets	(1,686)	5,809	6,372	(504)
Increase (decrease) in accrued interest payable	29	13	22	5
Increase (decrease) in other liabilities	(353)	445	1,153	(1,372)
NET CASH PROVIDED BY OPERATING ACTIVITIES	(3,191)	5,514	6,334	1,334

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of securities available for sale	-	-	1,428	-
Proceeds from maturities and calls of securities available for sale	503	572	1,377	1,235
Purchase of securities available for sale	(4,353)	-	(2,205)	(1,001)
Net increase in loans	(38,560)	(17,238)	(45,833)	(10,369)
Proceeds from sale of foreclosed assets	85	478	569	244
Proceeds from sale of premises and equipment	-	-	25	-
Purchase of premises and equipment	(1,331)	(552)	(2,844)	(1,813)
Proceeds from sale of Federal Reserve Bank Stock	-	-	-	315
Purchase of FNBB Stock	(106)	-	-	-
Purchase of Federal Home Loan Bank stock	-	-	(606)	(303)
Purchase of bank owned life insurance	(225)	(381)	-	(1,420)
NET CASH USED BY INVESTING ACTIVITIES	(43,988)	(17,121)	(48,088)	(13,112)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	45,607	16,910	36,323	1,872
Short-term borrowings, net	(500)	5,116	9,200	9,634
Proceeds from notes payable	2,600	400	400	-
Dividends paid	(408)	-	-	(64)
Proceeds from issuance of stock options	26	44	83	-
Purchase of Treasury Stock	(50)	-	-	-
Proceeds from issuance of common stock	1,199	59	149	2,735
NET CASH PROVIDED BY FINANCING ACTIVITIES	48,475	22,529	46,155	14,176

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,297	10,921	4,401	2,398

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,916	3,515	3,515	1,116

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$ 9,213	$ 14,436	$ 7,916	$ 3,515
** Since the primary asset of Stone Bancshares is Stone Bank periods prior to March 9, 2016 have been prepared using only Stone Bank.

STONE BANK

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015  WITH

REPORT OF INDEPENDENT AUDITORS

Report of Independent Auditors

To the Board of Directors Stone Bank

Mountain View, Arkansas

Report on the Financial Statements

We have audited the accompanying financial statements of Stone Bank, which comprise the statements of financial condition as of December 31, 2016 and 2015, and the related statements of income, comprehensive income, stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Bank's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stone Bank as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

S.F. Fiser & Company

May 12, 2017

Springdale, Arkansas

112 East Emma Avenue • Springdale, AR 72764 • (479) 751-4851 • (479) 751-4858

364 East College Street • P.O. Box 2392 • Batesville, AR 72503 • (870) 793-4851 • (870) 793-4853

STONE BANK

STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2016 AND 2015

	2016	2015
ASSETS

Cash and due from banks	$ 2,196,843	$ 785,308
Federal funds sold	5,719,266	2,729,336
Total cash and cash equivalents	7,916,109	3,514,644

Securities available for sale	6,890,948	7,659,803
Loans held for sale	4,773,648	-
Net loans receivable	117,128,201	73,391,293
Premises and equipment, net	6,688,410	4,383,329
Foreclosed assets held for sale	1,111,523	1,096,187
Accrued interest receivable	1,739,678	1,521,381
Federal Home Loan Bank stock, at cost	1,005,100	392,200
Intangibles, net	938,717	938,717
Bank owned life insurance	1,485,703	1,437,241
Other assets	2,435,444	8,972,406

	$ 152,113,481	$ 103,307,201

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-bearing transaction accounts	$ 9,122,219	$ 7,304,439
Interest-bearing transaction and savings accounts	20,069,222	10,332,376
Certificates of deposit $100,000 and over	44,686,541	44,467,851
Other time deposits	38,872,019	14,231,322
Total deposits	112,750,001	76,335,988

Federal Home Loan Bank advances	20,200,000	11,000,000
Accrued interest payable	66,150	44,494
Other liabilities	1,413,259	381,438

Total liabilities	134,429,410	87,761,920

Commitments and contingencies (Notes 17 and 18)

Stockholders' equity
Common stock, $.01 par value, 5,000,000 shares authorized,
1,338,370 shares issued and outstanding	13,384	13,384
Additional paid-in capital	13,121,452	12,821,452
Retained earnings	4,723,683	2,772,826
Net unrealized losses on securities available for sale, net of tax
benefit of $(89,867) in 2016 and $(32,136) in 2015	(174,448)	(62,381)

Total stockholders' equity	17,684,071	15,545,281

	$ 152,113,481	$ 103,307,201

STONE BANK

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Interest income
Interest and fees on loans	$ 6,569,721	$ 5,138,158
Interest on federal funds sold	10,788	3,220
Interest and dividends on securities	162,542	188,694
	6,743,051	5,330,072

Interest expense
Interest on deposits	1,022,433	880,020
Interest on borrowed funds	197,121	37,886
	1,219,554	917,906

Net interest income	5,523,497	4,412,166

Provision for loan losses	945,000	574,200

Net interest income after provision for loan losses	4,578,497	3,837,966

Other income (expense)
Service charges on deposit accounts	95,546	21,859
Other service charges and fees	(5,300)	50,725
Gain on sale of loans	5,216,318	3,689,491
Other	346,718	366,223
	5,653,282	4,128,298

Operating expenses
Compensation and related expenses	2,941,206	1,935,629
Net occupancy	514,620	402,426
Equipment and data processing	550,693	362,661
Professional and examination	332,353	455,066
FDIC insurance	85,292	67,428
Postage and supplies	113,617	88,086
Advertising and marketing	204,593	161,882
Other	1,814,418	1,158,504
	6,556,792	4,631,682

Net income before income taxes	3,674,987	3,334,582

Provision for income taxes	1,406,130	1,267,063

Net income	$ 2,268,857	$ 2,067,519

STONE BANK

STATEMENTS OF COMPREHENSIVE INCOME

YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Net income	$ 2,268,857	$ 2,067,519

Other comprehensive income (loss)
Unrealized losses on securities available for sale, net of
benefit of ($57,731) in 2016 and ($10,939) in 2015	(112,067)	(21,233)

Comprehensive income	$ 2,156,790	$ 2,046,286

STONE BANK

STATEMENTS OF STOCKHOLDER'S EQUITY

YEARS ENDED DECEMBER 31, 2016 AND 2015

			Additional
	Preferred	Common	Paid-In	Retained	Unrealized
	Stock	Stock	Capital	Earnings	Losses

Balance January 1, 2015	$ 1,064,630	$ 9,673	$ 9,025,718	$ 769,517	$ (41,148)

Dividends paid				(64,210)

Conversion of 106,463 shares of preferred stock	(1,064,630)	1,224	1,063,406

Issuance of 248,619 shares of common stock		2,487	2,732,328

Net income				2,067,519

Unrealized losses on securities available
for sale, net of tax benefit of ($10,939)					(21,233)

Balance December 31, 2015	-	13,384	12,821,452	2,772,826	(62,381)

Contributed capital			300,000

Dividends paid				(318,000)

Net income				2,268,857

Unrealized losses on securities available
for sale, net of tax benefit of ($57,731)					(112,067)

Balance December 31, 2016	$ -	$ 13,384	$ 13,121,452	$ 4,723,683	$ (174,448)

STONE BANK

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2016 AND 2015

	2016	2015

Cash flows from operating activities
Net income	$ 2,268,857	$ 2,067,519
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation and amortization	591,492	422,169
Deferred income taxes	(87,609)	272,489
Provision for loan losses	945,000	574,200
Write-downs of foreclosed assets held for sale	167,308	41,527
Write-downs of premises and equipment	-	-
Net amortization and accretion of securities	28,792	27,122
Loss (gain) on sale of foreclosed assets	7,595	(1,511)
Gain on sale of securities available for sale	(30,263)	-
Gain on sale of loans	(5,216,318)	(3,689,491)
Gain on sale of premises and equipment	(4,339)	-
Proceeds from sale of loans	52,153,128	31,974,230
Origination of loans for sale	(51,710,458)	(27,578,388)
Federal Reserve Bank stock dividend	-	(12,386)
Federal Home Loan Bank stock dividend	(6,980)	(689)
Increase in accrued interest receivable	(218,297)	(618,668)
Decrease (increase) in other assets	6,488,500	(504,400)
Increase in accrued interest payable	21,656	4,854
Increase (decrease) in other liabilities	1,177,161	(1,644,171)
Net cash provided by operating activities	6,575,225	1,334,406

Cash flows from investing activities
Proceeds from sale of securities available for sale	1,428,410	-
Proceeds from maturities and calls of securities available for sale	1,377,137	1,235,220
Purchases of securities available for sale	(2,205,019)	(1,001,111)
Net increase in loans	(45,833,141)	(10,369,347)
Proceeds from sale of foreclosed assets	569,321	243,500
Proceeds from sale of premises and equipment	343,120	-
Purchase of premises and equipment	(2,843,681)	(1,812,688)
Purchase of Federal Reserve Bank stock	-	-
Proceeds from sale of Federal Reserve Bank	-	315,386
Purchase of Federal Home Loan Bank stock	(605,920)	(303,411)
Purchase of bank owned life insurance	-	(1,420,000)
Net cash used by investing activities	(47,769,773)	(13,112,451)

Cash flows from financing activities
Net increase in deposits	36,414,013	1,872,012
Short-term borrowings, net	9,200,000	9,633,600
Contributed capital	300,000	-
Dividends paid	(318,000)	(64,210)
Proceeds from issuance of common stock	-	2,734,815
Net cash provided by financing activities	45,596,013	14,176,217

STONE BANK

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Net increase in cash and cash equivalents	4,401,465	2,398,172

Cash and cash equivalents at beginning of year	3,514,644	1,116,472

Cash and cash equivalents at end of year	$ 7,916,109	$ 3,514,644

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 1)Summary of significant accounting policies:

Nature of operations -

Stone Bank (the Bank) provides traditional commercial and retail banking services primarily to its principal markets of Stone and Jefferson counties in Arkansas.  On August 4, 2015, the Bank's conversation from a federal to a state charter was approved by the Bank's regulator as well as its name change from Ozark Heritage Bank, N.A. to Stone Bank.  The Bank is headquartered in Mountain View, Arkansas.  The accounting and reporting policies of the Bank and the methods of applying those policies that materially affect the accompanying financial statements conform with accounting principles generally accepted in the United States and with general financial services industry practices.  The Bank is subject to competition from other financial institutions and is also subject to the regulations of certain government agencies and undergoes periodic examinations by those regulatory authorities.

Use of estimates -

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses and the valuation of foreclosed assets held for sale is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on such assets, management obtains independent appraisals for significant collateral.

The Bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.  Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans and foreclosed assets held for sale, further reductions in the carrying amounts of such assets may be necessary based on changes in local economic conditions.  In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on such assets.  Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their examination.  Because of these factors, it is reasonably possible that the estimated losses on such assets may change materially in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

Revenue recognition -

The largest source of revenue for the Bank is interest income.  Interest income is recognized on an accrual basis driven by nondiscretionary formulas based on written contracts, such as loan agreements or securities contracts.  Credit-related fees, including letter of credit fees, are recognized in other income when earned.  Other types of noninterest revenues, such as service charges on deposit accounts, loan servicing fees, and premiums recognized on the sale of Farm Service Agency guaranteed loans, are accrued and recognized as income when services are provided and the amount of fees earned is reasonably determinable.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Interest rate risk -

The Bank's asset base is exposed to risks including changes in interest rates and changes in the timing of cash flows.  Management monitors the effect of such risks by considering the mismatch of the maturities of its assets and liabilities in the current interest rate environment and the sensitivity of assets and liabilities to changes in interest rates.  Management has considered the effect of significant increases and decreases in interest rates and believes such changes, if they occurred, would be manageable and would not affect the ability of the Bank to hold its assets until maturity.

Significant concentrations of credit risk -

The majority of the Bank's activities are with customers located within and around Stone and Jefferson counties in Arkansas.  Note 3 describes the types of investment securities in which the Bank invests.  Note 4 discusses the types of lending in which the Bank engages.  The Bank's loan portfolio has concentrations in poultry and agricultural loans.

Cash and cash flows -

For the purpose of presentation in the statements of cash flows, cash and cash equivalents is defined as those amounts included in the statements of financial condition captions "Cash and due from banks" and "Federal funds sold."

Cash flows from loans, either originated or acquired, are classified at that time according to management's original intent to either sell or hold the loan for the foreseeable future.  When management's intent is to sell the loan, the cash flows of that loan are presented as operating cash flow.  When management's intent is to hold the loan for the foreseeable future, the cash flows of that loan are presented as investing cash flows.

Advertising and marketing cost -

Advertising and marketing costs are expensed as incurred.  Total advertising and marketing cost is disclosed in the statements of income.

Securities available for sale -

The Bank determines the classification of securities at the time of purchase.  If the Bank does not intend to hold the securities to maturity, they are classified as available for sale and carried at estimated fair value with unrealized gains or losses reported as a separate component of stockholder's equity in other comprehensive income (loss).  Securities available for sale are a part of the Bank's asset/liability management strategy and may be sold in response to changes in interest rates, prepayment risk or other market factors.

Interest income on securities is recognized in interest income on an accrual basis.  Premiums and discounts on debt securities are amortized as an adjustment to interest income over the period to maturity of the related security using the effective interest method.  Realized gains or losses on the sale of securities are determined using the specific identification method.

The Bank reviews investment securities for impairment on a quarterly basis or more frequently if events and circumstances warrant.  In order to determine if a decline in fair value below amortized cost represents other-than-temporary impairment (OTTI), management considers several factors, including but not limited to, the length of time and extent to which the fair value has been less than the amortized cost basis, the financial condition and near-term prospects of the issuer (considering factors such as adverse conditions specific to the issuer and the security and ratings agency actions) and the Bank's intent and ability to retain the investment in order to allow for an anticipated recovery in fair value.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

The Bank recognizes OTTI of a security for which there has been a decline in fair value below amortized cost if (i) management intends to sell the security, (ii) it is more likely than not that the Bank will be required to sell the security before recovery of its amortized cost basis, or (iii) the Bank does not expect to recover the entire amortized cost basis of the security. The amount by which amortized cost exceeds the fair value of a security that is considered to have OTTI is separated into a component representing the credit loss, which is recognized in earnings, and a component related to all other factors, which is recognized in other comprehensive income (loss).  The measurement of the credit loss component is equal to the difference between the security's amortized cost basis and the present value of its expected future cash flows discounted at the security's effective yield.  If the Bank intends to sell the security, or if it is more likely than not it will be required to sell the security before recovery, an OTTI write-down is recognized in earnings equal to the entire difference between the amortized cost basis and fair value of the security.

Net loans receivable -

The Bank grants mortgage, commercial and consumer loans to customers.  A substantial portion of the loan portfolio is represented by loans in and around Stone and Jefferson counties in Arkansas.  The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and general economic conditions in these areas.

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge-offs, allowances for loan losses, deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.  Interest income is accrued on the unpaid principal balance, except for a loan classified as nonaccrual.

Generally accepted accounting principles require loan origination fees and certain direct loan origination costs to be capitalized and recognized as an adjustment to the yield of the related loan.  Such fees and costs are deferred when appropriate.  Deferred loan fees, net of deferred costs, are amortized to income over the life of such loans, using the interest method.  Such fees and costs are included in the Bank's financial statements as part of net loans receivable.

Nonaccrual loans -

The Bank classifies loans as past due when the payment of principal or interest is greater than 30 days delinquent based on the contractual next payment due date,  The Bank's policies related to when loans are placed on nonaccrual status conform to guidelines prescribed by regulatory authorities.  Loans are placed on nonaccrual status when it is probable that principal or interest is not fully collectible, or generally when principal or interest becomes 90 days past due, whichever occurs first.  When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period and the amortization of any discount ceases.  Interest payments received thereafter are applied as a reduction to the remaining principal balance unless management believes that the ultimate collection of the principal is likely, in which case payments are recognized in earnings on a cash basis.  Loans are removed from nonaccrual status when they become current as to both principal and interest and the collectability of principal and interest is no longer doubtful.  Generally, a nonaccrual loan remains on nonaccrual status for a period of six months to demonstrate the borrower can consistently meet the repayment terms.

Impaired loans -

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Troubled debt restructurings -

In certain situations due to economic or legal reasons related to a borrower's financial difficulties, the Bank may grant a concession to a borrower for other than an insignificant period of time that the Bank would not otherwise consider.  At that time, the related loan is classified as a troubled debt restructuring (TDR) and considered impaired.  The concessions granted may include rate reductions, principal forgiveness, payment forbearance, extensions of maturity at rates of interest below those commensurate with the risk profile of the borrower, and other actions intended to minimize economic loss.

Troubled debt restructurings - (continued)

A troubled debt restructured loan is generally placed on nonaccrual status at the time of the modification unless the borrower has no history of missed payments for six months prior to the restructuring.  If the borrower performs pursuant to the modified loan terms for at least six months and the remaining loan balance is considered collectible, the loan is returned to accrual status.

Allowance for loan losses -

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes a loan balance is uncollectable.  Subsequent recoveries, if any, are credited to the allowance for loan losses.  The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance is maintained at a level considered adequate to provide for potential loan losses related to specifically identified loans as well as probable credit losses inherent in the remainder of the loan portfolio as of year end.  This estimate is based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category.  General reserves have been established, based upon the aforementioned factors and allocated to the individual loan categories.  Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.  The unallocated reserve generally serves to compensate for the uncertainty in estimating loan losses, including the possibility of changes in risk ratings and specific reserve allocations in the loan portfolio as a result of the Bank's ongoing risk management system.

Large groups of smaller balance homogeneous loans are collectively evaluated in the allowance for loan losses.  Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Premises and equipment -

Land is carried at cost.  Buildings and equipment are carried at cost, less accumulated depreciation.  Depreciation is provided for primarily by the straight-line method for financial reporting while accelerated methods are used in the determination of taxable income.  Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized.  Gains and losses on dispositions are included in current operations.  Estimated useful lives are as follows:

Years

Buildings and improvements	7 - 40
Furniture and equipment	3 - 10

Bank owned life insurance (BOLI) -

BOLI consists of life insurance policies purchased by the Bank on qualifying officers with the Bank designated as the owner and beneficiary of the policies.  BOLI is carried at the policy's realizable cash surrender value with changes in cash surrender value and death benefits received in excess of cash surrender values reported in other income and policy fees reported in other expense.  The net change in the realized cash surrender value and policy fees for the years ended December 31, 2016 and 2015, was $48,468 and $17,493, respectively.

Foreclosed assets held for sale -

Real estate and repossessed personal properties acquired through or in lieu of loan foreclosure are initially recorded at the lesser of current principal investment or fair value less estimated costs to sell at the date of foreclosure or repossession.  When such assets are acquired, any shortfall between the loan carrying value and the estimated fair value of the underlying collateral less disposition costs is recorded as an adjustment to the allowance for loan losses.  Valuations of these assets are periodically reviewed by management with the carrying value of such assets adjusted to the estimated fair value net of estimated selling costs, if lower, until disposition.  Gains and losses from the sale of foreclosed assets, repossessions and other real estate are recorded in other income, and expenses used to maintain the properties are included in other expense.

Intangible assets -

Intangible assets include goodwill, which is the excess of cost over the fair value of net assets of acquired businesses, and other identifiable intangibles.  Other identifiable intangible assets include core deposit intangible assets, which are related to the value of acquired indeterminate-maturity deposits.  The core deposit intangible is amortized on a straight-line basis over seven years, which is the anticipated period of benefit for those deposits.  The Bank assesses its intangible asset's qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more-likely-than-not that the fair value of the indefinite-lived intangible asset is less than its carrying amount.  If, after assessing all events and circumstances, the Bank determines it is not more-likely-than-not that the fair value of the intangible asset is less than its carrying amount, then performing the two-step impairment test is unnecessary.  However, if the Bank concludes otherwise, then the Bank performs the first step of the two-step impairment test by calculating the fair value of the intangible asset and comparing the fair value with the carrying amount.

Identifiable intangible assets other than goodwill are reviewed at least annually for events or circumstances that could impact the recoverability of the intangible assets.  These events could include loss of core deposits, increased competition or adverse changes in the economy.  To the extent that these identifiable intangible assets are deemed unrecoverable, impairment losses are recorded in other noninterest expenses to reduce the carrying amount.  Management noted no indicators of impairment for the core deposit intangible asset during for the years ended December 31, 2016 and 2015.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

The Bank's goodwill is reviewed for impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment.  Adverse changes in the economic environment, declining operations, or other factors could result in a decline in the implied fair value of goodwill.  There were no indicators of impairment of goodwill during 2016 and 2015.

Income taxes -

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of the allowance for loan losses, accumulated depreciation, and tax cash basis accounting (See Note 12).  Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Uncertain tax positions are recognized if it is more-likely-than-not, based on technical merits, that the tax position will be realized or sustained upon examination.  The term "more-likely-than-not" means the likelihood of more than fifty percent; the term ''upon examination'' also includes resolution of the related appeals or litigation processes, if any.  A tax position that meets the more-likely-than-not recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.  The determination of whether or not a tax position has met the more-likely-than-not recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management's judgment.

Off balance sheet financial instruments -

In the ordinary course of business, the Bank has entered into commitments to extend credit, commercial letters of credit, and standby letters of credit.  Such financial instruments are recorded in the financial statements when they are funded.

Reclassifications -

Certain reclassifications have been made to the prior period to conform to current presentation.

Recent accounting pronouncements -

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 provides guidance that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services.  ASU 2014-09 is effective for annual and interim periods beginning after December 15, 2016.  In August 2015, FASB issued ASU 2015-14, Revenue from Contracts with Customers.  ASU 2015-14 deferred the effective date of ASU 2014-09 to annual periods beginning after December 15, 2018.  The Bank is currently evaluating the impact, if any, ASU 2014-09 will have on its statement of financial condition, results of operations, and its financial statement disclosures.

In January 2016, FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities.  ASU 2016-01 revises the accounting for the classification and measurement of investments in equity securities and revises the presentation of certain fair value changes for financial liabilities measured at fair value.  For equity securities, the guidance

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

in ASU 2016-01 requires equity investments be measured at fair value with changes in fair value recognized in net income.  For financial liabilities that are measured at fair value in accordance with the fair value option, the guidance requires presenting, in other comprehensive income, the change in fair value that relates to a change in instrument-specific credit risk.  ASU 2016-01 also eliminates the disclosure assumptions used to estimate fair value for financial instruments measured at amortized cost and requires disclosure of an exit price notion in determining the fair value of financial instruments measured at amortized cost.  ASU 2016-01 is effective for annual and interim periods beginning after December 15, 2017.  The Bank is currently evaluating the impact ASU 2016-01 will have on its statement of financial condition, results of operations, and its financial statement disclosures.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842).  ASU 2016-02 requires lessees to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with terms of more than twelve months.  Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease.  ASU 2016-02 will require both types of leases to be recognized on the statement of financial condition.  The right-of-use asset and related lease liability will be initially measured at the present value of the remaining lease payments; however, if the original term of the lease is less than twelve months and the lease does not contain a purchase option that is reasonably certain to be exercised, a lessee may account for the lease as an operating lease under ASC 840.  ASU 2016-02 also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases.  These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements.  ASU 2016-02 is effective for annual and interim periods beginning after December 15, 2018, with early adoption permitted.  The Bank is currently evaluating the impact ASU 2016-02 will have on its statement of financial condition, results of operations, and its financial statement disclosures.

Recent accounting pronouncements - (continued)

In June 2016, FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.  ASU 2016-13 improves financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by the Bank.  The new guidance replaces the current incurred loss model that is utilized in estimating the allowance for loan and lease losses with a model that requires management to estimate all contractual cash flows that are not expected to be collected over the life of the loan based on historical experience, current conditions, and reasonable and supportable forecasts.  Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses.  The Bank will continue to use judgment to determine which loss estimation method is appropriate for their circumstances.  This revised model is what FASB describes as the current expected credit loss (CECL) model and FASB believes the CECL model will result in more timely recognition of credit losses since the CECL model incorporates expected credit losses versus incurred credit losses.  The scope of ASU 2016-13 includes loans, including purchased loans with credit deterioration, available-for-sale debt instruments, lease receivables, loan commitments and financial guarantees that are not accounted for at fair value.  ASU 2016-13 is effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted for annual and interim periods beginning after December 15, 2018.  The Bank is currently evaluating the impact ASU 2016-13 will have on its statement of financial condition, results of operations, and its financial statement disclosures.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), which FASB believes will clarify guidance on how certain transactions are classified within the statement of cash flows.  The standard addresses a number of cash flow presentation items including: debt prepayment and extinguishment, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, corporate owned life insurance policies and BOLI policies, distributions received from equity method investees, classification of beneficial interest received in a securitization transaction and cash receipts from beneficial interest in securitized trade receivables and separately identifiable cash flows and application of the predominance principle.  ASU 2016-15 is effective for annual and interim periods beginning after

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NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

December 15, 2017, with early adoption permitted.   Since ASU 2016-15 applies to the classification of cash flows, no impact is anticipated on the Bank's statement of financial condition or results of operations; however, the Bank is currently evaluating the impact on its statement of cash flows and its financial statement disclosures.

Presently, the Bank is not aware of any other changes to the Accounting Standards Codification that will have a material impact on the Bank's present or future financial position or results of operations.

Note 2)Statements of cash flows:

Supplemental disclosure of cash flow information is as follows:

	2016	2015

Cash paid for
Interest on deposits and borrowed funds	$ 1,197,898	$ 913,052
Income taxes	1,300,000	1,211,000

Noncash investing activities
Property acquired in settlement of loans	759,560	469,748
Loans made to facilitate the sale of foreclosed assets	286,000	151,786

Note 3)Securities available for sale:

The amortized cost and estimated fair value of securities, with gross unrealized gains and losses as of December 31, 2016 and 2015, is presented below.

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2016

Mortgage-backed and collateralized
mortgage obligations	$ 4,557,745	$ 3,253	$ (121,182)	$ 4,439,816
State and municipal bonds	2,597,518	3,948	(150,334)	2,451,132

	$ 7,155,263	$ 7,201	$ (271,516)	$ 6,890,948

2015

Mortgage-backed and collateralized
mortgage obligations	$ 7,240,889	$ 7,610	$ (110,139)	$ 7,138,360
State and municipal bonds	513,431	8,012	-	521,443

	$ 7,754,320	$ 15,622	$ (110,139)	$ 7,659,803

There were no securities pledged at December 31, 2016, to secure public deposits and for other purposes required or permitted by law.  Securities at December 31, 2015, carried at $2,820,569 were pledged.  For the years ended      December 31, 2016 and 2015, proceeds from sales, paydowns, maturities, and calls of securities totaled $2,805,547 and $1,235,220, respectively.  There were no realized gains or losses during the year ended December 31, 2015.  There were $30,263 in gains

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NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

and no realized losses during the year ended December 31, 2016.

Information pertaining to securities available for sale with gross unrealized losses at December 31, 2016 and 2015, aggregated by investment category and length of time securities have been in a continuous loss position, follows:

	Less than Twelve Months		More than Twelve Months
	Gross	Estimated	Gross	Estimated
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
2016

Mortgage-backed and collateralized
mortgage obligations	$ 53,098	$ 3,162,162	$ 68,084	$ 1,148,710
State and municipal bonds	150,334	2,228,661	-	-

	$ 203,432	$ 5,390,823	$ 68,084	$ 1,148,710

2015

Mortgage-backed and collateralized
mortgage obligations	$ 29,580	$ 1,942,113	$ 80,559	$ 3,262,224
State and municipal bonds	-	-	-	-

	$ 29,580	$ 1,942,113	$ 80,559	$ 3,262,224

In evaluating the Bank's unrealized loss positions for OTTI, management considers the credit quality of the issuer, the nature and cause of the unrealized loss and the severity and duration of the impairments.  At December 31, 2016 and 2015, management determined the unrealized losses were the result of fluctuations in interest rates and did not reflect deteriorations of the credit quality of the investments.  Accordingly, management believes that its unrealized losses on securities are temporary, and the Bank has both the ability and intent to hold these investments until maturity or until such time as fair value recovers above amortized cost.

The amortized cost and estimated fair value of securities available for sale by contractual maturity at December 31, 2016, are as follows:

	Amortized	Estimated
	Cost	Fair Value

Due from one to five years	$ 2,566,349	$ 2,474,637
Due from six to nine years	2,166,396	2,136,574
Due after ten years	2,422,518	2,279,737

	$ 7,155,263	$ 6,890,948

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 4)Net loans receivable:

Net loans receivable consist of the following at December 31, 2016 and 2015:

	2016	2015

Individual and commercial real estate	$ 79,749,611	$ 33,967,725
Commercial and agriculture	34,456,023	33,504,449
Consumer and other	4,624,158	7,184,545
	118,829,792	74,656,719
Allowance for loan losses	(1,701,591)	(1,265,426)

	$ 117,128,201	$ 73,391,293

Overdraft demand deposit accounts totaling $41,127 and $21,100 were included in consumer and other loans at      December 31, 2016 and 2015, respectively.  Net unamortized deferred loan origination costs included in net loans receivable were $743,692 and $275,732 at December 31, 2016 and 2015, respectively.  Loans serviced for various investors which are not reflected in the accompanying statements of financial condition were $109,290,793 and $60,193,349 at December 31, 2016 and 2015, respectively.  These amounts result from the sale of originated loans by the Bank.

Loan origination/risk management - The Bank seeks to manage its credit risk by diversifying its loan portfolio, determining that borrowers have adequate sources of cash flow for loan repayment without liquidation of collateral; obtaining and monitoring collateral; and providing an adequate allowance for loan losses by regularly reviewing loans through the internal loan review process.  The Bank seeks to use diversification within the loan portfolio to reduce its credit risk, thereby minimizing the adverse impact on the portfolio if weaknesses develop in either the economy or a particular segment of borrowers.  Collateral requirements are based on credit assessments of borrowers and may be used to recover the debt in case of default.  Historical loss rates consist of a twelve-quarter historical loss average with a heavier weight assigned on the most four recent quarters.

Individual and commercial real estate - The real estate loan portfolio consists of construction loans, single family residential loans and commercial loans.  Construction and development loans and commercial real estate (CRE) loans can be particularly sensitive to valuation of real estate.  Commercial real estate cycles are inevitable.  The long planning and production process for new properties and rapid shifts in business conditions and employment create an inherent tension between supply and demand for commercial properties.  While general economic trends often move individual markets in the same direction over time, the timing and magnitude of changes are determined by other forces unique to each market.  CRE cycles tend to be local in nature and longer than other credit cycles.  Factors influencing the CRE market are traditionally different from those affecting residential real estate markets; thereby making predictions for one market based on the other difficult.  Additionally, submarkets such as office, industrial, apartment, retail and hotel - also experience different cycles, providing an opportunity to lower the overall risk through diversification across types of CRE loans.  Management realizes that local demand and supply conditions will also mean that different geographic areas will experience cycles of different amplitude and length.  The Bank monitors these loans closely and has no significant concentrations in its real estate loan portfolio.

Commercial and agriculture - The commercial and agriculture loan portfolios include loans to commercial and agriculture customers for use in normal business or to finance working capital needs, equipment purchases or other expansion projects. Collection risk in this portfolio is driven by the creditworthiness of the underlying borrowers, particularly cash flow from customers' business and farming operations.  The Bank continues its efforts to keep loan terms short, reducing the negative impact of upward movement in interest rates.  Term loans are generally set up with a one or three year balloon.  It is standard

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NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

practice to require personal guaranties on all commercial and agriculture loans, particularly as they relate to closely-held or limited liability entities.

Consumer and other loans - The consumer loan portfolio consists of auto and other consumer loans.  Auto and other consumer loans include direct and indirect installment loans and overdrafts.  Loans in this portfolio segment are sensitive to unemployment and other key consumer economic measures.

Nonaccrual loans at December 31, 2016 and 2015, segregated by class of loans, are as follows:

	2016	2015

Individual and commercial real estate	$ 1,315,164	$ 398,134
Commercial and agriculture	1,068,083	316,785
Consumer and other	-	34,565

Total nonaccrual loans	$ 2,383,247	$ 749,484

An aged analysis of past due loans at December 31, 2016 and 2015, segregated by class of loans, is as follows:

		90 Days				90 Days
	30-89 Days	or More	Total		Total	Past Due &
	Past Due	Past Due	Past Due	Current	Loans	Accruing

2016

Individual and
commercial real estate	$ 572,782	$ 841,185	$ 1,413,967	$ 78,335,644	$ 79,749,611	$ 86,332
Commercial and
agriculture	1,437,732	1,066,795	2,504,527	31,951,496	34,456,023	23,254
Consumer and other	68,255	-	68,255	4,555,903	4,624,158	-

	$ 2,078,769	$ 1,907,980	$ 3,986,749	$ 114,843,043	$ 118,829,792	$ 109,586

		90 Days				90 Days
	30-89 Days	or More	Total		Total	Past Due &
	Past Due	Past Due	Past Due	Current	Loans	Accruing

2015

Individual and
commercial real estate	$ 1,345,920	$ 4,534	$ 1,350,454	$ 32,617,271	$ 33,967,725	$ -
Commercial and
agriculture	36,117	657,518	693,635	32,810,814	33,504,449	502,430
Consumer and other	245,354	-	245,354	6,939,191	7,184,545	-

	$ 1,627,391	$ 662,052	$ 2,289,443	$ 72,367,276	$ 74,656,719	$ 502,430

Impaired loans, segregated by class of loans, at December 31, 2016 and 2015, are as follows:

	Unpaid	Recorded	Recorded
	Contractual	Investment	Investment	Total
	Principal	With No	With	Recorded	Related
	Balance	Allowance	Allowance	Investment	Allowance

2016

Individual and commercial real estate	$ 3,571,155	$ 1,185,555	$ 164,039	$ 1,349,594	$ 12,755
Commercial and agriculture	1,223,461	805,761	130,735	936,496	35,852
Consumer and other	-	-	-	-	-

	$ 4,794,616	$ 1,991,316	$ 294,774	$ 2,286,090	$ 48,607

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

2015

Individual and commercial real estate	$ 620,816	$ 303,389	$ 90,210	$ 393,599	$ 11,410
Commercial and agriculture	316,784	-	316,784	316,784	44,052
Consumer and other	24,231	24,231	-	24,231	-

	$ 961,831	$ 327,620	$ 406,994	$ 734,614	$ 55,462

Specific allocations are applied when quantifiable factors are present requiring a greater allocation than that established by the Bank based on its analysis of historical losses for each loan category. Impairment is evaluated in total for smaller-balance loans of a similar nature and on an individual loan basis for other loans. Impaired loans, or portions thereof, are charged-off when deemed uncollectible.

There was no interest income recognized on average impaired loans of $941,871 for the year ended December 31, 2015.  Interest income of $71,484 was recognized on average impaired loans of $1,510,352 for the year ended December 31, 2016.  Interest income recognized on a cash basis on impaired loans was not materially different.  No additional funds are committed to be advanced in connection with impaired loans.

TDRs occur when a borrower is experiencing, or is expected to experience, financial difficulties in the near-term and, consequently, a modification that would otherwise not be considered is granted to the borrower.  TDRs at December 31, 2016 and 2015, were $2,023,637 and $1,851,786, respectively.

The following table presents TDRs by class entered into during the years ending December 31, 2016 and 2015, respectively:

		Pre-Modification	Post-Modification
		Outstanding	Outstanding
	Number	Recorded	Recorded
	of Contracts	Investment	Investment

2016

Individual and commercial real estate	1	$ 4,739	$ 4,739
Commercial and agriculture	2	527,333	527,333
Consumer and other	2	2,711	2,711
	5	$ 534,783	$ 534,783

2015

Individual and commercial real estate	5	$ 649,180	$ 649,180
Commercial and agriculture	3	517,235	517,235
Consumer and other	1	25,275	25,275
	9	$ 1,191,690	$ 1,191,690

The Bank had $1,235,351 and $1,046,908 of accruing TDRs at December 31, 2016 and 2015, respectively.  Nonaccrual TDRs were $788,286 and $804,878 at December 31, 2016 and 2015, respectively.  There was $34,900 related to allowance for loan losses included in the reserves related to TDRs at December 31, 2016.  There was no related allowance for loan losses included in the reserves related to TDRs at December 31, 2015.  There were $405,676 in payment defaults or charge-offs reported for TDRs during the year ended December 31, 2016.  There were no payment defaults or charge-offs reported for TDRs during the year ended December 31, 2015.  The Bank has no commitments to lend any additional amounts to customers with outstanding loans that are classified as TDRs.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

The terms of certain other loans were modified during the years ended December 31, 2016 and 2015, that did not meet the definition of a TDR.  The modification of these loans involved either a modification of the terms of a loan to borrowers who were not experiencing financial difficulties or a modification in which the delay in payment was not considered to be significant.  In order to determine whether a borrower is experiencing difficulty, an evaluation is performed of the probability that the borrower would be in payment default on any of its debt in the foreseeable future without the modification.  This evaluation is performed by the Bank in accordance with its loan policy.

Charge-offs net of recoveries for the years ended December 31, 2016 and 2015, segregated by class of loans, are as follows:

	2016	2015

Individual and commercial real estate	$ (324,951)	$ (363,860)
Commercial and agriculture	(147,278)	(137,019)
Consumer and other	(36,606)	(27,397)

	$ (508,835)	$ (528,276)

Loans identified as losses by management, internal loan review and/or bank examiners are charged off.

Credit quality indicators - As part of the on-going monitoring of the credit quality of the Bank's loan portfolio, management tracks certain credit quality indicators including trends related to (i) the risk rating of loans, (ii) the level of classified loans, (iii) net charge-offs, (iv) non-performing loans (see details above) and (v) the general economic conditions in Arkansas.

The Bank assigns a risk rating classification from 1 to 8 to each individual loan or lending relationship.  A general description of the characteristics of the 8 risk ratings is as follows:

•Risk rating 1 - Excellent - Loans in this category are to persons or entities of unquestioned financial strength, a highly liquid financial position, with collateral that is liquid and well managed.  These borrowers have performed without question on past obligations, and the Bank expects their performance to continue.  Internally generated cash flow covers current maturities of long-term debt by a substantial margin.  Loans secured by Bank certificates of deposit and savings accounts, with appropriate holds placed on the accounts, are to be rated in this category.

•Risk rating 2 - Good - These are loans to persons or entities with strong financial condition and above average liquidity who have previously satisfactorily handled their obligations with the Bank.   Collateral securing the Bank's debt has a LTV consistent with these policy guidelines.  Internally generated cash flow covers current maturities of long-term debt more than adequately.

•Risk rating 3 - Pass - Loans to persons or entities with an average financial condition, adequate collateral margins, adequate cash flow to service long-term debt, and net worth comprised mainly of fixed assets are included in this category.  These entities are minimally profitable now, with projections indicating continued profitability into the foreseeable future.  Closely held corporations or businesses where a majority of the profits are withdrawn by the owners or paid in dividends are included in this category.  Unsecured loans to individuals supported by strong financial statements and on which repayment is satisfactory also may be included in this classification.  Overall, these loans are basically sound.

•Risk rating 4 - Watch - These loans are characterized by borrowers who have marginal cash flow, marginal profitability, or have experienced an unprofitable year and a declining financial condition.  The borrower has in the past satisfactorily handled debts with the Bank, but in recent months has either been late, delinquent in making payments, or made sporadic payments.  While the Bank continues to be adequately secured, margins have decreased or are decreasing, despite the borrower's continued satisfactory condition.  Other characteristics of borrowers in this class include inadequate credit information, weakness of financial statement and repayment capacity, but with collateral that appears to limit exposure.  This classification includes loans to established

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NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

borrowers that are reasonable margined by collateral, but where potential for improvement in financial capacity appears limited.

•Risks rating 5 - Special Mention - Loans in this category have potential weaknesses that deserve management's close attention.  If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the asset or in the institution's credit position at some future date.  Special mentions assets are not adversely classified and do not expose an institution to sufficient risk to warrant adverse classification.

•Risk rating 6 - Substandard - A loan classified as substandard is inadequately protected by the current sound worth and paying capacity of the borrower or the collateral pledged, if any.  Assets so classified must have a well-defined weakness, or weaknesses, that jeopardize the liquidation of the debt.  They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

•Risk rating 7 - Doubtful - A loan classified as doubtful has all the weaknesses inherent in a loan classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.  These are poor quality loans in which neither the collateral, if any, nor the financial condition of the borrower presently ensure collectability in full in a reasonable period of time; in fact, there is permanent impairment in the collateral securing the loan.

•Risk rating 8 - Loss - Loans classified as loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted.  Assets classified as loss should be charged-off in the period in which they became uncollectible.

Classified loans for the Bank include loans in risk ratings 6, 7 and 8. Loans may be classified, but not considered impaired, due to one of the following reasons: (1) The Bank has established minimum dollar amount thresholds for loan impairment testing, loans rated 6 - 8 that fall under the threshold amount are not individually tested for impairment, (2) of the loans that are above the threshold amount and tested for impairment, after testing, some are considered to not be impaired and are not included in impaired loans.  Total classified loans were $4,625,549 and $3,856,008 as of December 31, 2016 and 2015, respectively.

The following table presents a summary of loans by credit risk rating as of December 31, 2016 and 2015, segregated by class of loans.

	Risk Rating 1-5	Risk Rating 6	Risk Rating 7	Risk Rating 8	Total
2016
Individual and commercial real estate	$ 77,608,041	$ 2,141,570	$ -	$ -	$ 79,749,611
Commercial and agriculture	32,017,234	2,438,789	-	-	34,456,023
Consumer and other	4,578,968	45,190	-	-	4,624,158

	$ 114,204,243	$ 4,625,549	$ -	$ -	$ 118,829,792

2015
Individual and commercial real estate	$ 31,583,596	$ 2,384,129	$ -	$ -	$ 33,967,725
Commercial and agriculture	32,299,861	1,204,588	-	-	33,504,449
Consumer and other	6,917,254	267,291	-	-	7,184,545

	$ 70,800,711	$ 3,856,008	$ -	$ -	$ 74,656,719

Note 5)Allowance for loan losses:

Allowance for loan losses - The allowance for loan losses is a reserve established through a provision for loan losses charged to expense, which represents management's best estimate of probable losses that have been incurred within the existing portfolio of loans.  The allowance, in the judgment of management, is necessary to reserve for estimated loan losses and risks inherent in the loan portfolio.  The Bank's allowance for loan loss methodology includes allowance allocations calculated

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

in accordance with Accounting Standards Codification (ASC) Topic 310, Receivables, and allowance allocations calculated in accordance with ASC Topic 450, Contingencies.  Accordingly, the methodology is based on historical loss experience by type of credit and internal risk grade, specific homogeneous risk pools and specific loss allocations, with adjustments for current events and conditions.  The Bank's process for determining the appropriate level of the allowance for loan losses is designed to account for credit deterioration as it occurs.  The provision for loan losses reflects loan quality trends, including the levels of and trends related to nonaccrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries, among other factors.  The provision for loan losses also reflects the totality of actions taken on all loans for a particular period.  In other words, the amount of the provision reflects not only the necessary increases in the allowance for loan losses related to newly identified criticized loans, but it also reflects actions taken related to other loans including, among other things, any necessary increases or decreases in required allowances for specific loans or loan pools.

The allowance for loan losses is determined quarterly based on management's assessment of several factors such as (1) historical loss experience based on volumes and types, (2) reviews or evaluations of the loan portfolio and allowance for loan losses, (3) trends in volume, maturity and composition, (4) off balance sheet credit risk, (5) volume and trends in delinquencies and nonaccruals, (6) lending policies and procedures including those for loan losses, collections and recoveries, (7) national, state and local economic trends and conditions, (8) concentrations of credit that might affect loss experience across one or more components of the loan portfolio, (9) the experience, ability and depth of lending management and staff and (10) other factors and trends that will affect specific loans and categories of loans.

As management evaluates the allowance for loan losses, it is categorized as follows: (1) specific allocations, (2) allocations for classified assets with no specific allocation, (3) general allocations for each major loan category and (4) unallocated portion.

Specific allocations are made when factors are present requiring a greater reserve than would be required when using the historical loss and other factor allocation.  As a general rule, if a specific allocation is warranted, it is the result of an analysis of a previously classified credit or relationship.  The Bank's evaluation process in specific allocations includes a review of appraisals or other collateral analysis.  These values are compared to the remaining outstanding principal balance.  If a loss is determined to be reasonably possible, the possible loss is identified as a specific allocation.  If the loan is not collateral dependent, the measurement of loss is based on the expected future cash flows of the loan.

Management recognizes that unforeseen risks are inherent in the loan portfolio, and seeks to quantify, to the extent possible, factors that affect both the value and collectability of the asset. Relative to ASC Topic 310, the Bank has identified the following risk factors that have the potential to affect loan quality, and correspondingly, loan recognition.  The factors are identified as (1) lending policies and procedures, (2) economic outlook and business conditions, (3) level and trend in delinquencies, (4) concentrations of credit and (5) external factors and competition.  It is likely that these factors and the allowance methodology will continue to evolve over time.

The Bank establishes general allocations for each major loan category.  This section also includes allocations to loans which are collectively evaluated for loss such as one-to-four family owner occupied residential real estate loans and other consumer loans.  The allocations in this section are based on an analysis of historical losses for each loan category.  Management gives consideration to trends, changes in loan mix, delinquencies, prior losses and other related information.

Allowance allocations other than specific, classified and general are included in the unallocated portion.  While allocations are made for loans based upon historical loss analysis, the unallocated portion is designed to cover the uncertainty of how current economic conditions and other uncertainties may impact the existing loan portfolio.  Factors to consider include national and state economic conditions such as increases in unemployment, real estate value changes, the volatility in the stock market and the unknown impact of various government initiatives.  The unallocated reserve addresses inherent probable losses not included elsewhere in the allowance for loan losses.  While calculating allocated reserve, the unallocated reserve supports uncertainties within the loan portfolio.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

The following table details activity in the allowance for loan losses by portfolio segment for the years ended December 31, 2016 and 2015.  Allocation of a portion of the allowance to one category of loans does not preclude its availability to absorb losses in other categories.

	Individual and commercial real estate	Commercial and agriculture	Consumer and other	Unallocated	Total

2016

Balance January 1	$ 980,779	$ 234,742	$ 23,705	$ 26,200	$ 1,265,426

Provision for loan losses	592,629	335,722	42,849	(26,200)	945,000
Recoveries	36,030	90,356	9,968	-	136,354
Charge-offs	(360,981)	(237,634)	(46,574)	-	(645,189)

BalanceDecember31	$ 1,248,457	$ 423,186	$ 29,948	$ -	$ 1,701,591

	Individual and commercial real estate	Commercial and agriculture	Consumer and other	Unallocated	Total

2015

Balance January 1	$ 909,344	$ 247,662	$ 36,296	$ 26,200	$ 1,219,502

Provision for loan losses	435,295	124,099	14,806	-	574,200
Recoveries	88,604	52,588	2,030	-	143,222
Charge-offs	(452,464)	(189,607)	(29,427)	-	(671,498)

BalanceDecember31	$ 980,779	$ 234,742	$ 23,705	$ 26,200	$ 1,265,426

The allowance for loan losses at December 31, 2016 and 2015, is allocated as follows:

	Individual and commercial real estate	Commercial and agriculture	Consumer and other	Unallocated	Total

2016

Loans individually evaluated
for impairment	$ 12,755	$ 35,852	$ -	$ -	$ 48,607
Loans collectively evaluated
for impairment	1,235,702	387,334	29,948	-	1,652,984

BalanceDecember31	$ 1,248,457	$ 423,186	$ 29,948	$ -	$ 1,701,591

2015

Loans individually evaluated
For impairment	$ 11,410	$ 44,052	$ -	$ -	$ 55,462
Loans collectively evaluated
For impairment	969,369	190,690	23,705	26,200	1,209,964

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Balance December31	$ 980,779	$ 234,742	$ 23,705	$ 26,200	$ 1,265,426

The Bank's recorded investment in loans as of December 31, 2016 and 2015, related to each balance in the allowance for loan losses by portfolio segment and disaggregated on the basis of the Bank's impairment methodology is as follows:

	Individual and commercial real estate	Commercial and agriculture	Consumer and other	Total
2016

Loans individually evaluated
for impairment	$ 1,349,594	$ 936,496	$ -	$ 2,286,090
Loans collectively evaluated
for impairment	78,400,017	33,519,527	4,624,158	116,543,702

Balance December 31	$ 79,749,611	$ 34,456,023	$ 4,624,158	$ 118,829,792

2015

Loans individually evaluated
for impairment	$ 393,599	$ 316,784	$ 24,231	$ 734,614
Loans collectively evaluated
for impairment	33,574,126	33,187,665	7,160,314	73,922,105

Balance December 31	$ 33,967,725	$ 33,504,449	$ 7,184,545	$ 74,656,719

Loan maturities as of December 31, 2016 and 2015, are as follows:

	2016	2015

Within one year	$ 26,982,969	$ 12,278,869
Two through three years	23,665,247	22,337,104
Four through five years	29,053,729	16,053,899
After five years	39,127,847	23,986,847

	$ 118,829,792	$ 74,656,719

Note 6)Premises and equipment:

Premises and equipment at December 31, 2016 and 2015, consists of:

	2016	2015

Land	$ 2,182,754	$ 2,427,989
Building and improvements	1,934,803	1,659,127
Furniture and equipment	1,621,253	1,268,847
Construction in progress	2,077,260	-
	7,816,070	5,355,963
Accumulated depreciation	(1,127,660)	(972,634)

	$ 6,688,410	$ 4,383,329

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Depreciation expense was $199,819 and $156,660 for the years ended December 31, 2016 and 2015, respectively.

During 2016 and 2015, the Bank leased certain premises under operating leases with an affiliated entity.  Total rent expense paid to the affiliated entity during the years ended December 31, 2016 and 2015, was $62,354 and $60,204, respectively.

The Bank leases certain equipment under operating leases for varying periods of time.  Total lease expense for the years ended December 31, 2016 and 2015, was $19,188 and $20,988, respectively.  Future minimum payments under non-cancellable operating leases for equipment that have an initial or remaining term in excess of one year at December 31, 2016, are as follows:

2017	$ 136,677
2018	88,727
2019	28,800
2020	30,000
Thereafter	87,000

$ 371,204

Note 7)Intangible assets:

Intangible assets at December 31, 2016 and 2015, consist of goodwill.  Amortization expense related to the Bank's core deposit intangible completed in 2015.

Note 8)Deposits:

Maturities of time deposits at December 31, 2016, are as follows:

2017	$ 50,065,973
2018	9,377,341
2019	3,043,283
2020	2,709,356
Thereafter	18,362,607

$ 83,558,560

Note 9)Borrowed funds:

The Bank has in place credit agreements with various financial institutions that provide borrowings of up to $24,114,000 on a revolving credit basis.  No funds have been disbursed to the Bank under these agreements at December 31, 2016 and 2015.

Federal funds purchased generally mature within one to four days from the transaction date or are due on demand.  There were no federal funds purchased at December 31, 2016 and 2015.

Note 10)Federal Home Loan Bank advances:

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Federal Home Loan Bank (FHLB) advances are collateralized by a blanket pledge of certain real estate mortgage loans. The Bank's advances totaling $20,200,000 and $11,000,000 had a weighted average interest rate of 1.335% and 1.415% at December 31, 2016 and 2015, respectively.

All FHLB advances are scheduled to mature as follows:

2017	$ 9,500,000
2018	6,200,000
2019	500,000
2020	2,500,000
Thereafter	1,500,000

$ 20,200,000

Note 11)Transactions with related parties:

The Bank has entered into transactions with its executive officers, directors, significant shareholders and their affiliates (related parties).  Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.  The aggregate amount of loans to such related parties at December 31, 2016 and 2015, are as follows:

	2016	2015

Beginning balance	$ 2,256,014	$ 2,472,889
New loans	2,706,533	878,272
Repayments	(1,793,688)	(1,095,147)

Ending balance	$ 3,168,859	$ 2,256,014

Deposits from related parties held by the Bank at December 31, 2016 and 2015, totaled $2,296,018 and $3,007,926, respectively.

Note 12)Income taxes:

The provision for income taxes for the years ended December 31, 2016 and 2015, is summarized as follows:

	2016	2015
Current
Federal	$ 1,239,803	$ 825,496
State	253,936	169,078
	1,493,739	994,574
Deferred (benefit)
Federal	(72,800)	226,166
State	(14,809)	46,323
	(87,609)	272,489

Provision for income taxes	$ 1,406,130	$ 1,267,063

The effective income tax rate was 38.3% and 38.0% for 2016 and 2015, respectively.  The effective rates differ from the

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

enacted federal income tax rate due primarily to state income taxes, tax-exempt interest income, depreciation, and the allowance for loan losses.

Deferred taxes are recognized for the expected future tax consequences of the temporary differences between the carrying amounts and the tax bases of assets and liabilities.  Net deferred taxes are included in "Other assets" or "Other liabilities" on the statement of financial position as appropriate.  The components of the net deferred tax at December 31, 2016 and 2015, are as follows:

	2016	2015

Deferred tax assets
Allowance for loan losses	$ 651,540	$ 466,300
Net unrealized losses on securities available for sale	89,867	32,136
Other	-	98,842
	741,407	597,278

Deferred tax liabilities
Cash basis adjustments	386,296	626,535
Premises and equipment	294,213	132,763
Other	77,476	-
	757,985	759,298

Net deferred tax liability	$ (16,578)	$ (162,020)

The Bank files Federal and Arkansas state income tax returns, which are open and subject to examinations by taxing authorities from the 2013 tax year forward.

Note 13)Supervisory agreement:

On August 24, 2010, the Bank entered into a supervisory agreement with the Office of the Comptroller of the Currency (OCC), the Bank's primary regulator, in response to concerns raised in the Bank's regulatory examination.  The agreement required, among other things:

•Development of a plan to attain required capital levels, development of an updated business/strategic plan, revisions to the Bank's loan policy, enhanced loan portfolio management, establishment of an independent loan review system, corrections of certain violations of banking law, and maintain the reserve for loan losses at an appropriate level.

•Enhanced management, Board of Directors, and Compliance Committee oversight.

•Strengthening the Bank's capital position, including a requirement that the Bank maintain a minimum Tier 1 capital ratio of 9.0%, and a minimum total risked-based capital ratio of 13.0%.

The supervisory agreement prohibited the Bank from paying dividends on its common or preferred stock without an OCC written notice of non-objection.  The supervisory agreement was terminated in April 2015.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 14)Regulatory matters:

Dividend restriction -

The Bank is subject to certain restrictions on the amount of dividends it may declare without prior regulatory approval.  For 2016, approximately $1,502,000 of retained earnings was available for dividend declaration without prior regulatory approval.

Capital requirements -

The Bank is subject to various regulatory capital requirements administered by federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct and material effect on the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures for assets, liabilities, and certain off balance sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

On July 2, 2013, the Board of Governors of the Federal Reserve System approved a final rule that establishes an integrated regulatory capital framework.  The rule implements the Basel III regulatory capital reforms from the Basel Committee on Banking Supervision and certain changes required by the Dodd-Frank Act.  In general, under the new rules, minimum requirements have increased for both the quantity and quality of capital held by banking organizations.  Consistent with the Basel framework, the new rules include a new minimum ratio of common equity Tier 1 capital to risk-weighted assets of 4.5% and a common equity Tier 1 capital conservation buffer of 2.5% of risk-weighted assets that applies to all supervised financial institutions.  The rule also raises the minimum ratio of Tier 1 capital to risk weighted assets from 4.0% to 6.0% and includes a minimum leverage ratio of 4.0% for all banking organizations.  The new rules, which became effective on January 1, 2015, change the methodology for calculating risk-weighted assets to enhance risk sensitivity and also implement strict eligibility criteria for certain regulatory capital instruments, by excluding trust preferred securities, mortgage servicing rights and certain deferred tax assets, and including unrealized gains and losses on available for sale debt and equity securities.  Management believes, as of December 31, 2016 and 2015, that the Bank met the minimum capital adequacy requirements to which it is subject.

As of December 31, 2016, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized the Bank must maintain total risk-based, Tier I risk-based, Tier I leverage, and common equity ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts, stated in 000's, and ratios as of December 31, 2016 and 2015, are presented in the following table.

					Minimum To Be Well
			Minimum For Capital		Capitalized Under Prompt
	Actual		Adequacy Purposes		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

2016

Total Capital
(to risk-weighted assets)	$ 18,412	15.5%	$ 9,529	8.0%	$ 11,912	10.0%
Tier I Capital
(to risk-weighted assets)	16,919	14.2	7,147	6.0	9,529	8.0
Tier I Capital

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

(to average assets)	16,919	11.6	5,825	4.0	7,282	5.0
Common Equity
(to risk-weighted assets)	16,919	14.2	5,360	4.5	7,743	6.5

					Minimum To Be Well
			Minimum For Capital		Capitalized Under Prompt
	Actual		Adequacy Purposes		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio

2015

Total Capital
(to risk-weighted assets)	$ 15,537	22.5%	$ 5,534	8.0%	$ 6,917	10.0%
Tier I Capital
(to risk-weighted assets)	14,668	21.2	4,150	6.0	5,534	8.0
Tier I Capital
(to average assets)	14,668	14.8	3,964	4.0	4,955	5.0
Common Equity
(to risk-weighted assets)	14,668	21.2	3,113	4.5	4,496	6.5

Note 15)Concentration of credit:

The Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers concentrated within its principal market area.  Generally, such customers are depositors of the Bank.  Investments in state and municipal securities also have involved governmental entities primarily within the Bank's market area.  The concentrations of credit by type of loan are set forth in Note 4.  The distribution of commitments to extend credit approximates the distribution of loans outstanding.  Commercial and standby letters of credit were granted primarily to commercial borrowers.  Generally, the Bank does not extend credit to any single borrower or group of related borrowers in excess of $3,694,000.

Note 16)Significant estimates and concentrations of credit risk:

The current economic environment presents financial institutions with unusual circumstances and challenges which in some cases have resulted in large declines in the fair values of investments and other assets, constraints on liquidity and significant credit quality problems, including volatility in the valuation of real estate and other collateral supporting loans.  The financial statements have been prepared using values and information currently available to the Bank.

Given the volatility of current economic conditions, the values of assets and liabilities recorded in the financial statements could change rapidly, resulting in material future adjustments in asset values, the allowance for loan losses and capital that could negatively impact the Bank's ability to meet regulatory capital requirements and maintain sufficient liquidity.

Estimates related to the allowance for loan losses and certain concentrations of credit risk are reflected in Note 4.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 17)Legal contingencies:

From time to time the Bank is subject to litigation and claims arising out of the normal course of business.  Management evaluates these contingencies based on information currently available, including advice of counsel and assessment of available insurance coverage.  Although it is not possible to predict the ultimate resolution or financial liability with respect to these litigation contingencies, management is of the opinion that the outcome of pending and threatened litigation would not have a material effect on the Bank's financial position or results of operations.

Note 18)Off balance sheet activities:

In the normal course of business, the Bank has outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements.  The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments.  The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the statement of financial condition.

At December 31, 2016 and 2015, financial instruments with the following outstanding contract amounts represent credit risk:

	2016	2015

Commitments to grant loans	$2,917,724	$78,883
Unfunded commitments on lines of credit	8,289,221	22,027,001

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The commitments for equity lines of credit may expire without being drawn upon.  Therefore, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer's credit worthiness on a case-by-case basis.  The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation.  Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Unfunded commitments under certain commercial lines of credit and revolving credit lines are commitments for possible future extensions of credit to existing customers.  These lines of credit are uncollateralized and may not be drawn upon to the total extent to which the Bank is committed.

Standby letters of credit are conditional lending commitments issued by the Bank to guarantee the performance of a customer to a third party.  Those letters of credit are primarily issued to support public and private borrowing arrangements.  Essentially all letters of credit issued have expiration dates within one year.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

Note 19)Disclosures about fair value of financial instruments:

The Bank measures certain of its assets and liabilities on a fair value basis using various valuation techniques and assumptions, depending on the nature of the asset or liability.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the fair value is used either annually or on a non-recurring basis to evaluate certain assets and liabilities for impairment or for disclosure purposes.  The three levels of inputs that may be used to measure fair value are listed below.

•Level 1 Inputs - Quoted prices in active markets for identical assets or liabilities.

•Level 2 Inputs - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices for similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•Level 3 Inputs - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Financial assets and liabilities measured at fair value on a recurring basis include the following:

Securities available for sale -

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  Level 1 securities would include highly liquid government bonds, mortgage products and exchange traded equities.  If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows.  Level 2 securities include U.S. agency securities, mortgage-backed agency securities, and obligations of states and political subdivisions.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.  The Bank's securities available for sale are reported at fair value utilizing Level 2 inputs.

The following table sets forth the Bank's financial assets and liabilities by level within the fair value hierarchy that were measured at estimated fair value on a recurring basis:

		Fair Value Measurement Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
	Estimated	Identical Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

2016

Securities available for sale	$6,890,948	-	$6,890,948	-

2015

Securities available for sale	$7,659,803	-	$7,659,803	-

Certain financial assets and financial liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

example, when there is evidence of impairment).

Financial assets and liabilities measured at fair value on a nonrecurring basis include the following:

Impaired loans -

Loan impairment is reported when full payment under the loan terms is not expected.  Impaired loans are carried at the present value of estimated future cash flows using the loan's existing rate, or the fair value of collateral if the loan is collateral dependent.  A portion of the allowance for loan losses is allocated to impaired loans if the value of such loans is deemed to be less than the unpaid balance.  If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan is confirmed.

Foreclosed assets held for sale -

Foreclosed property is carried at the lower of the recorded investment in the loan or fair value less estimated costs to sell the property.  The fair value for foreclosed property that is based on either observable transactions of similar instruments or formally committed sale prices is classified as a Level 3 measurement.

The following table sets forth the Bank's financial assets and liabilities by level within the fair value hierarchy that were measured at estimated fair value on a nonrecurring basis:

		Fair Value Measurements Using
		Quoted Prices in	Significant Other	Significant
		Active Markets for	Observable	Unobservable
	Estimated	Identical Assets	Inputs	Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

2016

Impaired loans, net	$2,237,483	-	-	$2,237,483
Foreclosed assets held for sale	1,111,523	-	-	1,111,523

2015

Impaired loans, net	$679,152	-	-	$679,152
Foreclosed assets held for sale	1,096,187	-	-	1,096,187

The following table sets forth a summary of changes in the fair value of the Bank's Level 3 assets at December 31, 2016 and 2015.

		Foreclosed
	Impaired	Assets
	Loans, Net	Held For Sale
2016

Balance beginning of year	$ 679,152	$ 1,096,187

Net transfers	1,677,088	751,965
Write-downs	(118,757)	(167,308)
Sales	-	(569,321)

Balance end of year	$ 2,237,483	$ 1,111,523

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

2015

Balance beginning of year	$ 1,076,939	$ 909,955

Net transfers	(383,516)	471,259
Write-downs	(14,271)	(41,527)
Sales	-	(243,500)

Balance end of year	$ 679,152	$ 1,096,187

The following table presents information related to Level 3 nonrecurring fair value measurements at December 31, 2016 and 2015:

Description	Technique	Unobservable Inputs	2016	2015

Impaired loans, net	Appraisal or discounted	1) Management discount	$2,237,483	$679,152
	cash flows	based on underlying
		collateral characteristics
		and market conditions
		2) Life of loan

Foreclosed assets	Appraisal or discounted	1) Management discount	1,111,523	1,096,187
held for sale	cash flows	based on underlying
		collateral characteristics
		and market conditions
		2) Life of loan
		3) Holding period

The following methods and assumptions were used to estimate the fair value of financial instruments that are not disclosed above:

Cash and cash equivalents -

The carrying amounts of cash and due from banks and federal funds sold reported in the statements of financial condition approximate their estimated fair values.

Net loans receivable -

The fair value of loans is estimated by discounting the future cash flows, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.  Loans with similar characteristics were aggregated for purposes of the calculations.  The carrying amount of accrued interest receivable approximates its fair value.

Deposits -

The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date (i.e. their carrying amount).  The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities.  The carrying amount of accrued interest payable approximates its fair value.

Federal Home Loan Bank advances -

The carrying amounts of Federal Home Loan Bank (FHLB) advances reported in the statements of financial condition

STONE BANK

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2016 AND 2015

approximate their estimated fair values.

Commitments to extend credit, letters of credit, and lines of credit -

The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.  For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.  The fair values of letters of credit and lines of credit are based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

The following table represents estimated fair values of the Bank's financial instruments.  The fair values of certain instruments were calculated by discounting expected cash flows.  This method involves significant judgments by management considering the uncertainties of economic conditions and other factors inherent in the risk management of the financial instruments.  Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.  Because no market exists for certain financial instruments and because management does not intend to sell these financial instruments, the Bank does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

	December 31, 2016		December 31, 2015
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial assets:
Cash and cash equivalents	$ 7,916,109	$ 7,916,109	$ 3,514,644	$ 3,514,644
Securities available for sale	6,890,948	6,890,948	7,659,803	7,659,803
Net loans receivable	117,128,201	120,827,000	73,391,293	78,220,000

Financial liabilities:
Deposits	112,750,001	110,923,000	76,335,988	75,441,000
FHLB advances	20,200,000	20,080,000	11,000,000	10,871,000

The fair value of commitments to extend credit and letters of credit is not presented since management believes the fair value to be insignificant.

Note 20)Subsequent events:

Management has evaluated subsequent events through May 12, 2017, the date which the financial statements were available for release.  Management is not aware of any subsequent events that would require recognition or disclosure in the financial statements.